AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 2008
REGISTRATION NO. 333-137032

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INNOVATIVE CARD TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	3670	90-0249676
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

10880 Wilshire Blvd., Suite 950
Los Angeles, CA 90024
310-312-0700
(Address and telephone number of principal executive offices)

10880 Wilshire Blvd., Suite 950
Los Angeles, CA 90024
(Address of principal place of business or intended
principal place of business)

Steven Delcarson
10880 Wilshire Blvd., Suite 950
Los Angeles, CA 90024
310-312-0700
(Name, address and telephone number of agent for service)

Copies to:

Richard Friedman, Esq.
David B. Manno, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 (COVER CONTINUES ON FOLLOWING PAGE)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
☐ Large accelerated filer
☒ Accelerated filer
☐ Non-accelerated filer
☐ Smaller reporting company

Note Regarding Combined Prospectus and Registration:
This Post Effective Amendment No 2 to Registration Statement on Form S-1 contains a combined prospectus pursuant to Rule 429 of Regulation C of the Securities Act with respect to the following, previously filed Registration Statements:

(i)	Post Effective Amendment No. 1 to Form SB-2, filed on May 11, 2007, File No. 333-137032;
(ii)	Registration Statement on Form SB-2 filed August 31, 2006, as amended, File No. 333-137032;
(iii)	Registration Statement on Form SB-2 filed July 12, 2006, as amended, File No. 333-135715;
(iv)	Registration Statement on Form SB-2 filed November 8, 2005, as amended, File No. 333-129564; and
(v)	Registration Statement on Form SB-2 filed October 19, 2004, as amended, File No. 333-119814.

Note Regarding Registration Fees:
All fees for the registration of the shares registered on this Post Effective Amendment No.2 were paid upon the initial filing of the previously filed registration statements covering such shares, as noted above. No additional shares are registered and accordingly, no additional fees are payable.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED MAY 9, 2008
PROSPECTUS

Innovative Card Technologies, Inc.

23,345,610 Shares of Common Stock

This prospectus relates to the resale by selling stockholders of up to 23,345,610 shares of our common stock, par value $.001 per share. We will not receive any proceeds from such sales.

All of the common shares being registered herein were previously covered by one or more prospectuses which are no longer effective and should not be relied upon. This combined prospectus is made under Rule 429 of Regulation C of the Securities Act, and this prospectus replaces and supersedes the prior prospectuses covering the foregoing shares of common stock.

This offering is not being underwritten. These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders, incurred in connection with the offering described in this prospectus. Our common stock and warrants are more fully described in the section of this prospectus entitled "Description of Securities."

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling stockholders. See "Plan of Distribution."

The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any of the proceeds from the sale of those shares being sold by the selling stockholders. We will pay the expenses of registering these shares.

Our common stock is listed on the NASDAQ Capital Market under the symbol “INVC”. The last reported sales price per share of our common stock as reported by the NASDAQ Capital Market on May 6, 2008 was $1.83.

The Securities offered hereby involve a high degree of risk.

See "Risk Factors" beginning on page 3.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is ______, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

INNOVATIVE CARD TECHNOLOGIES, INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "InCard", "Company", "we," "us," or "our" refer to Innovative Card Technologies, Inc. and our wholly owned subsidiary PSA Co.

General

We develop and market secure powered cards for payment, identification, physical and logical access applications. Our main product, the ICT DisplayCard, integrates the security of a one-time password token directly into a card the size of a standard credit or debit card. A token is a portable physical device, typically in a key-fob form factor, that generates the one-time password (also referred to as a one-time passcode). At the push of a button on the back of the ICT DisplayCard, a one-time passcode (OTP) is shown on the card’s integrated display. During a transaction, this number is entered into a user interface with other information (such as the user’s static PIN and login name). This information is relayed to a backend system for multi-factor authentication. InCard does not provide the backend authentication server, but rather will integrate the ICT DisplayCard into authentication systems provided by other companies including distributors and other resellers of the ICT DisplayCard. The ICT DisplayCard’s OTP authentication works like tokens issued by VASCO, RSA, and ActivIdentity, but in a more convenient, wallet-sized card form factor.

Our corporate offices are located at 10880 Wilshire Boulevard, Suite 950, Los Angeles, California 90024. Our telephone number is (310) 312-0700. Our website address is http://www.incardtech.com. The contents of our website are not incorporated into this filing. Further, our reference to this website is intended to be inactive textual reference only.

THE OFFERING

Common stock being offered by Selling Stockholders	Up to 23,345,610 shares

NASDAQ Symbol	INVC

Risk Factors
The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently believes are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

We are an early stage company with an unproven business strategy. Our limited history of operations makes evaluation of our business and prospects difficult.

Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Since our incorporation on November 22, 2002, we have primarily been and continue to be involved in development of products using our power inlay technology and marketing these products to industry partners. In 1998, Alan Finkelstein commenced commercialization of our first product, the LensCard, and entered into license agreements with banks and credit card issuers, most of which have terminated. After discovering the possibility of placing power into an International Organization of Standards (ISO) compliant card, we began to focus our efforts on the development of our power inlay technology and not on the marketing of the LensCard. For these reasons, we expect that future orders for the LensCard will be insignificant. We closed our first commercial sale of our ICT DisplayCard, which uses our power inlay technology, in the fourth quarter of 2007. Although management believes that our power inlay technology and products under development have significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives.

Our independent registered public accounting firm has cited our ability to continue as a going concern.

Our auditors have added an explanatory paragraph to their opinion on our financial statements for the year ended December 31, 2007 because of concerns about our ability to continue as a going concern. These concerns arise from the fact that we have not yet established an ongoing source of revenues sufficient to cover our operating costs and that we must raise additional capital in order to continue to operate our business. If we fail to generate positive cash flows or obtain additional financing when required, we may have to modify, delay or abandon some or all of our business and expansion plans.

We have an accumulated deficit of $28,067,183 as of December 31, 2007 and we may never achieve profitability

We have incurred significant net losses every year since our inception, including net losses of $14,333,622 and $6,866,614 for the fiscal years ending December 31, 2007 and 2006, respectively. As of December 31, 2007, we had an accumulated deficit of $28,067,183. These losses have resulted principally from expenses incurred in our research and development programs and general and administrative expenses. To date we have not generated significant revenues. We have used capital raised in October 2005, May 2006, January 2008 and April 2008 to sustain operations through the date of this prospectus. We anticipate that we will continue to incur substantial operating losses based on projected sales revenues less manufacturing, general and administrative and other operating costs for an indefinite period of time. However, we cannot assure you that we will ever be profitable.

To be successful we may require additional capital, which we may be unable to obtain.

We believe that our current cash, combined with anticipated revenue collections, will be sufficient to fund our operations for the next 12 months.  As we are in the early stage of manufacturing and have not sold substantial quantities of our products, we are unable to determine the amount of additional capital we will need to become successful. Unless we are able to generate significant sales from the ICT DisplayCard that cover the manufacturing costs and operating overhead, we will continue to incur net losses that exceed our revenue. We currently do not have any binding commitments for, or readily available sources of, additional financing, and we cannot assure you that such funding will be available at all or available on terms acceptable to us.

We depend on a limited number of suppliers, and we will be unable to manufacture or deliver our products if shipments from these suppliers stop, are late or are otherwise interrupted.

We obtain the battery, a key component for our power inlay technology, from a single source on a purchase order basis from Solicore, Inc. In the event of a disruption or discontinuation in supply, we could not obtain replacement batteries on a timely basis, which would disrupt our operations, delay production for up to one year and impair our ability to manufacture and sell our products.

We obtain the display, a key component for the ICT DisplayCard, from a single source, SmartDisplayer, under a written agreement. In the event of a disruption or discontinuation in supply, we could not obtain replacement displays on a timely basis, which would disrupt our operations, delay production for up to one year and impair our ability to manufacture and sell our ICT DisplayCard.

We assemble our ICT DisplayCard, using a single source, NagraID, under a written agreement by issuing written purchase orders that we pay in advance. We believe that we would be unable to obtain on a timely basis alternative sources for assembly in the event of a disruption, which would disrupt our operations, delay production for up to one year and impair our ability to manufacture and sell our ICT DisplayCard.

Our dependence upon outside suppliers exposes us to risks, including:

•	the possibility that our suppliers will experience major disruptions in production, which is exacerbated by the fact that we are the major customer of our suppliers;
•	the solvency of our suppliers and the potential that our suppliers will be solely dependent upon us;
•	the potential inability of our suppliers to obtain required components or products;
•	reduced control over pricing, quality and timely delivery, due to the difficulties in switching to alternative suppliers;
•	the potential delays and expense of seeking alternative sources of suppliers; and
•	increases in prices of key components.

If we are not able to devote adequate resources to product development and commercialization, we may not be able to develop our products.

Our business strategy is to develop and market new products using our power inlay technology that can enhance payment and other information-bearing plastic cards. We believe that our revenue growth and profitability, if any, will substantially depend upon our ability to:

•	continuing to fund research and development endeavors;

•	complete development of new products; and
•	successfully introduce and commercialize new products.

If we do not devote adequate resources to our product development efforts, we may be unable to develop our products, which would adversely affect our revenue growth and profitability.

If we or our suppliers fail to adequately protect our proprietary rights, third parties could use our technology, or very similar technology, and could reduce our ability to compete in the market, and any proprietary rights litigation could be time-consuming and expensive to prosecute and defend.

Establishment of patents and other proprietary rights by us and our suppliers is important to our success and our competitive position. Performance in the payment card industry can depend, among other factors, on patent protection. Our policy is to identify patentable inventions developed by our company, and to seek to acquire patent rights for such inventions. We mainly develop and patent technology in the fields of card enhancements and methods of card manufacturing. We seek to obtain a reasonably broad territorial protection for our patented technologies. We usually file initial patent applications in the United States, and subsequently file corresponding applications in   foreign countries depending on the relevant circumstances. We may elect to forego patent protection for some of our proprietary technologies and treat such technologies as trade secrets. Despite our efforts to establish and protect our patents, trade secrets or other proprietary rights, unauthorized parties may attempt to copy aspects of our technology or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights as much as the laws of the United States protect them. Our means of establishing and protecting our proprietary rights may not be adequate, and our competitors may independently develop similar technology, duplicate our products or design around our patents or our other proprietary rights.  We do not have patent protection for our ICT DisplayCard.

Due to the importance of proprietary technology in the payment card industry, our business involves a risk of overlap with third party patents and subsequent litigation with competitors or patent-holders. Any claims, with or without merit, could be time-consuming, result in costly litigation, or cause us to enter into licensing agreements

We depend on key personnel in a competitive market for skilled employees, and failure to retain and attract qualified personnel could substantially harm our business.

We rely to a substantial extent on the management, marketing and product development skills of our key employees and consultants, particularly Steven Delcarson, our President and Chief Executive Officer, Charles Caporale, our Chief Financial Officer, and Craig Nelson, who supervises the manufacturing and testing of the ICT DisplayCard, to formulate and implement our business plan, including the development of our power inlay technology. Our success depends to a significant extent upon our ability to retain and attract key personnel. Competition for employees can be intense in the payment card industry, and the process of locating key personnel with the right combination of skills is often lengthy. The loss of the services of our key personnel may significantly delay or prevent the achievement of product development and could have a material adverse effect on us.

If our future products do not achieve a significant level of market acceptance, it is highly unlikely that we ever will become profitable.

To our knowledge, no enterprise or on-line banking token issuers have adopted power-based card enhancements to date using our power inlay technology on a mass quantity basis. As a result, our ability to enable enterprises to improve and add card functionality, reduce attrition and increase acquisition rates, and enhance security and anti-fraud protection for customers through power-based card enhancements has yet to be proven. The commercial success of our future products will depend upon the adoption of our power inlay technology as a preferred method of applying card enhancements to payment cards. In order to be successful, our future products must meet the technical and cost requirements for card enhancements within the payment card industry. Market acceptance will depend on many factors, including:

•                   our ability to convince prospective strategic partners and customers to adopt our products;
•                   the willingness and ability of prospective strategic partners and customers to adopt our products; and
•                   our ability to sell and service sufficient quantities of our products.

Because of these and other factors, our products may not achieve market acceptance. If our products do not achieve a significant level of market acceptance, demand for our future products will not develop as expected and it is highly unlikely that we ever will become profitable.

We have granted third parties substantial marketing rights to certain of our products and products under development. If the third parties are not successful in marketing our products, we may not be able to commercialize our products.

Some of our agreements with our corporate marketing partners contain no minimum purchase requirements in order for them to maintain their exclusive marketing rights. In the future, third-party marketing assistance may not be available on reasonable terms, if at all. If marketing partners do not order adequate quantities of our products or if we are unable to procure third-party marketing assistance on reasonable terms, we may not be able to commercialize our products, which could negatively impact our results of operations or substantially limit our ability to execute our business strategy.

We may experience customer concentration in the enterprise and on-line banking marketplace, which may expose us to all of the risks faced by our potential material customers.

Until and unless we secure multiple customer relationships in the enterprise and on-line banking marketplaces, we may experience periods during which we will be highly dependent on one or a limited number of customers. Dependence on a single or a few customers will make it difficult to satisfactorily negotiate attractive prices for our products and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us. Moreover, to the extent that we may be dependent on any single customer, we could be subject to the risks faced by that customer to the extent that such risks impede the customer’s ability to stay in business and make timely payments to us.

The power inlay technology has not been proven in full scale production. Failure to develop the prototype scale into mass production may have a material negative effect on our business strategy and operations .

Our power inlay technology has been proven solely during the manufacture of cards in prototype quantities. We have developed an automated process in our laboratory and are now working on mass production. However, our product has yet to be proven to be manufactured in full scale mass production. We are applying our own resources and working in cooperation with other companies that have specialized technical expertise related to the power inlay technology for thin, flexible non-payment cards. We expect to enter into agreements that will grant us ownership or exclusive license rights to the manufacturing process of the power inlay technology for use in credit and other information-bearing plastic cards. Failure to secure or maintain exclusive rights or failure of the prototype technology to successfully transfer to full scale production, without the use of proprietary technology of others, may have a material negative effect on our business strategy and operations.

We rely substantially on third-party manufacturers. The loss of any third-party manufacturer could limit our ability to launch our products in a timely manner, or at all.

To be successful, we must manufacture, or contract for the manufacture of, our future products in compliance with industry standards and on a timely basis, while maintaining product quality and acceptable manufacturing costs. As discussed in the risk factor above, we are working in cooperation with other companies that have specialized technical expertise related to the manufacturing process of our power inlay technology for the ICT DisplayCard. We also currently use a limited number of sources for most of the supplies and services that we use in the manufacturing of our power inlay technology and prototypes. Our manufacturing strategy presents the following risks:

•	delays in the quantities needed for product development could delay commercialization of our products in development;
•	if we need to change to other commercial manufacturers, any new manufacturer would have to be educated in, or develop substantially equivalent processes necessary for, the production of our products;
•
if market demand for our products increases suddenly, our current manufacturers might not be able to fulfill our commercial needs, which would require us to seek new manufacturing arrangements and may result in substantial delays in meeting market demand; and

•	we may not have intellectual property rights, or may have to share intellectual property rights, to any improvements in the manufacturing processes or new manufacturing processes for our products.

Any of these factors could delay commercialization of our products under development, entail higher costs and result in our being unable to effectively sell our products.

Some of our competitors have significantly greater resources than we do and may be able to respond more quickly to new or emerging technologies and changes in customer requirements, which could adversely affect our ability to generate or maintain revenues and be profitable.

We are not aware of any product that is being mass produced (or in the final stages of development) in the same credit card form factor as our ICT DisplayCard that incorporates the token technology. However, there are companies creating tokens and random number generators for use in dual-factor authentication (as an item separate from the transaction card). For example, RSA, Vasco, and VeriSign token devices may be cost competitive to our technology but are not in a credit card form factor. Smart Card, biometrics, and software programs can provide multi-factor authentication competitive to our ICT DisplayCard.

We believe that the principal competitive factors that affect the market for tokens include convenience, price, quality/reliability, ease of use, and distribution cost. We cannot assure you that we will be able to maintain our competitive position against current and potential competitors, especially those with significant marketing, service, support, technical and other competitive resources.

Some of our present and potential competitors have significantly greater financial, technical, marketing, purchasing and other resources than we do, and as a result, may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of products, or to deliver competitive products at a lower end-user price. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of our prospective customers. It is possible that new competitors or alliances may emerge and rapidly acquire significant market share. We cannot guarantee that we will be able to compete successfully against present or future competitors or that competitive pressures will not materially and adversely affect our business, financial condition and results of operations.

Risks Related to our Securities

We do not anticipate paying any cash dividends in the foreseeable future, which may reduce your return on an investment in our common stock.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

Substantial future sales of our common stock in the public market may depress our stock price, which could result in significant losses to you and could limit our ability to raise capital.

As of April 30, 2008, we have 28,535,256 shares of common stock outstanding. Of these shares, 25,674,809 can be traded pursuant to a prospectus or via a transaction pursuant to Rule 144 under the Securities Act of 1933. Of our 6,297,662 warrants outstanding, 4,589,598 have been registered and common stock issued on exercise can be sold pursuant to a prospectus. 3,549,675 shares issuable upon exercise of options issued under our 2004 Stock Incentive Plan and 2007 Equity Incentive Plan were registered as well.

If our stockholders sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock could fall, which could result in a significant loss on any investment you make in our common stock. The sale of a large number of shares could impair our ability to raise needed capital by depressing the price at which we could sell our common stock.

We may raise additional capital through a securities offering that could dilute your ownership interest and voting rights.

Our certificate of incorporation currently authorizes our board of directors to issue up to 75,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of April 30, 2008, after taking into consideration our outstanding common and preferred shares, our board of directors will be entitled to issue up to 46,464,744 additional common shares and 5,000,000 preferred shares. The power of the board of directors to issue these shares of common stock, preferred stock or warrants or options to purchase shares of our stock is generally not subject to stockholder approval.

We may require additional working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.  We cannot assure you that we will be able to raise additional capital on terms that are acceptable to us, or at all.

Our incorporation documents and Delaware law may inhibit a takeover that stockholders consider favorable and could also limit the market price of your stock, which may inhibit an attempt by our stockholders to change our direction or management.

Our amended and restated certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company. Some of these provisions:

•
authorize our board of directors to determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the preferred stock and to fix the number of shares constituting any series and the designation of such series without further action by our stockholders;

•	prohibit stockholders from calling special meetings;
•	prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;
•	establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting; and
•	prohibit stockholder action by written consent, requiring all stockholder actions to be taken at a meeting of our stockholders.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporate Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us, which may prevent or frustrate any attempt by our stockholders to change our management or the direction in which we are heading. These and other provisions in our amended and restated certificate of incorporation and bylaws and under Delaware law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

New rules, including those contained in and issued under the Sarbanes-Oxley act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations that govern publicly held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the Securities and Exchange Commission (the “SEC”). Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

If we are unable to complete our assessment as to the adequacy of our internal control over financial reporting within the required time periods as required by Section 404 of the Sarbanes-Oxley Act of 2002, or in the course of such assessments identify and report material weaknesses in our controls, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on internal control over financial reporting in their Annual Reports on Form 10-K. This report is required to contain an assessment by management of the effectiveness of a company’s internal control over financial reporting. Our non-affiliated market capitalization qualified us as a non-accelerated filer until the end of the 2007 fiscal year. As a result, we are required to include our management’s report on internal control over financial reporting in our Annual Report on Form 10-KSB for the 2007 fiscal year and will not be required to include our auditors’ attestation report on our internal control over financial reporting until we file our Annual Report on Form 10-K for the 2008 fiscal year. We have concluded that, as of December 31, 2007, our internal control over financial reporting was not effective and have identified a number of material weaknesses in our internal control over financial reporting. While we intend to remedy these weaknesses during the current fiscal year, we may be unable to do so. If we fail to implement required new or improved controls, or if our auditors are unable to attest to the effectiveness of our internal control over financial reporting when we file our Annual Report on Form 10-K for the 2008 fiscal year, there may be an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline.

If we trigger an “event of default” under our debt agreements entered into in January 2008 and April 2008, the debt holders could require us to repay the loan in full and force a sale of all of our assets to do so, which could cause our common shareholders to incur a total loss on their investments in us.

Our debt agreements, entered into in January 2008 and April 2008, requires us to adhere to certain covenants to avoid triggering an “event of default.” Failure to remain in compliance could prompt investors to call the debt and demand immediate repayment. We could be forced to seek bankruptcy protection if our loan is called and we are unable to repay the loan in full. All of our assets are pledged to the debt holders. If proceeds from the disposal of our assets are insufficient to repay the loan in full, common shareholders will receive nothing for their stock and suffer a total loss on their investments in us.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	our ability to complete development of our power interlay technology and products under development;

•	our ability to market and manufacture our future products;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; and

•	our ability to raise additional capital when we need it.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders who may sell their shares under this prospectus from time to time. No selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of ownership of our securities. The following table also provides certain information with respect to the selling stockholders' ownership of our securities as of the date of this prospectus, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling stockholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus.

The selling stockholders may transfer, in transactions exempt from the registration requirements of the Securities Act of 1933, some or all of their shares since the date on which the information in the table below is presented. Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements or post effective amendments, as required.

No selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of ownership of our securities except Forest Finkelstein, son of Alan Finkelstein, who provided consulting services to us through December 31, 2007, Donald W. Killian, III, who served on our Board of Directors until his resignation in July 2007 and W. Robert Ramsdell, who is a current board member. This prospectus covers securities that Forest Finkelstein and Donald W. Killian each purchased pursuant to the private placement we completed on October 19, 2005 and W. Robert Ramsdell purchased pursuant to the private placement we completed on May 20, 2006.

Name of Selling Security Holders	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering (1)	Percentage Owned After Offering **
Andrew Lessman (4)	667,000	667,000	0	0

Apex Investment Fund (2)(3)(4)(6)	416,500	416,500	0	0

Barry Nash (2)	25,000	25,000	0	0

Bear Stearns Securities Corp. Custodian J. Steven Emerson IRA RO (2)(3)(7)	800,000	800,000	0	0

Bear Stearns Securiteis Corp. Custodian J. Steven Emerson IRA RO II (3)(8)	600,000	600,000	0	0

Bradley Ross (3)(9)	2,026,022	900,000	1,126,022	3.96%

Briana Crane (2)	1,500	1,500	0	0

Bristol Investment Fund, Ltd. (2)(3)(10)	525,000	442,500	82,500	*

BSR Investments, Ltd. (2)(5)(11)	1,921,724	1,241,724	680,000	2.39%

Bruce Friedman (3)(12)	75,000	75,000	0	0

Bruce Newberg Trustee, Newberg Family Trust UTA DTD 12/18/90 (4)(13)	100,000	100,000	0	0

CE Unterberg, Towbin, LLC (3)(14)	117,600	117,600	0	0

Charles B. Runnels Family Trust DTD 10-14-93 Charles B. Runnels & Amy Jo Runnels TTEES (3)(15)	37,500	37,500	0	0

Colette Savage (2)	20,000	20,000	0	0

Cort Wagner (2)(3)(16)	32,500	32,500	0	0

Credit Agricole Indosuez (2)(17)	35,000	35,000	0	0

Crystal Research Associates (5)(18)	100,000	100,000	0	0

David Castaneda (2)(19)	100,000	50,000	50,000	*

David Hsu & Michael Tan (3)(20)	9,000	9,000	0	0

David Mun-Gavin (2)(3)(21)	62,500	62,500	0	0

Dean Devlin Trust (2)(22)	112,500	112,500	0	0

Dennis Shea (5)(23)	2,250	2,250	0	0

Derry Cook (2)	25,000	25,000	0	0

Diana Kessler (3)(24)	250,000	125,000	125,000	*

Donald W. Killian III (4)	33,000	33,000	0	0

Dorette Marozeau (2)	50,000	50,000	0	0

Doug Stone (3)(25)	75,000	75,000	0	0

Eileen Schwagerl (5)(26)	750	750	0	0

Emerson Family Foundation (4)(27)	75,000	75,000	0	0

Emerson Partners (4)(28)	75,000	75,000	0	0

Eugene Hong (3)(29)	43,500	43,500	0	0

Finkelstein Family Trust of 2001 (2)(30)	10,000	10,000	0	0

Forest Finkelstein (3)(31)	1,308,000	280,500	1,027,500	3.62%

Grover Bradley Harrison (2)	25,000	25,000	0	0

G. Tyler Runnels or Jasmine Niklas Runnels TTEES the Runnels Family Trust DTD 1-11-2000 (3)(4)(32)	327,500	327,500	0	0

Harry Gittes (2)	15,000	15,000	0	0

High Tide LLC (2)(3)(34)	377,500	377,500	0	0

Horton Living Trust dtd 8/7/1991 Joaquin P. Horton and Nellie R. Horton TTEE (2)(35)	25,000	25,000	0	0

Huyen Nguyen and Pongthep Tantaksinanukij (2)	1,000	1,000	0	0

Jailana Ross (2)	1,500	1,500	0	0

Jay Juch (3)	62,140	62,140	0	0

Jennifer Ross-Callahan (2)	1,500	1,500	0	0

Jill Cook (2)(3)(36)	47,500	47,500	0	0

JMB Capital Partners LP (4)(37)	667,000	667,000	0	0

JMG Capital Partners LP (3)(4)(38)	1,767,000	1,767,000	0	0

JMG Triton Offshore Fund LTD (3)(4)(39)	1,767,000	1,767,000	0	0

Jocelyn Crane (2)	1,500	1,500	0	0

John Davies (3)(40)	375,000	375,000	0	0

John D. Gottfurcht and Amy Jo Gottfurcht Trustees 1996 Gottfurcht Family Trust DTD October 16, 1996 (4)(41)	50,000	50,000	0	0

John M. Macaluso Revocable Trust UDT 9/5/97 (2)(42)	200,000	200,000	0	0

John W. Galuchie, Jr (3)(43)	75,000	75,000	0	0

Jonathon Kukuljan (2)	25,000	25,000	0	0

Jose L. Castaneda (5)(44)	100,000	100,000	0	0

Joseph Friedman (3)(45)	15,000	15,000	0	0

Joseph H. Merback & Tema N. Merback Co-TTEE FBO Merback Family Trust UTD 8-30-89 (3)(46)	150,000	150,000	0	0

Lord Robin Russell (4)	20,000	20,000	0	0

Mark Abdou (2)(47)	10,000	10,000	0	0

Matthew LeBlanc 2000 Living Trust (2)(48)	150,000	150,000	0	0

MDC Group, Inc. (5)(49)	50,000	50,000	0	0

Michael Auriemma (5)(50)	12,000	12,000	0	0

Michael Santoro (2)(3)(51)	45,000	45,000	0	0

MM&B Holdings, a California General Partnership (3)(4)(52)	783,500	783,500	0	0

Moon Hahn (3)(53)	18,000	18,000	0	0

Nate Crane (2)	1,500	1,500	0	0

nCryptone, S.A. (5)(54)	4,500,000	4,500,000	0	0

Nicholas L. Schenck Trustee for Nicholas L. Schenck Trust UA/DTD 08-19-1997 Fund, Ltd. (2)(55)	30,000	30,000	0	0

Nicholas Leung (5)(56)	5,250	5,250	0	0

Nick and Stephanie Wechsler (4)	33,500	33,500	0	0

O. Allen Cassel (3)(57)	15,000	15,000	0	0

Pantoliano – Sheppard Family Trust (2)(58)	25,000	25,000	0	0

Paul Kessler (3)(59)	775,000	125,000	650,000	2.29%

Paul L. Feinstein (3)(60)	52,500	37,500	15,000	*

Paul L. Feinstein & Anna M. Feinstein (3)(61)	15,000	15,000	0	0

Pongthep Tantaksinanukij (5)(62)	10,000	9,000	1,000	*

Richard Aaron (2)	30,000	30,000	0	0

Richard M. Chutick as Trustee of the Richards M. Chutick Living Trust U/D/T DTD 8/11/93 (2)(63)	30,000	30,000	0	0

Richardson & Patel (2)(64)	50,000	50,000	0	0

Rick Genow (3)(65)	52,500	52,500	0	0

Robert Stapp (2)	25,000	25,000	0	0

Rodger Bemel (2)(3)(66)	660,831	610,831	50,000	*

Scoggin Capital Management, LP II (4)(67)	333,500	333,500	0	0

Scoggin International Fund Ltd (4)(68)	333,500	333,500	0	0

Seowoo Chang (3)(69)	15,000	15,000	0	0

Shai Stern (2)	25,000	25,000	0	0

St. Cloud Investments (3)(70)	1,500,000	1,500,000	0	0

Stan Dragotti (2)	5,000	5,000	0	0

Steve Emerson (2)(71)	1,750,000	200,000	1,550,000	5.42%

Steven B. Dunn (3)(72)	375,000	375,000	0	0

Tess Ross-Callahan (2)	1,500	1,500	0	0

The Muhl Family Trust, Phillip E. Muhl & Kristin A. Muhl TTEES DTD 10-11-95 (4)(73)	34,000	34,000	0	0

Timothy D. Wong (2)	30,000	30,000	0	0

Trevor Berkowitz (2)	10,000	10,000	0	0

T.R. Winston & Company, LLC (3)(4)(74)	893,565	893,565	0	0

Tyler Runnels (2)(75)	1,648,565	50,000	1,598,565	5.60%

UBS Financial Services Inc. as IRA Custodian for Rodger Bemel (2)(76)	50,000	50,000	0	0

W. Robert Ramsdell &Marjorie F. Ramsdell TTEES Ramsdell Family Trust DTD 7/7/94 (4)(77)	80,000	80,000	0	0

Wuthipong & Lisa Tantaksinanukij (3)(78)	9,000	9,000	0	0

Total	30,301,197	23,345,610	6,955,587

* Indicates less than one percent.

** Percentage based upon 28,535,256 shares of common stock outstanding as of April 30, 2008.

(1) Assumes that all shares will be resold by the selling stockholders after this offering.

(2) These shares were originally registered on a Registration Statement on Form SB-2 filed October 19, 2004, File No. 333-119814 (the “October 2004 Registration Statement”). The October 2004 Registration Statement included shares of common stock underlying shares of series A preferred stock, which were issued in an equity financing that we completed on October 18, 2004. These shares of preferred stock automatically converted into shares of our common stock on a one-to-one basis upon effectiveness of the October 2004 Registration Statement.

(3) These shares were originally registered on a Registration Statement on Form SB-2 filed November 8, 2005, File No. 333-129564 (the “November 2005 Registration Statement”). The November 2005 Registration Statement included shares of common stock and common stock underlying warrants, which were issued in an equity financing that we completed on October 19, 2005, common stock issued pursuant to a securities purchase agreement dated December 23, 2003 and 82,500 other shares of common stock.

(4) These shares were originally registered on a Registration Statement on Form SB-2 filed July 12, 2006, File No. 333-135715 (the “July 2006 Registration Statement”). The July 2006 Registration Statement included shares of common stock and common stock underlying warrants, which were issued in an equity financing that we completed on May 30, 2006.

(5) These shares were originally registered on a Registration Statement on Form SB-2 filed August 31, 2006, File No. 333-137032 (the “August 2006 Registration Statement”). The August 2006 Registration Statement included shares of common stock and common stock underlying warrants, which were issued in an equity financing that we completed on October 19, 2005, shares of our common stock issued pursuant to the acquisition of selected assets from nCryptone relating to its DisplayCard that was completed on June 28, 2006, and common stock underlying warrants given to Investor Relations firms during 2006.

(6) The natural person with voting and investment decision power for the selling stockholder is Peter Schlesinger. The security was issued to APEX Investment Fund. Includes a warrant to purchase 100,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to APEX Investment Fund pursuant to the Securities Purchase Agreement dated October 19, 2005.

(7) The natural person with voting and investment decision for the selling stockholder is J. Steven Emerson. Includes a warrant to purchase 200,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Bear Stearns Securities Corp Custodian FBO J. Steven Emerson Roth IRA pursuant to the Securities Purchase Agreement dated October 19, 2005.

(8) The natural person with voting and investment decision for the selling stockholder is J. Steven Emerson. Includes a warrant to purchase 200,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Bear Stearns Securities Corp. Custodian FBO J. Steven Emerson IRA R/O II pursuant to the Securities Purchase Agreement dated October 19, 2005.

(9) Includes a warrant to purchase 300,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Bradley Ross pursuant to the Securities Purchase Agreement dated October 19, 2005.

(10) Bristol Capital Advisors, LLC is the investment manager to Bristol Investment Fund, Ltd. Paul Kessler is the manager of Bristol Capital Advisors, LLC, and as such has voting and investment control over these securities.

(11) The natural person with voting and investment decision power for the selling stockholder is Karim Souki. The shares were issued to BSR Investments, Ltd. in October 19, 2005.

(12) Includes a warrant to purchase 25,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Bruce Friedman pursuant to the Securities Purchase Agreement dated October 19, 2005.

(13) The natural person with voting and investment decision power for the selling stockholder is Bruce Newberg. This security was issued to Bruce Newberg Trustee, Newberg Family Trust UTA DTD 12/18/90.

(14) The natural person with voting and investment decision power for the selling stockholder is Michael Marcus. Represents a warrant to purchase 117,600 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to CE Unterberg Towbin, LLC in conjunction with the financing that closed on October 19, 2005.

(15) The natural person with voting and investment decision power for the selling stockholder is Charles B. Runnels. Includes a warrant to purchase 12,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Charles B. Runnels Family Trust DTD 10-14-93 Charles B. Runnels & Amy Jo Runnels TTEES pursuant to the Securities Purchase Agreement dated October 19, 2005.

(16) Includes a warrant to purchase 2,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Cort Wagner pursuant to the Securities Purchase Agreement dated October 19, 2005.

(17) The natural person with voting and investment decision power for the selling stockholder is Paul Bawab.

(18) The natural person with voting and investment decision power for the selling stockholder is Jeffrey Kraws. This solely includes warrants to purchase 100,000 shares of common stock. The exercise price of the common stock is $4.13 per share. This security was issued to Crystal Research Associates.

(19) Includes 50,000 shares of common stock. Also includes 100,000 shares and warrants held by MDC Group, Inc., and included for sale herein, of which Mr. Castaneda has sole voting and investment decision power.

(20) Includes a warrant to purchase 3,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to David Hsu & Michael W. Tan pursuant to the Securities Purchase Agreement dated October 19, 2005.

(21) Includes a warrant to purchase 12,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to David Mun Gavin pursuant to the Securities Purchase Agreement dated October 19, 2005.

(22) The natural person with voting and investment decision power for the selling stockholder is Dean Devlin.

(23) This includes a warrant to purchase 750 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Dennis Shea pursuant to the Security Purchase Agreement dated October 19, 2005.

(24) This security was issued to Diana Kessler pursuant to the Securities Purchase Agreement dated December 23, 2003.

(25) Includes a warrant to purchase 25,000 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Doug Stone pursuant to the Securities Purchase Agreement dated October 19, 2005.

(26) This includes a warrant to purchase 250 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Eileen Schwagerl pursuant to the Security Purchase Agreement dated October 19, 2005.

(27) The natural person with voting and investment decision power for the selling stockholder is J. Steven Emerson. This security was issued to Emerson Family Foundation.

(28) The natural person with voting and investment decision for the selling stockholder is J. Steven Emerson. This security was issued to Emerson Partners.

(29) Includes a warrant to purchase 14,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Eugene Hong pursuant to the Securities Purchase Agreement dated October 19, 2005.

(30) The natural person with voting and investment decision power for the selling stockholder is William Finkelstein. There is no relation between the Finkelstein Family Trust of 2001 and our president and chief executive officer, Alan Finkelstein, or his family.

(31) Includes a warrant to purchase 93,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to Forest Finkelstein pursuant to the Securities Purchase Agreement dated October 19, 2005.

(32) The natural person with voting and investment decision power for the selling stockholder is G. Tyler Runnels. Includes a warrant to purchase 92,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust DTD 1-11-2000 pursuant to the Securities Purchase Agreement dated October 19, 2005.

(34) The natural person with voting and investment decision power for the selling stockholder is G. Tyler Runnels. Includes a warrant to purchase 92,500 shares of common stock. The exercise price of the warrant is $1.25 per share. This security was issued to High Tide, LLC pursuant to the Securities Purchase Agreement dated October 19, 2005.

(35) The natural person with voting and investment decision power for the selling stockholder is Joaquin P. Horton.

(36) Includes a warrant to purchase 12,500 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Jill Cook pursuant to the Securities Purchase Agreement dated October 19, 2005.

(37) The natural person with voting and investment decision for the selling stockholder is Jon Brooks. This security was issued to JMB Capital Partners, LP.

(38) The natural person with voting and investment decision power for the selling stockholder is Jonathan Glaser. Includes a warrant to purchase 450,000 shares of common stock. The exercise price of the common stock is $1.25 per share. The exercise price of the common stock is $1.25 per share. This security was issued to JMG Capital Partners, LP pursuant to the Securities Purchase Agreement dated October 19, 2005.

(39) The natural person with voting and investment decision power for the selling stockholder is Jonathan Glaser. Includes a warrant to purchase 450,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to JMG Triton Offshore Fund, Ltd pursuant to the Securities Purchase Agreement dated October 19, 2005.

(40) Includes a warrant to purchase 125,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to John Davies pursuant to the Securities Purchase Agreement dated October 19, 2005.

(41) The natural person with voting and investment decision power for the selling stockholder is John D. Gottfurcht. This security was issued to John D. Gottfurcht and Amy Jo Gottfurcht Trustees 1996 Gottfurcht Family Trust DTD October 16, 1996.

(42) The natural person with voting and investment decision power for the selling stockholder is John Macaluso.

(43) Includes a warrant to purchase 25,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to John W. Galuchie, Jr pursuant to the Securities Purchase Agreement dated October 19, 2005.

(44) Includes solely warrants to purchase 100,000 shares of common stock. The exercise price of the common stock is $3.25 per share.

(45) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Joseph Friedman pursuant to the Securities Purchase Agreement dated October 19, 2005.

(46) The natural person with voting and investment decision power for the selling stockholder is Joseph H. Merback. Includes a warrant to purchase 50,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Joseph H. Merback & Tema N. Merback Co-TTEE FBO Merback Family Trust UTD 8-30-89 pursuant to the Securities Purchase Agreement dated October 19, 2005.

(47) Mark Abdou is an attorney with the law firm of Richardson & Patel LLP, which serves as our legal counsel.

(48) The natural person with voting and investment decision power for the selling stockholder is Matthew LeBlanc.

(49) The natural person with voting and investment decision power for the selling stockholder is David Castaneda. This includes warrants to purchase 50,000 shares of common stock. The exercise price of the common stock is $3.25 per share. This security was issued to MDC Group, Inc.

(50) This includes a warrant to purchase 4,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Michael Auriemma pursuant to the Security Purchase Agreement dated October 19, 2005.

(51) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Michael Santoro pursuant to the Securities Purchase Agreement dated October 19, 2005.

(52) The natural person with voting and investment decision power for the selling stockholder is Brian Ezralow. Includes a warrant to purchase 150,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to MM&B Holdings, a California General Partnership pursuant to the Securities Purchase Agreement dated October 19, 2005.

(53) Includes a warrant to purchase 6,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Moon Hahn pursuant to the Securities Purchase Agreement dated October 19, 2005.

(54) nCryptone SA is a wholly owned subsidiary of Prosodie SA. The shares were issued to nCryptone, S.A. in the acquisition of selected assets relating to the DisplayCard on June 28, 2006.

(55) The natural person with voting and investment decision power for the selling stockholder is Nicholas L. Schenck.

(56) Includes a warrant to purchase 1,750 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Nicholas Leung pursuant to the Security Purchase Agreement dated October 19, 2005.

(57) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to O. Allen Cassel pursuant to the Securities Purchase Agreement dated October 19, 2005.

(58) The natural person with voting and investment decision power for the selling stockholder is Joseph Pantoliano.

(59) This security was issued to Paul Kessler pursuant to the Securities Purchase Agreement dated December 23, 2003. Also includes 690,000 shares and warrants held by Bristol Investment Fund, Ltd., and included for sale herein, of which Mr. Kessler has sole voting and investment decision power.

(60) This security was issued to Paul L. Feinstein pursuant to the Securities Purchase Agreement dated October 19, 2005. Also includes shares and warrants held by Paul L. Feinstein and Anna M. Feinstein, and included for sale herein, of which Mr. Feinstein has shared voting and investment decision power.

(61) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Paul L. Feinstein & Anna M. Feinstein pursuant to the Securities Purchase Agreement dated October 19, 2005.

(62) Includes a warrant to purchase 3,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Pongthep Tantaksinanukij pursuant to the Security Purchase Agreement dated October 19, 2005. Also includes 1,000 shares held by Huyen Nguyen and Pongthep Tantaksinanukij, and included for sale herein, of which Mr. Tantaksinanukij has shared voting and investment decision power.

(63) The natural person with voting and investment decision power for the selling stockholder is Richard M. Chutick.

(64) Richardson & Patel LLP is our legal counsel and has rendered an opinion to us regarding the validity of the shares being offered. Includes 50,000 shares of common stock issued in exchange for legal services having a value of $50,000. Does not include common stock owned by Mark Abdou, who is an associate of the firm. Mark Abdou participated in the private placement of our securities that we completed on October 18, 2004.

(65) Includes a warrant to purchase 17,500 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Rick Genow pursuant to the Securities Purchase Agreement dated October 19, 2005.

(66) Includes a warrant to purchase 100,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Rodger Bemel pursuant to the Securities Purchase Agreement dated October 19, 2005. Also includes 50,000 shares and warrants held by UBS Financial Services Inc. as IRA Custodian for Rodger Bemel, and included for sale herein, of which Mr. Bemel has sole voting and investment decision power.

(67) The natural person with voting and investment decision power for the selling stockholder is Craig Effron. This security was issued to Scoggin Capital Management, LP II.

(68) The natural person with voting and investment decision power for the selling stockholder is Craig Effron. This security was issued to Scoggin International Fund, Ltd.

(69) Includes a warrant to purchase 5,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Seowoo Chang pursuant to the Securities Purchase Agreement dated October 19, 2005.

(70) The natural person with voting and investment decision power for the selling stockholder is Nancy Main. Includes a warrant to purchase 500,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to St. Cloud Investments, Ltd. pursuant to the Securities Purchase Agreement dated October 19, 2005.

(71) Includes a warrant to purchase 200,000 shares of common stock. The exercise price of the warrant is $1.00 per share. This security was issued to Steve Emerson in connection with the Securities Purchase Agreement dated December 23, 2003. Also includes 800,000 shares and warrants held by Bear Stearns Securities Corp. Custodian J. Steven Emerson IRA RO, 600,000 shares and warrants held by Bear Stearns Securities Corp. Custodian J. Steven Emerson IRA RO II, 1,675,000 shares and warrants held by Emerson Family Foundation, and 75,000 shares and warrants held by Emerson Partners, and included for sale herein, of which Mr. Emerson has sole voting and investment decision power.

(72) Includes a warrant to purchase 125,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Steven B. Dunn pursuant to the Securities Purchase Agreement dated October 19, 2005.

(73) The natural person with voting and investment decision power for the selling stockholder is Phillip E. Muhl. This security was issued to the Muhl Family Trust, Phillip E. Muhl & Kristin A. Muhl TTEES DTD 10-11-95.

(74) The natural person with voting and investment decision power for the selling stockholder is Tyler Runnels. Includes a warrant to purchase 780,000 shares of common stock at an exercise price of $1.25 per share. This security was issued to T.R. Winston & Company, LLC in conjunction with the financing that we closed on October 19, 2005. Also includes a warrant to purchase 113,565 shares of common stock at an exercise price of $3.30 per share issued in conjunction with the financing that we closed on May 30, 2006.

(75) Includes a warrant to purchase 50,000 shares of common stock. The exercise price of the warrant is $1.00 per share. This security was issued to Tyler Runnels in connection with the Securities Purchase Agreement dated December 23, 2003. Also includes 685,000 shares and warrants held by G. Tyler Runnels or Jasmine Niklas Runnels TTEES the Runnels Family Trust DTD 1-11-2000, 377,500 shares and warrants held by High Tide LLC, and 1,673,565 shares and warrants held by T.R. Winston & Company, LLC, and included for sale herein, of which Mr. Runnels has sole voting and investment decision power.

(76) The natural person with voting and investment decision power for the selling stockholder is Rodger Bemel. These securities were issued in a private placement that we completed on October 18, 2004.

(77) The natural person with voting and investment decision power for the selling stockholder is W. Robert Ramsdell. This security was issued to W. Robert Ramsdell & Marjorie F. Ramsdell TTEES Ramsdell Family Trust DTD 7/7/94.

(78) Includes a warrant to purchase 3,000 shares of common stock. The exercise price of the common stock is $1.25 per share. This security was issued to Wuthipong & Lisa Tantaksinanukij pursuant to the Securities Purchase Agreement dated October 19, 2005.

PLAN OF DISTRIBUTION

We are registering 23,345,610 shares of our common stock for resale by the selling stockholders identified in the section above entitled "Selling Stockholders." We will receive none of the proceeds from the sale of these shares by the selling stockholders. The common stock may be sold from time to time to purchasers:

•	through the NASDAQ at prevailing market prices; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

Neither the selling stockholders nor InCard can presently estimate the amount of compensation in the form of discounts, concessions or commissions that underwriters, broker-dealers or agents may receive from the selling stockholders or the purchasers of the common stock. We know of no existing arrangements between the selling stockholders, broker-dealers, underwriters or agents relating to the sale or distribution of the shares.

The selling stockholders may also enter into hedging transactions, and persons with whom they effect such transactions, including broker-dealers, may engage in short sales of our common shares. Our selling stockholders may also engage in short sales and short sales against the box, and in options, swaps, derivatives and other transactions in our securities, and may sell and deliver the shares covered by this prospectus in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions that may resell those shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits which our selling stockholders may receive might be deemed to be underwriting compensation under the Securities Act. Because the selling stockholders may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

The resale shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will bear all expenses relating to the sale of our common shares under this prospectus, except that the selling stockholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders. We have agreed to indemnify some of the selling stockholders against certain losses, claims, obligations, damages and liabilities, including liabilities under the Securities Act.

Any common shares offered under this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may also be sold under Rule 144 rather than pursuant to this prospectus.

We have agreed to keep this prospectus effective until the earlier of (i) June 28, 2008, (ii) the date that all shares covered by this prospectus have been sold, or (iii) the date that all shares covered by this prospectus may be sold without volume restrictions pursuant to Rule 144 as determined by our counsel pursuant to a written opinion letter to such effect, addressed and acceptable to our transfer agent and the affected selling stockholders.

Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF SECURITIES

The following information describes our common stock and provisions of our amended and restated certificate of incorporation, and amended and restated bylaws, all as in effect upon the date of this prospectus. This description is only a summary. You should also refer to our amended and restated certificate of incorporation, and amended and restated bylaws, which have been previously filed with the SEC and are incorporated by reference as exhibits into the registration statement of which this prospectus is a part and more fully described below.

Common Stock

The securities offered by the selling stockholders are shares of our common stock. Our total authorized capital stock is 80,000,000 shares of which 75,000,000 shares authorized are common stock, par value $0.001 per share, and 5,000,000 shares authorized are preferred stock, par value $0.001 per share. As of April 30, 2008, there are 28,535,256 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders, including the election of directors. The Company’s stockholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect the entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

The holders of the Company’s common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors, in its discretion, from funds legally available therefor and subject to prior dividend rights of holders of any shares of our preferred stock which may be outstanding. Upon the Company’s liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of our preferred stock, the holders of our common stock are entitled to receive on a pro rata basis our remaining assets available for distribution. Holders of the Company’s common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of the Company’s common stock are, and all shares being offered by this prospectus will be, fully paid and not liable to further calls or assessment by the Company.

DESCRIPTION OF BUSINESS

Our Company

We develop and market secure powered cards for payment, identification, physical and logical access applications. Our main product, the ICT DisplayCard, integrates the security of a one-time password token directly into a card the size of a standard credit or debit card. A token is a portable physical device, typically in a key-fob form factor, that generates the one-time password (also referred to as a one-time passcode). At the push of a button on the back of the ICT DisplayCard, a one-time passcode (OTP) is shown on the card’s integrated display. During a transaction, this number is entered into a user interface with other information (such as the user’s static PIN and login name). This information is relayed to a backend system for multi-factor authentication. InCard does not provide the backend authentication server, but rather will integrate the ICT DisplayCard into authentication systems provided by other companies including distributors and other resellers of the ICT DisplayCard. The ICT DisplayCard’s OTP authentication works like tokens issued by VASCO, RSA, and ActivIdentity, but in a more convenient, wallet-sized card form factor.

Our corporate offices are located at 10880 Wilshire Boulevard, Suite 950, Los Angeles, California 90024. Our telephone number is (310) 312-0700. Our website address is http://www.incardtech.com. The contents of our website are not incorporated into this filing. Further, our reference to this website is intended to be inactive textual reference only.

INDUSTRY BACKGROUND

The growth in electronic banking and electronic commerce, and the increasing use and reliance by business, government and educational institutions upon proprietary or confidential information that is remotely accessible by many users over different networks, has made information security a paramount concern. Enterprises are seeking solutions that will continue to allow them to expand access to data and financial assets while maintaining network security, and firms such as VASCO, RSA, VeriSign, and ActivIdentity are providing solutions for these enterprises. We believe that the tokens provided to end users by these and other network security firms are generally inconvenient as these tokens have to be carried outside of a wallet or placed on a keychain or in a pocket. Our ICT DisplayCard offers the same functionality as a token, but in a form factor that can be carried in a wallet. We believe the increased convenience offered by our device will provide the end user with a better experience and greater convenience.

Internet and Enterprise Security – With the advent of personal computers and distributed information systems in the form of wide area networks, intranets, local area networks and the Internet, as well as other direct electronic links, many organizations have implemented applications to enable their work force and third parties, including vendors, suppliers and customers, to access and exchange data and perform electronic transactions. As a result of the increased number of users having direct and remote access to such enterprise applications, data and financial assets have become increasingly vulnerable to unauthorized access and misuse.

Individual User Security – In addition to the need for enterprise-wide security, the proliferation of personal computers, personal digital assistants and mobile telephones in both the home and office settings, combined with widespread access to the Internet, have created significant opportunities for electronic commerce by individual users such as electronic bill payment, home banking and home shopping.

Fueled by well-publicized incidents, including misappropriation of credit card information and theft of sensitive personal data, there is a growing perception among many consumers of risks involved in transmitting information via the Internet. These incidents and this perception may hamper the development of consumer-based electronic commerce. Because of these factors, data security firms such as VASCO, RSA, VeriSign, and ActivIdentity, have seen increasing demand for their security solutions. Electronic commerce will benefit from the implementation of improved security measures that accurately identify users and reliably encrypt data transmissions over the Internet. To address these security concerns, in 2005 many banks in European countries began to issue EMV-compliant smart cards (credit cards with a micro-chip).

In October 2005, the US Federal Financial Institutions Examination Council (FFIEC) issued guidance for strong authentication/two factor authentication in the Internet banking environment ( See http://www.ffiec.gov/ffiecinfobase/resources/info_sec/2006/ots-ceo-ltr-228.pdf ). Financial institutions were expected to achieve compliance by year-end 2006.

Although security solution providers have and, we expect, will continue to have growth in their businesses, we believe that a barrier to further widespread adoption of multi-factor authentication is the end user’s experience using the tokens provided to them by the security solution providers. Our product, the ICT DisplayCard, is more portable and user friendly as it can be kept in a wallet.

OUR BUSINESS

We develop and market technology-based card enhancements that can be used for both the enterprise and the on-line banking markets. The enterprise market, which is served by authentication companies such as VASCO, ActivIdentity, Verisign, and RSA, will be able to offer the ICT DisplayCard as an alternative for end users to replace existing tokens. We also plan to offer the ICT DisplayCard to financial institutions to increase the security of on-line banking transactions. In addition to the security authentication function, our ICT DisplayCard can be specified to have payment functionality, enabling credit and debit card issuers to enhance anti-fraud protection for card-not-present transactions. We do not, however, anticipate providing ICT DisplayCards with payment functionality in the short term.

Our primary focus is and will continue to be the further development, sale and marketing of the ICT DisplayCard. The ICT DisplayCard will generate a one-time passcode or other numeric information after the user’s push of a button located on the rear surface of the card. Our proprietary power inlay technology consists of a battery, circuit, and switch that can power applications on credit cards and other information-bearing plastic cards. We have devoted our efforts and capital to development of our power inlay technology and marketing for this product. We believe that our power inlay technology can provide an operating platform for new business opportunities for both the enterprise market and on-line banking market.

PRODUCTION

The ICT DisplayCard has been available for issuance on a limited quantity basis since December 2006. By late summer 2008 we expect to be able to produce 200,000 DisplayCards per month. These production numbers are estimates; our original equipment manufacturers (OEMs) have not yet manufactured the ICT DisplayCard in commercial quantities. However, we have produced pilot test quantities and we believe that our OEM’s will be able to produce the necessary supply. We believe that our present capacity will meet our short term anticipated demand. In the event that we receive greater interest or orders than our projections, our OEMs have indicated to us that they will be able to increase capacity. We do not manufacture the ICT DisplayCard; we rely on OEMs, and the ability to produce the ICT DisplayCard is limited to the component parts we are able to procure. Two key components of the ICT DisplayCard are produced by OEMs: (1) the battery, presently available from only one supplier, Solicore, Inc., and (2) the display, presently available from only one supplier, SmartDisplayer. We continue to explore alternative supply arrangements, but do not expect any alternatives to be available in the next six to twelve months.

OUR POWER INLAY TECHNOLOGY AND PRODUCTS

Our power inlay technology integrates a battery, circuit, switch and output device into financial cards or other information-bearing plastic cards that comply with the various requirements set forth by the International  Organization for Standardization (ISO) for credit/debit cards. Our technology is designed to be used as an operating system to add different applications that require power into credit card sized cards. Our power inlay technology can be used to power display screens, a one-time-passcode generator, and other anti-fraud measures. We have developed a process for imbedding our power inlay technology into a payment card and into credit card sized cards that meet ISO standards. To our knowledge, there are no other currently available methods of placing power into an ISO compliant credit sized card.

ONGOING PRODUCT TESTING AND DEVELOPMENT

Our Company continues to perform research and development relating to the ICT DisplayCard and other related products. Presently, we are performing additional internal product testing on the ICT DisplayCard as well as external product testing through third party testing facilities. Some of these third party testing facilities are for product certifications.

OUR STRATEGY AND SALES CYCLE

We believe that when we introduce our ICT DisplayCard to the enterprise and on-line banking markets on a widespread basis, it will emerge as a preferred form factor over existing keyfob-style tokens in the marketplace today. We anticipate selling our product through resellers and distributors who provide security technology such as tokens for enterprise security and on-line banking applications. Our ICT DisplayCard, which we believe provides the end user with OTP security in a more user-friendly form factor, will assist our resellers and distributors in further differentiating themselves within their market segments.

Presently, our sales cycle takes several months and generally requires negotiation and completion of a pilot program before any order for our cards. We are now entering into pilot programs and completing pilot programs for the ICT DisplayCard through several large commercial entities. If these pilot programs are successful, with the users in the pilot program having a good experience with the ICT DisplayCard and the entity hosting the pilot wanting to order larger quantities of cards, we anticipate that the resellers will order commercial quantities of cards in greater quantities. Depending upon the size of the purchaser, there may be several pilot programs involving their employees or customers prior to a larger sales order being received.

RESELLERS

The resellers for our ICT DisplayCard include RSA, Actividentity, Entrust, Gemalto, InfoSERVER, Inteligensa, Inex Americana, Verisign, Innet and IDENTIPHI. These companies sell a complete security solution, either by themselves or with other providers. Although some of these resellers are required to make a deposit for the ICT DisplayCard, none of these resellers are required by these agreements to order our products. The extent to which these resellers market and sell our products will depend on the reseller’s customer experience with the ICT DisplayCard and our ability to provide a quality product, to deliver quantities as needed by the reseller, and to offer competitive pricing.

PRIOR PRODUCTS- LIGHTCARD, SOUNDCARD, AND LENSCARD

Prior to our development of the ICT DisplayCard for both the enterprise and on-line banking markets, our predecessors commenced sales of our first product, the LensCard, or a credit card embedded with a small magnifying lens, in 1998. To date, we have generated limited revenues from the LensCard pursuant to licensing agreements, most of which have terminated. At this time, we do not intend to renew these licensing agreements, unless requested by a customer. In 1999, we began to consider the possibility of placing power into an ISO compliant card . Since 2002, our core focus has been and continues to be on research and development and marketing of our power inlay technology that is designed to bring power-based applications for payment and non-payment cards. The first products developed using our power inlay technology were LightCard and SoundCard. However, we ceased our focus of the LightCard and SoundCard due to the demand for the ICT DisplayCard. Prior to our focus on the ICT DisplayCard, we developed the SoundCard, LightCard, and LensCard all of which remain available for sale on a limited quantity basis. In the event that a customer wishes to purchase the SoundCard, LightCard and/or LensCard, we will evaluate if production of the product can be accomplished without removing resources from production of the ICT DisplayCard. If such production can be accomplished, we may outsource manufacturing of the SoundCard, LightCard and/or LensCard.

HISTORY

We were incorporated as LensCard Corporation in Delaware on November 22, 2002 by our founder Alan Finkelstein. On April 2, 2004, Mr. Finkelstein, Bradley Ross and Michael Paradise, who owned one percent of Mr. Finkelstein’s interest in the royalty payments of the LensCard product, transferred their rights to royalty payments relating to the Lens Card to us in exchange for an aggregate of 5,500,000 shares of our common stock. As a result of this exchange, Messrs. Finkelstein, Ross and Paradise were our sole stockholders; Mr. Finkelstein held approximately 79% of the then issued and outstanding shares. We then immediately transferred these royalty rights to PSACo, Inc., a Delaware corporation, in exchange for all of its outstanding common stock, causing PSACo to become our wholly owned subsidiary. At the time of these transfers, Mr. Finkelstein was the sole director of PSACo, and Bradley Ross was the president, chief financial officer, treasurer and secretary of PSACo. On April 15, 2004, Mr. Ross resigned from all of his positions with PSACo, and thereafter, Mr. Finkelstein was elected to the positions of president, chief financial officer and secretary of PSACo.

On April 6, 2004, LensCard US LLC, one of our predecessor companies, exchanged all of its outstanding membership interests with us for 1,000,000 shares of our common stock. Effective April 6, 2004, LensCard International Limited, our other predecessor company, merged with and into our company. As a result of this reorganization and merger, we own the intellectual property rights to the LensCard and are obligated to make payments related to these rights to PSACo, our wholly owned subsidiary. This reorganization and merger was the result of a strategic decision to focus our business on technology-based card enhancements. On June 25, 2004, we changed our name to Innovative Card Technologies, Inc.

STRATEGIC RELATIONSHIPS

SMARTDISPLAYER TECHNOLOGY CO.

On July 25, 2005, we entered into a mutually exclusive agreement with SmartDisplayer Technology Co. Ltd., a Taiwanese company that manufactures electronic paper modules used in the manufacture of our ICT DisplayCard (the “InCard-SmartDisplayer Agreement”). SmartDisplayer agreed to sell its electronic paper modules for use in an exclusive field only to us, if we meet certain minimum purchase commitments. The exclusive field is defined as powered payment, credit, debit, and gift cards and other powered cards issued for authentication, validation, or identification purposes that are issued under the auspices of or endorsed by Visa, MasterCard, JCB, American Express, Europay, Carte Blanche, and Diners Club, and any devices capable of mimicking or emulating any of the forgoing or that stores information from any of the forgoing for use in conducting a transaction. We would be relieved of our exclusive purchase commitments under the InCard-SmartDisplayer Agreement if SmartDisplayer breaches its exclusivity obligations or if we locate an alternate vendor that provides products of comparable quality and functionality at a lower price. We assumed a similar agreement between SmartDisplayer and nCryptone, S.A. pursuant to the asset purchase agreement we entered into with nCryptone on June 28, 2006. The exclusive field in the nCryptone agreement is the use of certain OTP cards outside the exclusive field in the InCard SmartDisplayer Agreement.

SmartDisplayer is bound by certain monthly production capability commitments through July 2008. We place a 20% down payment within seven days after purchase order is confirmed with the remainder to be paid when production is completed.

The term of this agreement is three years and can be renewed upon mutual written agreement or extended by us if we satisfy certain purchase commitments. Either party may immediately terminate the agreement at any time in the event of any incurable material breach by the other party or if the other party files (or has filed or has filed against it) any bankruptcy, insolvency, or receivership proceeding. Either party may terminate the agreement if a curable breach is not cured within a notice period.

This Agreement was amended on May 18, 2006 (the “SmartDisplayer Amendment”) whereby the exclusivity period was extended for three years beginning on May 18, 2006, and clarifications were made concerning certain improvements to the Company’s pre-existing intellectual property rights. All such improvements, whether made by us or by SmartDisplayer, shall belong solely to us. Pursuant to the SmartDisplayer Amendment, we ordered additional electronic paper modules and other components used for the DisplayCard.  The exclusivity provision of the InCard-SmartDisplayer Agreement was cancelled in November 2007 due to our failure to meet the minimum purchase commitments.

NCRYPTONE

On July 25, 2005, we entered into a Joint Development Agreement with nCryptone (formerly AudioSmartCard) which agreement was terminated by mutual agreement of the parties on June 28, 2006 in relation to an asset contribution agreement of equal date. Under the Joint Development Agreement, both parties agreed to establish a mutually acceptable schedule and budget for development and pre-production engineering of the SoundCard and the DisplayCard within 30 days after execution of the agreement and to equally share development costs for the SoundCard and DisplayCard and to share fixed profit-sharing percentage for sales of LightCard, SoundCard, and DisplayCard for Visa Banking Cards, non-Visa Banking Cards, and non-banking cards. We also were to receive a mutually agreed upon commission percentage of nCryptone server products and services for customers introduced by us.

Additionally, we had the exclusive right to manufacture and sell power inlays, or cores, that consist of proprietary electronic components for LightCard, SoundCard, and DisplayCard. If a third party vendor produced cores at a significantly lower cost, we still would receive a portion of gross profits and the remainder would be shared by both parties in equal amounts of the remainder of the gross profit. If we reached maximum production capacity and nCryptone was unable to fill orders, the remaining cores could be produced by a third party vendor and both parties would share equally the entire amount of gross profits as net profits.

Furthermore, all intellectual property rights prior to this agreement were to remain the sole and exclusive property of such party. All new intellectual property rights relating to physical design and construction of the cards were to be the sole and exclusive property of InCard. All new intellectual property rights relating to patents and outside or physical design and construction of the cards were to be shared equally by both parties. The term of the agreement was 10 years, unless terminated earlier pursuant to the terms of the agreement.

On June 28, 2006, we entered into an Asset Contribution Agreement with nCryptone, whereby we purchased rights relating to the DisplayCard from nCryptone for 4,500,000 shares of our common stock and $1,000,010 to be paid within one year after the close of the acquisition. We acquired all intellectual property relating to the DisplayCard under the July 25, 2005 Joint Development Agreement with nCryptone, all nCryptone intellectual property relating to the DisplayCard, and assumed certain accounts payable directly allocable to the DisplayCard, as well as all tangible assets relating to the DisplayCard. The Asset Contribution Agreement terminated the Joint Development Agreement.

Since completing the acquisition under the Asset Contribution Agreement, we now have all rights, and revenues, relating to the DisplayCard that were previously shared by nCryptone under the Joint Development Agreement.

RESEARCH AND DEVELOPMENT

We conduct research and development activities both in-house and at an outside laboratory. We retain title rights to all improvements or enhancements to our technology developed by or worked on by the outside laboratory. We have purchased materials and components for our products under development from a number of technology companies.

We have spent $1,352,413 and $1,104,681 for research and development for the fiscal years ended December 31, 2007 and 2006, respectively.

INTELLECTUAL PROPERTY

We rely on a combination of patent, trademark and trade secret laws as well as confidentiality procedures and contractual provisions to protect our proprietary technology. We currently own eleven U.S. patents and twenty five foreign patents. Twenty-nine of these patents apply to the LensCard, five of these patents apply to the LightCard, one of these patents applies to the SoundCard and one of these patents applies to our power inlay technology. We have fifteen foreign patent applications pending, four of which relate to the LensCard and eleven to the LightCard. The duration of the U.S. patents generally is 20 years from the date the original application was filed. At this time, we do not have patent protection on our ICT DisplayCard technology.

We currently have trademarks registered for InCard Technologies and the LensCard in the United States. We also have additional marks for which registration is pending.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business, our reputation, or our ability to compete. Also, protecting our intellectual property rights could be costly and time consuming.

MANUFACTURING

Although we continue to develop our own manufacturing process for the ICT DisplayCard, the ICT DisplayCard is presently being manufactured by a European company, NagraID. We supply NagraID with the necessary component parts to manufacture ICT DisplayCards using NagraID’s proprietary process.

Presently, we are reliant on a sole source of supply for two major components of the ICT DisplayCard. The display is available only from SmartDisplayer. The battery is available only from Solicore, Inc. The battery is attached to the display by SmartDisplayer. If we are unable to procure batteries from Solicore, we may have production delays of up to one year as we seek another source for batteries. If we are unable to procure displays from SmartDisplayer, we may have production delays of up to one year as we seek another source for displays. If NagraID is unable to assemble the component parts, we may have production delays of up to one year as we seek another source for assembling our components. Although we intend to purchase our batteries from Solicore, we are working with other battery manufacturers to produce batteries suitable to our cards so that we are not reliant on one battery supplier. Although we intend to purchase our displays from our current supplier, we are working with other display manufacturers to locate displays suitable to our cards so that we are not reliant on one display supplier. Although we intend to have our cards assembled by our current manufacturer, we are trying to develop our own process and are researching other processes so that we are not reliant on one manufacturer.

MARKETING AND SALES

We anticipate that the majority of our revenues in the coming year will come from the sale of ICT DisplayCards. We intend to sell these cards through resellers. However, these resellers are not obligated to sell our product and in fact the degree of success of these resellers will depend on our ability to develop interest in the ICT DisplayCard with end-users and with companies that need or provide security solutions.

We have one agreement with a bank that issues financial cards for the LensCard product. The revenue generated from the LensCard agreements is negligible, and we expect that the sales of the LensCard will have no impact on our results of operations.

COMPETITION

We are not aware of any product that is being mass produced in the same form factor as our ISO-compliant CR80 form factor  that incorporates the token technology. However, there are companies creating tokens and random number generators for use in dual-factor authentication (as an item separate from the transaction card). For example, RSA, Vasco, and VeriSign token devices may be cost competitive to our technology but are not in a credit card form factor. Smart Card, biometrics, and software programs can provide multi-factor authentication competitive to our ICT DisplayCard.

We believe that the principal competitive factors that affect the market for tokens include convenience, price, quality/reliability, ease of use, and distribution cost. Although we believe that our ICT DisplayCard will be able to compete favorably with respect to some of these factors, there can be no assurances that we will be able to maintain our competitive position against current and potential competitors, especially those with significant marketing, service, support, technical and other competitive resources.

Some of our present and potential competitors have significantly greater financial, technical, marketing, purchasing and other resources than we do, and as a result, may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of products, or to deliver competitive products at a lower end-user price. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of our prospective customers. It is possible that new competitors or alliances may emerge and rapidly acquire significant market share. Accordingly, we continue to pursue our technological advantage and effective relationships to develop, manufacture and sell our ICT DisplayCard to the market.

GOVERNMENTAL REGULATION

The development of our products is generally not subject to government regulation. However, because we intend to market our products in countries other than the United States, importation and exportation regulations may impact our activities. A breach of these laws or regulations may result in the imposition of penalties or fines, suspension or revocation of licenses. We are not currently involved in any such judicial or administrative proceedings and believe that we are in compliance with all applicable regulations.

Although it is impossible to predict the effect that additional import and export requirements and other regulations may have on future earnings and operations, we are presently unaware of any future regulations that may have a material effect on our financial position, but cannot rule out the possibility.

EMPLOYEES

We have eleven full-time employees, including our Chief Executive Officer/President and Chief Financial Officer. None of our employees is represented by a collective bargaining agreement, and we have never experienced any work stoppage. We consider our relationships with our employees to be good.

Recent Developments

January 8, 2008 Financing

On January 8, 2008, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 13 institutional and accredited investors (the “Purchasers”). Pursuant to the terms of the Purchase Agreement, the Purchasers purchased $3.5 million of our 8% Senior Secured Convertible Debenture (“Debenture”). The Debenture: (i) bears interest at 8% per year, paid quarterly in cash or registered common stock, at our discretion; (ii) has a maturity of January 8, 2011, (iii) is convertible at the holder’s option into shares of our common stock at $2.50 per share, (iv) is secured by all of our and our subsidiaries assets including inventory, receivables, unencumbered equipment and intellectual property under the terms of a Security Agreement, and (v) has a forced conversion feature which allows us to force the conversion of the Debenture if our common stock trades above $5.00 for 20 consecutive trading days and certain other conditions are met. We also issued to the Purchasers five-year common stock purchase warrants to purchase 700,000 shares of our common stock at an exercise price of $2.75 per share (the “Warrants”). We expect to use the net proceeds of the financing for our working capital requirements and to pay down certain obligations. The Debenture also contains customary events of default provisions. As part of the transaction, we agreed to: (i) cut our monthly burn rate to $600,000 (ii) be compliant with NASDAQ listing requirements; and (iii) obtain shareholder approval prior to effectuating a reverse stock split.

Both the conversion price under the Debenture and the exercise price under the Warrants are subject to “full-ratchet” price protection in the event of stock issuances below their respective conversion or exercise prices, except for specified exempted issuances including grants of stock options and stock issuances to officers, directors, employees and consultants.

We agreed to grant registration rights to the investors, by filing a registration statement covering the shares of common stock issuable upon the conversion of the Debenture, exercise of the Warrants, and issuable as interest payments, within 30 days of the closing, and obtaining effectiveness of the registration statement within 90 days after the closing. These dates will each be extended by 30 days in the event we are able to secure equity financing in excess of $6 million prior to the filing date. Our officers, directors, and 10% shareholders also agreed to execute lock-up letter agreements prohibiting sales of our common stock by them until July 30, 2008. In connection with the transaction, we also secured voting agreements from our officers, directors and 10% shareholders approving the transaction in the event that we are required to seek such approval pursuant to the rules of the NASDAQ.

T.R. Winston & Company, LLC acted as the sole placement agent for the transaction.

The securities offered in the financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. We relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

April 15, 2008 Financing

On April 15, 2008, we entered into a Securities Purchase Agreement with EMC Corporation (“EMC”). Pursuant to the terms of the agreement, EMC purchased $5 million of Registrant’s 8% Senior Secured Convertible Debenture (“Debenture”). The Debenture: (i) bears interest at 8% per year, paid quarterly in cash or, subject to certain conditions, registered shares of our common stock; (ii) has a maturity of April 15, 2011, (iii) is convertible at EMC’s option into shares of our common stock at $2.48 per share, (iv) is secured by all of our and our subsidiaries’ assets, including inventory, receivables, unencumbered equipment and intellectual property, and (v) has a forced conversion feature which allows the Registrant to force the conversion of the Debenture if our common stock trades above $5.00 for 20 consecutive trading days. Such a forced conversion may be limited by contractual restrictions on the amount of our common stock which EMC may own and certain other conditions. We also agreed to issue EMC five-year Common Stock Purchase Warrants to purchase 1,008,064 shares of our common stock assuming at an exercise price of $2.728 per share. We expect to use the net proceeds of the financing for our working capital requirements and to pay down certain obligations. The Debenture also contains customary events of default provisions. As part of the transaction, we agreed to: (i) maintain our monthly burn rate at $600,000 or below, (ii) be compliant with NASDAQ listing requirements; and (iii) obtain shareholder approval prior to effectuating a reverse stock split and for the issuance of additional shares of our common stock.

Both the conversion price of the Debenture and the exercise price of the Warrants are subject to “full-ratchet” price protection in the event of stock issuances below their respective conversion or exercise prices, except for specified exempted issuances including grants of stock options and stock issuances to officers, directors, employees and consultants.

We agreed to grant registration rights to EMC, by filing a registration statement covering the shares of common stock issuable upon the conversion of the Senior Secured Convertible Debenture, exercise of the Common Stock Purchase Warrant, and issuable by the Registrant as interest payments by June 7, 2008, and to obtain effectiveness of that registration statement by August 7, 2008. Our officers, directors, and 10% shareholders also executed agreements prohibiting the sales of our common stock by them until October 31, 2008. In connection with the transaction, we also secured voting agreements from our officers, directors and 10% shareholders approving the transaction in the event that we are required to seek such approval pursuant to the rules of the NASDAQ.

T.R. Winston & Company, LLC acted as the sole placement agent for the transaction.

The securities offered in the financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

DESCRIPTION OF PROPERTY

We do not own any real property. Our corporate office is approximately 6,200 square feet of leased office space at 10880 Wilshire Blvd., Suite 950, Los Angeles, California 90024. We sublease this office space at a monthly base rent of $17,292 from Bergman and Dacey, Inc. We have agreed under the terms of the sublease to pay 32.5% of any additional rents or charges due from Bergman & Dacey to the master landlord. This sublease expires on July 31, 2009.We expect that this property will be adequate for our needs for the near to medium term.

LEGAL PROCEEDINGS

We are not party to any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since March 9, 2007, our common stock has been traded on the Nasdaq Capital Market under the symbol “INVC”. From October 18, 2005 to March 8, 2007, our common stock was traded on the OTC Bulletin Board under the symbol “INVC.OB”. The following table sets forth, for the calendar periods indicated, the high and low bid information for our common stock. The quotations are interdealer prices without adjustment for retail markups, markdowns or commissions and do not necessarily represent actual transactions.

Calendar Year	High	Low
2006
First Quarter	$3.50	$2.15
Second Quarter	4.50	3.12
Third Quarter	5.50	4.49
Fourth Quarter	5.08	4.30
2007
First Quarter	$6.25	$4.26
Second Quarter	6.25	3.85
Third Quarter	5.07	1.51
Fourth Quarter	3.83	1.59
2008
First Quarter	$2.78	$1.59
Second Quarter *	$2.80	$1.76

* As of May 6, 2008

On May 6, 2008 the last sale price reported on NASDAQ for our common stock was $1.83 per share

Holders

As of April 30, 2008, there were 28,535,256 shares of common stock issued and outstanding. As of April 30, 2008, there were 34 holders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business operations.

Equity Compensation Plan Information

Our board of directors and stockholders approved our 2004 Stock Incentive Plan in August 2004. Our 2007 Equity Incentive Plan was approved by our board of directors in September 2007 and by our stockholders in December 2007. The following table provides information as of December 31, 2007 about common stock that may be issued upon the exercise of options, warrants and rights under our 2004 Stock Incentive Plan and 2007 Equity Incentive Plan.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	3,488,011	$2.10	2,741,489

Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	3,488,011	$2.10	2,741,489

SELECTED CONSOLIDATED FINANCIALS

The following selected consolidated financial data should be read in conjunction with the financial statements and the notes to those statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus. The selected consolidated financial data in this section are not intended to replace the financial statements and is qualified in its entirety by the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

The statements of income data for the years ended December 31, 2005, 2006, and 2007 and the balance sheet data as of December 31, 2006 and 2007 have been derived from our audited consolidated financial statements, which have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, and included elsewhere in this prospectus. The statements of income data for the years ended December 31, 2003 and 2004 and the balance sheet data as of December 31, 2003, 2004 and 2005 have been derived from our audited consolidated financial statements, which have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, but are not included in this prospectus. Historical results are not necessarily indicative of future results. See note 2 to the financial statements for an explanation of the method used to determine the number of shares used in computing basic and diluted net income per common share and pro forma basic and diluted net income per common share.

	Year Ended December 31,
	2007	2006	2005	2004	2003
	(all in thousands, except per share data)

Selected Statement of Operations Data:

Net Sales	$445,000	$35,382	$21,460	$51,039	$58,136
Net income (loss)	(14,333,622)	(6,866,614)	(2,565,008)	(1,621,740)	(945,634)
Net income (loss) per weighted avg. common share—basic	(0.50)	(0.29)	(0.23)	(0.25)	N/A

	December 31,
	2007	2006	2005	2004	2003

Selected Balance Sheet Data:
Working capital (deficiency)	$(2,029,014)	$8,494,919	$3,265,819	$(642,086)	$(1,889,506)
Total assets	5,661,570	14,724,103	3,821,363	628,973	75,738
Long term liabilities			8,355	17,686
Stockholders’ equity (deficiency)	417,871	12,593,417	3,498,728	(617,330)	(1,878,194)

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following Management's Discussion and Analysis of our Financial Condition and Results of Operations should be read in conjunction with the consolidated financial statements and notes thereto included as part of this prospectus. This prospectus contains forward-looking statements that are based upon current expectations. We sometimes identify forward-looking statements with such words as "may", "will", "expect", "anticipate", "estimate", "seek", "intend", "believe" or similar words concerning future events. The forward-looking statements contained herein, include, without limitation, statements concerning future revenue sources and concentration, gross profit margins, selling and marketing expenses, research and development expenses, general and administrative expenses, capital resources, additional financings or borrowings and additional losses and are subject to risks and uncertainties including, but not limited to, those discussed below and elsewhere in this prospectus that could cause actual results to differ materially from the results contemplated by these forward-looking statements. We also urge the reader to carefully review the risk factors set forth in this prospectus.

Overview

Since 2002, we have continued to develop our power inlay technology that is designed to bring power-based applications to the enterprise market and on-line banking market. Our present focus is the ICT DisplayCard power inlay technology which consists of a battery, circuit, and switch that can power applications on credit card sized cards and other information-bearing plastic cards. We have devoted a majority of our efforts to completing the development of our power inlay technology, initiating marketing and raising the financing required to do so and fund our expenses. We have generated limited revenues that derive from licensing agreements of our LensCard product, most of which have terminated. At this time, we have no plans to renew the LensCard licensing agreements or to further market or sell the LensCard, unless requested by a customer.

Since inception, we have been unprofitable. We incurred net losses of $14,333,622 and $6,866,614 for the fiscal years ending December 31, 2007 and 2006, respectively. As of December 31, 2007, we had an accumulated deficit of $28,067,183. Our continued existence is dependent upon our ability to obtain additional financing, as we have not been able to successfully sell the ICT DisplayCard in substantial quantities. We further anticipate that after such introduction of the ICT DisplayCard in 2008, we will continue to incur net losses due to our costs exceeding our revenues for an indefinite period of time. Our capital requirements for the next 12 months for retention and hiring of key personnel, implementation of a sales force for our products, and further research and development relating to the production of our power inlay technology will continue to be significant. To date, our operations have been funded primarily through equity and debt financings totaling $30,303,691.

We believe that our current cash, combined with anticipated revenue collections, will be sufficient to fund our operations for the next twelve months. We anticipate that we will not be able to generate sales of the ICT DisplayCard in substantial quantities until the second half of 2008 to support our cash needs since the sales cycle for that product is longer than originally anticipated. To maintain exclusivity under some of our agreements, we purchased inventory and made deposits prior to orders being received from customers. These inventory purchases and deposits along with our operating expenses have collectively reduced the Company’s cash resources since we have not been able to sell our acquired inventory or utilize our deposits with suppliers or otherwise replenish such cash. As such, we will be required to raise operating capital in order to continue our current operations.

We raised $3,500,000 of operating capital in January 2008 and $5,000,000 in April 2008 (see Equity and Debt Financings and Accounts Payable) but may be unable to raise additional operating capital on terms satisfactory to us, if at all. There can be no assurances that we will be able to raise operating capital on satisfactory terms, or that sufficient revenues will be generated from the sales of our product in order to sustain our operations. Should our cash and liquidity position become severe, we would need to limit our operations which would harm the value of your investment in the Company.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue recognition. We recognize revenues in accordance with SEC Staff Accounting Bulletin No. 104 (“SAB 104”). Revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable and collectability is reasonably assured. We recognize certain long-term contracts using the complete-contract method in accordance with SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type of Contracts.”

We have generated revenue from three sources: sale of the ICT DisplayCard, licensing of the LensCard to various credit card issuers and selling the Light Card to a credit card issuer. The LensCard is composed of a credit card with a small magnifying lens embedded into the card. The LightCard is composed of a credit card that when a button is pressed a small LED light is activated. We sell time-based licenses to various credit card issuers for the LensCard. We recognize royalties attributable to these time-based licenses as they are sold to the credit card issuers’ customers. Royalty revenue is recognized when each LensCard is sold by an issuer in accordance with SAB 104.

We anticipate that the majority of our revenues in the coming year will come from the ICT DisplayCard. We intend to sell these cards through resellers.  We do not recognize revenue when we sell the ICT DisplayCard in small quantities under a test or pilot program.  Cash receipts from these transactions are used to offset research and development expenses.

The revenue generated from the LensCard and LightCard is negligible, and we expect that the sales of these products will have no impact on our results of operations.

Deferred revenue is recorded when the payments from a reseller are received by us prior to the sale of a ICT DisplayCard to the resellers’ customer.

Accounts receivable allowances. Our sales to date have been to large credit card issuers and  we have been successful in collecting for products and services. Consequently, we have no allowances for doubtful accounts. We perform a regular review of our customer activity and associated credit risks and do not require collateral from our customers.

Inventory. Our inventories are valued at the lower of cost or market. We use estimates and judgments regarding the valuation of inventory to properly value inventory. Inventory adjustments are made for the difference between the cost of the inventory and the estimated market value and charged to operations in the period in which the facts that give rise to the adjustments become known.

Research and Development. Costs of research and development, principally the design and development of hardware and software prior to the determination of technological feasibility, are expensed as incurred.

Valuation of Intangible Assets and Long-Lived Assets. We assess the impairment of identifiable intangibles and long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered important that could trigger an impairment review include, but are not limited to, the following: a significant underperformance to expected historical or projected future operating results, a significant change in the manner of the use of the acquired asset or the strategy for the overall business, or a significant negative industry or economic trend.

We assess the carrying value of long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” During the year ended December 31, 2007, we incurred an impairment charge of $1,000,010 for the write down of our buzzer patent.  During the year ended December 31, 2006, we did not recognize any impairment to intangible assets or property and equipment.

Stock Based Compensation. On January 1, 2006, we adopted SFAS No. 123 (R), “Share Based Payment,” which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share-based payment transactions. SFAS No.123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. The Company has selected the modified prospective method of transition. SFAS No.123(R) supersedes the Company’s previous accounting under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees for periods beginning in fiscal year 2006. In March 2005, the SEC issued Staff Accounting Bulletin (“SAB”) No. 107 relating to SFAS No. 123(R). We have applied the provisions of SAB No.107 in our adoption of SFAS No. 123(R).

RESULTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2007 AND 2006

Total revenue increased to $445,000 in the year ended December 31, 2007 from $35,382 for the year ended December 31, 2006.  In the 2007 period, revenue is from the sale of the ICT DisplayCard.  In the 2006 period, revenue was from recognition of deferred revenue on LensCard royalties received from a terminated licensing agreement. We believe that future revenue will be primarily from the sales of the ICT DisplayCard; revenue from LensCard royalties is expected to be negligible.

Cost of Goods Sold consists of costs to manufacture the ICT DisplayCard in 2007.  There was no cost of goods associated with the royalty revenue recognized in 2006.  Total cost of goods sold increased from $0 for the year ended December 31, 2006 to $276,620 for the year ended December 31, 2007. We believe that future cost of goods sold will be primarily from the ICT DisplayCard.

Administrative expense consists of travel and marketing expenses, compensation expense, administrative fees and depreciation and amortization expense. Administrative expense increased $4,389,870, or 110%, from $4,000,117 for the year ended December 31, 2006 to $8,389,987 for the year ended December 31, 2007. The increase is primarily due to the hiring of additional employees, insurance costs, compensation expenses relating to vesting of employee and director’s stock options of $2,121,751, and travel expenses relating to business development. We anticipate that administrative expenses will increase in 2008 as we incur increased costs associated with establishing our operations.

Consulting fees, which increased $221,906, or 53%, from $419,978 for the year ended December 31, 2006 to $641,884 for the year ended December 31, 2007, include amounts paid to independent contractors for services provided.  We expect consulting fees to decline significantly as consultants are transitioned to full-time employees.

Professional fees consist of amounts paid to our outside counsel, auditors and to providers of other outside services rendered to the Company.  Professional fees expense increased from $917,882 for the year ended December 31, 2006 to $1,157,781 for the year ended December 31, 2007, an increase of $239,899, or 26%.   Professional fees expense increased due to legal fees for the maintenance and establishment of the Company’s intellectual property rights, costs relating to the acquisition of certain assets of nCryptone, due diligence costs related to the potential acquisition by us of one of our suppliers, and the legal and accounting fees costs associated with being a public company. We anticipate that professional fees will continue to increase as we will have to assess our internal controls pursuant to Sarbanes-Oxley and the related legal costs associated with being a public company.

Research and development expense consists primarily of costs relating to the continued testing and quality control analysis of the ICT DisplayCard. Research and development costs decreased from $1,896,499 for the year ended December 31, 2006 to $1,352,413 for the year ended December 31, 2007, a decrease of $544,086, or 29%, due to increased testing expenses at one of our major suppliers offset by a reduction of expenses related to prior products.  We expect our research and development expenses to increase as we continue to invest in developing enhancements of our ICT DisplayCard with one time password.

During the year ended December 31, 2007 our analysis of long lived intangible assets determined that the value we had assigned to a buzzer patent acquired from nCryptone in June 2006 was not recoverable.  Accordingly, we impaired the full value of the asset during the year ended December 31, 2007.

Unrecoverable Payments to Suppliers. Unrecoverable payments to suppliers expense consist of payments made to third party suppliers for deposits that we no longer expect to utilize, purchase orders that we do not expect to fulfill and accrued expenses to satisfy irrevocable purchase orders.  Unrecoverable payments to suppliers increased from $0 for the year ended December 31, 2006 to $1,546,428 for the year ended December 31, 2007 to recognize the diminished value of certain deposits made on the basis of production volume that will not be realized and to accrue for costs that we expect to pay in the future as we did not complete certain irrevocable purchase orders. At this time, we do not anticipate that unrecoverable payments to suppliers will increase in the future as management considers these to be one time charges.

Inventory Writeoffs and Reserves. Inventory writeoffs and reserves consist of expenses to record obsolete inventory.  Inventory writeoffs and reserves decreased from $791,818 for the year ended December 31, 2006 to $575,017 for the year ended December 31, 2007. The reduction is due to a decreased amount of battery write-offs in 2007. In 2006, the reduced shelf lives of batteries on hand rendered them unusable. We anticipate that inventory writeoffs and reserves will decrease as we anticipate that our projected sales during the first part of 2008 will utilize our standing inventory.

Interest income decreased $152,326, or 45%, from $336,119 for the year ended December 31, 2006 to $183,793 for the year ended December 31, 2007 as a result of a decrease in operating cash during the year ended December 31, 2007.

Interest expense increased from $1,239 for the year ended December 31, 2006 to $21,475 for the year ended December 31, 2007 due to interest accruing on a related party account payable that has not been settled.

LIQUIDITY AND CAPITAL RESOURCES

Our principal sources of liquidity since our inception through December 31, 2007 have been equity and debt financings totaling $21,803,691.   Since our inception, we have incurred significant losses, and as of December 31, 2007 we had an accumulated deficit of $28,067,183.  Our cash balance at December 31, 2007 was $339,600, down from $8,270,096 at December 31, 2006.

Net cash used in operating activities was $7,945,470 for the year ended December 31, 2007 as compared with $5,990,620 for the year ended December 31, 2006. The increase in cash used was due primarily to the cost of increased personnel, increased professional fees, deposits made for raw materials inventory, and purchase of raw materials for production.

Net cash used in investing activities was $21,351 for the year ended December 31, 2007 as compared with $218,786 used in  investing activities for the year ended December 31, 2006. The decrease in cash used for investing was due to a smaller amount of production equipment purchased during the year ended December 31, 2007.

Net cash provided by financing activities was $36,325 for the year ended December 31, 2007 as compared to $11,201,970 for the year ended December 31, 2006. No capital raise took place during the year ended December 31, 2007;  $11,356,500 was raised during the year ended December 31, 2006.

Through the date of this prospectus, our operations have been funded primarily through equity and debt financings totaling $30,303,691. We believe that our current cash, combined with anticipated revenue collections, will be sufficient to fund our operations for the next twelve months. There can be no assurance that capital will be available to us on terms that are acceptable, or at all.

Our auditors have included a “going concern” caveat in their unqualified opinion of our 2007 financial statements signifying that without additional capital doubt exists concerning our ability to survive until year-end 2008.

RESULTS OF OPERATIONS YEARS ENDED DECEMBER 31, 2006 AND 2005

Past revenue consists of royalties from the LensCard and gross revenues from the LightCard. Total revenue increased slightly from $21,460 for the twelve months ended December 31, 2005 to $35,382 for the twelve months ended December 31, 2006. The increase resulted primarily from recognition of deferred revenue on LensCard royalties received from a terminated licensing agreement. We believe that future revenue will be primarily from the sales of the ICT DisplayCard; we anticipate that such revenues will begin in the third quarter of 2007.

Cost of Goods Sold consists of costs to manufacture the LightCard. Total cost of goods sold decreased from $9,865 for the year ended December 31, 2005 to $0 for the year ended December 31, 2006. The 2005 cost resulted from a LightCard order that we completed in 2005. We sold no LightCards in 2006. We believe that future cost of goods sold will be primarily from the ICT DisplayCard; we anticipate that such costs will begin to be recognized in the third quarter of 2007.

Administrative expense consists of travel and marketing expenses, compensation expense, administrative fees and depreciation and amortization expense. Administrative expense increased from $1,178,398 for the year ended December 31, 2005 to $4,335,095 for the year ended December 31, 2006. The increase is primarily due to the hiring of additional employees, insurance costs, compensation expenses relating to vesting of employee and director's stock options of $472,598, and travel expenses relating to business development. We anticipate that administrative expenses will increase in 2007 as we incur increased costs associated with establishing our operations.

Consulting expense consists of payments made to an independent contractor that provided services to us. Consulting expense remained constant at $85,000 for the years ended December 31, 2006 and 2005. We anticipate that our consulting expense will remain constant in absolute dollars as the company does not presently have the intention of hiring additional outside consultants.

Professional fees consist of amounts paid to our outside counsel, auditors and to providers of other outside services rendered to the company.

Professional fees expense increased from $445,913 for the year ended December 31, 2005 to $917,882 for the year ended December 31, 2006. Professional fees expense increased due to legal fees for the maintenance and establishment of the company's intellectual property rights, costs relating to the acquisition of certain assets of nCryptone, and the legal and accounting fees costs associated with being a public company. We anticipate that professional fees will continue to increase as we will have to assess our internal controls relating to Sarbanes-Oxley and the related legal costs associated with being a public company.

Research and development expense consists primarily of costs relating to the development enhancements relating to the ICT DisplayCard. Research and development costs increased from $827,354 for the year ended December 31, 2005 to $1,896,499 for the year ended December 31, 2006 due to increased research and development of the ICT DisplayCard with one time password. We expect our research and development expenses to increase as we continue to invest in developing enhancements of our ICT DisplayCard with one time password.

Interest expense decreased from $43,593 for the year ended December 31, 2005 to $1,239 for the year ended December 31, 2006 due to the smaller amount of debt we owed during the year ended December 31, 2006.

Interest income increased from $6,055 for the year ended December 31, 2005 to $336,119 for the year ended December 31, 2006 as a result of an increased operating cash balance that was earning interest during the year ended December 31, 2006.

LIQUIDITY AND CAPITAL RESOURCES

Our principal sources of liquidity have been cash and cash equivalent balances, which were $8,270,096 at December 31, 2006. Since our inception, we have incurred significant losses, and as of December 31, 2006 we had an accumulated deficit of $13,733,561.

Net cash used in operating activities was $5,990,620 for the year ended December 31, 2006 as compared with $2,805,841for the year ended December 31, 2005. The increase in cash used was due primarily to the cost of increased personnel, increased professional fees, deposits made for raw materials inventory, and purchase of raw materials for production.

Net cash used in investing activities was $218,756 for the year ended December 31, 2006 as compared with $276,833 provided by investing activities for the year ended December 31, 2005. The decrease in cash used for investing was due to a smaller amount of production equipment purchased during the year ended December 31, 2006.

Net cash provided by financing activities was $11,201,970 for the year ended December 31, 2006 as compared to $5,818,419 for the year ended December 31, 2005. The increase occurred because of $11,356,500 in gross proceeds from the private offering that took place during the year ended December 31, 2006.

EQUITY AND DEBT FINANCINGS AND ACCOUNTS PAYABLE

On December 23, 2003, we entered into a Securities Purchase Agreement with Bristol Capital, LLC under which we were to sell a unit that consisted of 500,000 shares of our common stock and warrants to purchase 2,400,000 shares of our common stock at an exercise price of $1.00 per share in exchange for $50,000. On May 5, 2004, we received $50,000 from Bristol Capital, LLC and issued 500,000 shares of our common stock and warrants to purchase 2,400,000 shares of our common stock. On March 1, 2006, we received $50,000 on the exercise of 50,000 of these warrants. On April 3, 2006, we received $200,000 on the exercise of 200,000 of these warrants.

On October 19, 2005, we completed a private equity financing pursuant to which we raised gross proceeds of $6,500,000 and converted $571,066 of indebtedness. The transaction was a unit offering, pursuant to which each investor or debt holder received a unit comprised of one share of restricted common stock and warrants convertible into 0.50 shares of restricted common stock, resulting in the placement of an aggregate 7,071,066 shares of restricted common stock and warrants convertible into an additional 3,535,533 shares of restricted common stock. The warrants have an exercise price of $1.25 per share and expire on October 19, 2010. The financing was arranged by TR Winston & Company, a fund manager, which received a net commission of 6% of the total gross proceeds and a warrant to purchase 780,000 shares of the Company’s common stock at an exercise price of $1.25 per share that expires on October 19, 2010. Additionally, we issued a warrant to purchase 117,600 shares of our common stock at an exercise price of $1.25 per share that expires on October 19, 2010 to C.E. Unterberg, Towbin, LLC pursuant to a letter agreement we had previously entered into with C.E. Unterberg, Towbin, LLC. On June 15, 2006, we received $18,125 as a result of 14,500 warrants being exercised by a warrant holder. On June 26, 2006 we received $6,250 as a result of 5,000 warrants being exercised by a warrant holder. On July 24, 2006, we received $6,250 as a result of 5,000 warrants being exercised by a warrant holder.

On May 30, 2006, we issued 3,785,500 shares of common stock at a price of $3.00 per share to accredited investors pursuant to a private placement for total gross proceeds of $11,356,500. T.R. Winston & Company served as placement agent for the securities sold in this transaction and received a net commission of 5% of the total gross proceeds and a warrant to purchase 113,565 shares of our common stock at an exercise price of $3.30 per share that expire on May 30, 2011. The shares of common stock we issued and the shares of common stock underlying warrants issued on May 30, 2006 have full ratchet anti-dilution protection for 12 months. If during 12 months following May 30, 2006, we obtain additional capital through the issuance of equity securities, other than the issuance of shares of common stock or securities convertible into or exchangeable for common stock of InCard in connection with (i) any mergers or acquisitions of securities, business, property or other assets (ii) joint ventures or other strategic corporate transactions, (iii) any other transaction, the primary purpose of which is not to raise capital for the company, (iv) the exercise of an option or warrant or the conversion of a security outstanding as of May 30, 2006, or (v) any employee benefit plan that has been adopted by our board and our stockholders, the holders of these then-existing shares will receive full ratchet anti-dilution protection.

On June 28, 2006, we purchased rights relating to the ICT DisplayCard from nCryptone for 4,500,000 shares of our common stock and acquired a license to use a patent for $1,000,010 that was due by June 27, 2007. We have paid $400,000 towards the cost of the patent through December 31, 2007; the remainder is due in January 2009.  We wrote off the value of the patent during the year ended December 31, 2007.

On January 8, 2008, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 13 institutional and accredited investors (the “Purchasers”). Pursuant to the terms of the Purchase Agreement, the Purchasers purchased $3.5 million of our 8% Senior Secured Convertible Debenture (“Debenture”). The Debenture: (i) bears interest at 8% per year, paid quarterly in cash or registered common stock, at our discretion; (ii) has a maturity of January 8, 2011, (iii) is convertible at the holder’s option into shares of our common stock at $2.50 per share, (iv) is secured by all of our and our subsidiary’s assets including inventory, receivables, unencumbered equipment and intellectual property under the terms of a Security Agreement, and (v) has a forced conversion feature which allows us to force the conversion of the Debenture if our common stock trades above $5.00 for 20 consecutive trading days and certain other conditions are met. We also issued to the Purchasers five-year common stock purchase warrants to purchase 700,000 shares of our common stock at an exercise price of $2.75 per share (the “Warrants”). We expect to use the net proceeds of the financing for our working capital requirements and to pay down certain obligations.

Both the conversion price under the Debenture and the exercise price under the Warrants are subject to “full-ratchet” price protection in the event of stock issuances below their respective conversion or exercise prices, except for specified exempted issuances including grants of stock options and stock issuances to officers, directors, employees and consultants.

We agreed to grant registration rights to the investors, by filing a registration statement covering the shares of common stock issuable upon the conversion of the Debenture, exercise of the Warrants, and issuable as interest payments, within 30 days of the closing, and obtaining effectiveness of the registration statement within 90 days after the closing. These dates have been extended to June 7, 2008.  Our officers, directors, and 10% stockholders also agreed to execute lock-up letter agreements prohibiting sales of our common stock by them until July 30, 2008. In connection with the transaction, we also secured voting agreements from our officers, directors and 10% stockholders approving the transaction in the event that we are required to seek such approval pursuant to the rules of the NASDAQ.

T.R. Winston & Company, LLC acted as the sole placement agent for the transaction.

The securities offered in the financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. We relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

On April 15, 2008, we entered into a Securities Purchase Agreement with EMC Corporation (“EMC”). Pursuant to the terms of the agreement, EMC purchased $5 million of Registrant’s 8% Senior Secured Convertible Debenture (“Debenture”). The Debenture: (i) bears interest at 8% per year, paid quarterly in cash or, subject to certain conditions, registered shares of our common stock; (ii) has a maturity of April 15, 2011, (iii) is convertible at EMC’s option into shares of our common stock at $2.48 per share, (iv) is secured by all of our and our subsidiaries’ assets, including inventory, receivables, unencumbered equipment and intellectual property, and (v) has a forced conversion feature which allows the Registrant to force the conversion of the Debenture if our common stock trades above $5.00 for 20 consecutive trading days. Such a forced conversion may be limited by contractual restrictions on the amount of our common stock which EMC may own and certain other conditions. We also agreed to issue EMC five-year Common Stock Purchase Warrants to purchase 1,008,064 shares of our common stock assuming at an exercise price of $2.728 per share. We expect to use the net proceeds of the financing for our working capital requirements and to pay down certain obligations. The Debenture also contains customary events of default provisions. As part of the transaction, we agreed to: (i) maintain our monthly burn rate at $600,000 or below, (ii) be compliant with NASDAQ listing requirements; and (iii) obtain shareholder approval prior to effectuating a reverse stock split and for the issuance of additional shares of our common stock.

Both the conversion price of the Debenture and the exercise price of the Warrants are subject to “full-ratchet” price protection in the event of stock issuances below their respective conversion or exercise prices, except for specified exempted issuances including grants of stock options and stock issuances to officers, directors, employees and consultants.

We agreed to grant registration rights to EMC, by filing a registration statement covering the shares of common stock issuable upon the conversion of the Senior Secured Convertible Debenture, exercise of the Common Stock Purchase Warrant, and issuable by the Registrant as interest payments by June 7, 2008, and to obtain effectiveness of that registration statement by August 7, 2008. Our officers, directors, and 10% shareholders also executed agreements prohibiting the sales of our common stock by them until October 31, 2008. In connection with the transaction, we also secured voting agreements from our officers, directors and 10% shareholders approving the transaction in the event that we are required to seek such approval pursuant to the rules of the NASDAQ.

T.R. Winston & Company, LLC acted as the sole placement agent for the transaction.

The securities offered in the financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

FUTURE NEEDS

We believe that our current cash, combined with anticipated revenue collections, will be sufficient to fund our operations for the next twelve months.  If our revenues are insufficient to cover our manufacturing, selling, general and administrative operating expenses we will need additional capital and we do not have any binding commitments for, or readily available sources of, additional financing. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy our capital requirements, our operations and liquidity could be materially adversely affected.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet transactions.

CONTRACTUAL OBLIGATIONS

As of December 31, 2007, we did not have any contractual obligations.

New Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS 140”). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. The adoption of   this new Standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This new standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN No. 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN No. 48. The cumulative effect of applying the provisions of FIN No. 48 should be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that fiscal year. The provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. Earlier application is permitted as long as the enterprise has not yet issued financial statements, including interim financial statements, in the period of adoption. The adoption of FIN No. 48 did not have a material impact on the Company’s financial position, results of operations or cash flows in 2007.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently determining the effect, if any, the adoption of SFAS No. 157 will have on the Company’s financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the impact of implementing SFAS 159 on our consolidated financial statements; however we anticipate that SFAS 159 will not have a material impact on the Company’s financial position, results of operations or cash flows.

In June 2007, the Emerging Issues Task Force (EITF) issued Issue No. 07-3, Accounting for Non-Refundable Advance Payments for Goods or Services To Be Used in Future Research and Development Activities (EITF 07-3) which concluded that nonrefundable advance payments for goods and services to be received in the future for use in research and development should be deferred and capitalized.  The capitalized amounts should be expensed as the related goods are delivered or services are performed.  Such capitalized amounts should be charged to expense if expectations change such that the goods will not be delivered or services will not be performed.  The provisions of EITF 07-3 are effective for new contracts entered into during fiscal years beginning after December 15, 2007.  The consensus may not be applied to earlier periods and early adoption is not permitted.  The adoption of this standard had no impact on the Company’s financial position, results of operations, or cash flows.

In December 2007 the FASB issued SFAS 160 “Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”.  This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This Statement changes the way the consolidated income statement is presented. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. This Statement establishes disclosure requirements in the consolidated financial statements, which will enable users to clearly distinguish between the interests of the parent’s owners and the interests of the non-controlling owners of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008; earlier adoption is prohibited. Management anticipates that the adoption of this standard will have no impact to the Company’s financial position, results of operations, or cash flows.

In March 2008 the FASB issued SFAS 161 “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”.  This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008; earlier adoption is encouraged.  Management has not yet determined what impact the adoption of this statement will have on the Company’s financial position, results of operations, or cash flows.

In December 2007, the FASB issued No. 141 (revised 2007), “Business Combinations”, which replaces SFAS No. 141. SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired and the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. This Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination.  This Statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Management anticipates that the adoption of this statement will have no impact to the Company’s financial position, results of operations, or cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is not exposed to market risk.

MANAGEMENT OF THE COMPANY

Executive Officers and Directors

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

			INITIAL ELECTION OR
NAME	AGE	POSITION HELD	APPOINTMENT DATE
Steven R. Delcarson	51	President and Chief Executive Officer	September 21, 2007
Charles M. Caporale	57	Chief Financial Officer	October 29, 2007

NAME	AGE	POSITION HELD	INITIAL ELECTION OR APPOINTMENT DATE
Donald Joyce	56	Chairman of the Board	November 22, 2003
Harry L. Tredennick III	61	Director	December 21, 2007
Scott V. Ogilvie	54	Director	December 11, 2006
W. Robert Ramsdell	67	Director	June 29, 2007
Richard J. Nathan	66	Director	December 21, 2007

Messrs. Delcarson and Caporale provide their services as executive officers on a full-time permanent basis.

There are no family relationships between any two or more of our directors or executive officers. Our executive officers are appointed by our board of directors and serve at the board’s discretion. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

None of our directors or executive officers has, during the past five years,

o had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

o been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

o been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

o been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated, except Mr. Caporale, who was an officer of Women First Healthcare, Inc. from September 2000 until October 2003. On April 29, 2004, Women First Healthcare filed a petition for relief under Chapter 11 of the US Bankruptcy Code in the US Bankruptcy Court for the District of Delaware, Case No. 04-11278 (MFW) which was closed on December 31, 2006.

BIOGRAPHICAL INFORMATION

STEVEN R. DELCARSON was appointed as our President and Chief Executive Officer effective September 21, 2007. From 2004 to February 2007, Mr. Delcarson served as the Managing Director of the Franchising Division for New Horizons Computer Learning Centers, Inc., a global leader of IT, business skills and English language learning solutions. In 2001, prior to joining New Horizons, Mr. Delcarson founded Global Learning Alliance, a company which coordinated large, complex enterprise IT learning projects to Fortune 2000 companies, and served as the company’s President until 2004. Mr. Delcarson is a member of the Young Presidents’ Organization, the International Franchise Association, and Comptia. He received his MBA from Southern Methodist University and his Bachelor of Fine Arts in Advertising Design from Arizona State University.

CHARLES M. CAPORALE has served as our Chief Financial Officer since October 2007. From February 2006 until August 2007, Mr. Caporale served as the Senior Vice President and Chief Financial Officer of New Horizons Computer Learning Centers, Inc., a global leader of IT, business skills and English language learning solutions. From November 2003 to January 2006, Mr. Caporale was a consultant providing financial and accounting consulting services to various entities in Southern California. From September 2000 to October 2003 Mr. Caporale served as the Vice President, Chief Financial Officer, Treasurer and Secretary of Women First Healthcare. From July 1997 until April 2000, Mr. Caporale served as Senior Vice President, Chief Financial Officer and Treasurer of The Centris Group, Inc. Mr. Caporale holds a B.B.A. in accounting from Pace University.

DR. DONALD JOYCE has served as our director since November 2003 and our Chairman since September 2007. Dr. Joyce serves as the Washington representative for the Argonne National Laboratory beginning February 2008. Previously, since April 2001, he served as Deputy Director of the Argonne National Laboratory. From June 6, 2000 to February 2001, Dr. Joyce served as Chief Technology Officer for Technology Connect, a technology consulting firm in Massachusetts. From May 1999 to June 2000, he served as Senior Vice President of JDH Technologies, LLC, a software company. Prior to May 1999, Dr. Joyce served as President of Muhlbauer Inc., an equipment supplier to the semiconductor, circuit board assembly and smart card industries. Dr. Joyce received a Ph.D. in Physics from the College of William and Mary and a B.A. in Physics from the University of Colorado.

SCOTT V. OGILVIE has served as our director since December 2006. He is CEO and President of Gulf Enterprises International, Ltd.  Mr.. Ogilvie began his career as a corporate and securities lawyer with Hill, Farrer & Burrill. Mr. Ogilvie has extensive public and private corporate board experience in finance, real estate, and technology companies. Mr. Ogilvie currently serves on the board of directors of Neuralstem, Inc., GenSpera, Inc. and Preferred Voice. He is a founding member of the board of directors of the American Kuwaiti Alliance, a U.S. non profit corporation comprised of prominent Kuwaiti and U.S. companies and institutions. Mr. Ogilvie received his BSBA-Finance degree from the University of Denver and holds his JD from the University of California, Hastings College of Law.

W. ROBERT RAMSDELL has served as our director since June 2007. Mr. Ramsdell has been engaged in private investments in micro cap companies since 1990.  From 1973 until his retirement in 1990, Mr. Ramsdell was senior partner, director of research and office manager of Cantor Fitzgerald & Co. in Los Angeles, engaged in the institutional equity business. Mr. Ramsdell has been a Board member of Insignia Systems, Inc.(ISIG) since 1998 and a financial advisor to many companies including Occupational Urgent Care Health Systems (OUCH) and Preferred Voice (PRFV).

RICHARD J. NATHAN founded JigSaw tek, Inc. in May 2001, where he served as the Chief Executive Officer until 2005. The company marketed high-end, integrated circuit packaging solutions using proprietary, patent-pending embedded silicon technology. Since that time, Mr. Nathan has pursued personal and professional interests and investments in various technology industries. Mr. Nathan attended Denver University and majored in physics. He also attended Adelphi University and completed numerous graduate and undergraduate courses in various science and business disciplines. He has authored or co-authored eight U.S. patents.

HARRY L. TREDENNICK III serves as a technology analyst for Gilder Publishing. His area of expertise is leading-edge components and he writes and speaks on topics related to microprocessors, programmable logic, reconfigurable systems, and MEMS (microelectromechanical systems). He has held this position since August 2000. He has held engineering and research positions at Motorola and IBM and was once Chief Scientist at Altera. Dr. Tredennick was named a Fellow of the IEEE for his contributions to microprocessor design. He received his Ph.D. in Electrical Engineering from the University of Texas, Austin. He received his MSEE and BSEE in Electrical Engineering from Texas Tech University, where he has been named a Distinguished Engineering Graduate.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
The Compensation Committee is tasked with ensuring that our executive compensation program meets our corporate objectives. Objectives are set by the Compensation Committee and approved by the Board. Management is charged with administering the compensation program according to the policies developed by the Compensation Committee.

Objectives of the Program

The Compensation Committee’s primary objectives with respect to our executive compensation program include the following:

•	Providing a competitive total compensation package to attract and retain key personnel;
•	Closely aligning executive compensation to our financial performance and increases in shareholder value;
•	Providing long-term compensation opportunities, primarily through equity awards that align executive compensation improvement in shareholder value.

The three principal elements of our executives’ compensation are:

•	Base salary;
•	Annual incentive compensation; and
•	Long-term compensation.

The Compensation Committee has the flexibility to use these elements, along with certain other benefits and perquisites, to effectively achieve the objectives of our executive compensation program. For example, the Compensation Committee could put greater emphasis on the annual or long-term incentive compensation, or on certain elements within these programs, depending on the focus of the business, Compensation Committee, or Board objectives. Each element of our executive compensation program is discussed in more detail below.

Elements of Executive Compensation

General

As described above, the aggregate compensation paid to our executive officers in 2007 was comprised of three primary elements: base salary, annual incentive compensation and long-term compensation. These elements, which are described in more detail below, are designed to both attract and retain our executive officers and align their interests with those of our shareholders.

The Compensation Committee considers all aspects of compensation for our Chief Executive Officer and Chief Financial Officer (referred to as the “Named Executive Officers”). The Compensation Committee reviews each element of executive compensation with respect to its review of each executive’s compensation package and makes its determinations based on corporate and individual performance, as well as general market conditions affecting executive compensation.

Other important factors in determining executive compensation include the background of the individual Named Executive Officers, their industry knowledge and their experiences in elements of the business that are or are expected to be strategic to the Company’s success.

Base Salary

In 2007 we hired our Named Executive Officers. The Compensation Committee considered compensation of comparable positions at other companies of similar size and stage of development as the Company (based on the general knowledge of the Company’s management and the members of the Compensation Committee, as described above) and retention concerns.

“At risk” Compensation

The Compensation Committee believes it is important for a significant portion of our Named Executive Officers’ potential compensation to be tied to future short- and long-term performance of the Company so as to align compensation with increases in shareholder value. Accordingly, the target (and maximum) aggregate compensation opportunity available to our Named Executive Officers is heavily weighted towards annual incentives and long-term compensation, both of which are “at risk” if the Company does not achieve its short-term and long-term strategic objectives. This strategy allows the Company to “pay for performance,” which reflects the Compensation Committee’s philosophy. The target bonuses for each of our Named Executive Officers are based on both quantitative and qualitative performance criteria. The quantitative criteria are elements that each Named Executive Officer is expected to have significant impact upon. The qualitative criteria are areas the Compensation Committee believes to be critical in establishing the corporate governance environment expected in a well run public company.

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2007, December 31, 2006, and December 31, 2005, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its executive officers, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2007, referred to as our named executive officers:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Alan Finkelstein	2007	226,922	0	0	0	0	0	361,163	(1)	580,085
Chief Executive Officer ,	2006	200,000	0	0	0	0	0	70,000	(2)	270,000
Former President and Chief Operating Officer (3)	2005	200,000	0	0	0	0	0	0		200,000

John A. Ward III	2007	0	0	0	0	0	0	668,652	(1)	668,652
Former Chief Executive Officer and Chairman (4)	2006	0	0	0	0	0	0	100,000	(2)	100,000
	2005	—	—	—	—	—	—	—		—

Steven Delcarson	2007	87,500	0	0	0	0	0	0		87,500
Chief Executive Officer	2006	—	—	—	—	—	—	—		—
and President (5)	2005	—	—	—	—	—	—	—		—

Bennet P. Tchaikovsky	2007	109,944	0	0	0	0	0	228,568	(1)	338,512
Former Chief Financial Officer (6)	2006	130,000	0	0	0	0	0	30,000	(2)	160,000
	2005	130,000	0	0	0	0	0	0		130,000

Charles Caporale	2007	32,077	0	0	0	0	0	0		32,077
Chief Financial Officer (7)	2006	—	—	—	—	—	—	—		—
	2005	—	—	—	—	—	—	—		—

(1) Represents compensation expense recognized under FAS 123R. The compensation expense recognized during 2007 relates to option grants made to the executive prior to January 1, 2007. No option grants were given to this officer during 2007.
(2) Represents compensation expense recognized under FAS123R. The compensation expense recognized during 2006 relates to option grants made to the executive prior to January 1, 2006. No option grants were given to this officer during 2006.
(3) Mr. Finkelstein resigned as Chief Executive Officer, and was appointed Chief Operating Officer, in August 2006. Mr Finkelstein resigned as President and Chief Operating Officer in September 2007 and was appointed Chief Technology Officer, a position he resigned in December 2007.
(4) Mr. Ward was appointed Chief Executive Officer in August 2006 and resigned as Chief Executive Officer and Chairman in September 2007.
(5) Mr. Delcarson was appointed Chief Executive Officer and President in September 2007.
(6) Mr. Tchaikovsky resigned as Chief Financial Officer in October 2007.
(7) Mr. Caporale was appointed Chief Financial Officer in October 2007.

Employment Agreements

In the event the Company terminates Mr. Delcarson’s employment without “Cause,” Mr. Delcarson shall be entitled to receive a lump sum payment equal to 50% of his base compensation then in effect within five (5) business days following written notification of such termination, less all appropriate federal and state income and employment taxes. In addition, if Mr. Delcarson is terminated by the Company without “Cause,” (i) all Options issued to him prior to the termination without “Cause” shall vest immediately and become exercisable; and (ii) Mr. Delcarson shall be paid fifty percent (50%) of the bonus not already received. In the event of a Change in Control (as defined), if Mr. Delcarson’s Employment Agreement is not assumed and a new agreement with the same role, title and responsibilities is not secured for a minimum new period of one year, within 90 days upon a Change in Control, the Company shall provide Mr. Delcarson with a lump sum payment equal to twelve (12) months of base compensation as in effect on the date of the Change in Control, less all appropriate federal and state income and employment taxes, promptly upon such Change in Control. In addition, all Options issued to Mr. Delcarson prior to the Change of Control shall vest immediately and become exercisable.

In the event the Company terminates Mr. Caporale’s employment without “Cause,” Mr. Caporale shall be entitled to receive a lump sum payment equal to 50% of his salary then in effect within five (5) business days following written notification of such termination, less all appropriate federal and state income and employment taxes. In addition, if he is terminated by the Company without “Cause,” (i) all Options issued to Mr. Caporale prior to the termination without “Cause” shall vest immediately and become exercisable; and (ii) Mr. Caporale shall be paid fifty percent (50%) of the bonus not already received. In the event of a Change in Control (as defined), if Mr. Caporale’s Employment Agreement is not assumed and a new agreement with the same role, title and responsibilities is not secured for a minimum new period of one year, within 90 days upon a Change in Control, the Company shall provide Mr. Caporale with a lump sum payment equal to six (6) months of base compensation as in effect on the date of the Change in Control, less all appropriate federal and state income and employment taxes, promptly upon such Change in Control. In addition, all Options issued to Mr. Caporale prior to the Change of Control shall vest immediately and become exercisable.

Change-in-control arrangements

2004 Stock Incentive Plan. As provided for in option agreements entered into under the terms of the 2004 Stock Incentive Plan, all stock options vest immediately in the event of a “change-in-control” of the company unless (i) the successor corporation assumes the option or otherwise continues the option agreement in full force and effect, and (ii) the options are replaced with a cash incentive program that preserves the spread existing at the time of a “change-in-control”. A “change-in-control” means a change in ownership or control of the Company effected through any of the following: (i) a merger, consolidation or reorganization approved by our stockholders, unless securities representing more than 50% of the voting power of the successor corporation are held by persons who beneficially owned the Company prior to such transaction, (ii) any stockholder approved transfer or other disposition of all or substantially all of our assets, or (iii) the acquisition by any person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of our stock pursuant to a tender or exchange offer made directly to our stockholders, which our board of directors recommends such stockholders accept.

2007 Equity Incentive Plan.   As provided for in option agreements entered into under the terms of the 2007 Equity Incentive Plan, in the event of a “change-in-control” all outstanding options may become immediately exercisable in full at the discretion of the Board of Directors.  Alternatively, the Board may require that outstanding options be surrendered and immediately cancellable if a cash award of equivalent value or shares of the corporation resulting from the change-in-control are substituted.    A “change-of-control” is generally defined as:

(1)                                 Any individual, entity or group acquiring beneficial ownership of 15% of more of either the outstanding shares of the company’s common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors;

(2)                                 Individuals who constitute the board on the date thereof ceasing to constitute a majority of the board (provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date thereof will be deemed a member of the incumbent board);

(3)                                 Approval by our stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another entity, unless following the business combinations:

•                 all or substantially all of the beneficial owners of the company’s then outstanding common stock prior to the business combination own more than 70% of the outstanding common stock of the company resulting from the business combination;
•                 no person, entity or group owns 25% or more of the outstanding voting securities of the company resulting from the business combination; and
•                 at least a majority of the board of the company resulting from the business combination were members of the company’s board prior to the business combination; or

(4)                                Approval by our stockholders of a complete liquidation or dissolution of the company.

The following table sets forth quantitative information with respect to potential payments to be made to each of the Named Executive Officers or their beneficiaries on termination in various circumstances, assuming termination on December 31, 2007. The potential payments are based on the various plans maintained by us as well as the negotiated contractual terms of employment agreements we have made with the Named Executive Officer’s. For a more detailed description of each of these plans and agreements, see the discussion of each plan and agreement under “Potential Payments on Termination or Change-in-Control”. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive, which would only be known at the time that they become eligible for payment under the plan or agreement were to occur.

TYPE OF TRIGGERING EVENT

Named Executive Officer	Death or Disability		Voluntary Termination or Retirement		Change in Control without Termination		Termination by Company for Cause		Termination by Company without Cause unrelated to Change in Control		Termination by Company after Change in Control		Termination by Executive without Good Reason after Change in Control
Steven R. Delcarson
Salary under contract formula (1)		$—		$—		$—		$—		$167,500-		$335,000		$—
Bonus under contract formula (2)		$—		$—		$—		$—		$—		$—		$—
Health Insurance		$—		$—		$—		$—		$—		$—		$—
Disability Insurance		$—		$—		$—		$—		$—		$—		$—
Option Awards (3)	$			$—	$			$—		$—		$—	$

Charles M. Caporale
Salary under contract formula (1)		$—		$—		$—		$—		$100,000-		$100,000		$—
Bonus under contract formula (2)	$		$		$		$		$		$		$
Health Insurance	$		$		$		$		$		$		$
Disability Insurance		$—		$—		$—		$—		$—	$			$—
Option Awards (3)		$—		$—		$—		$—		$—	$			$—

Notes to Table:

(1) Represents 50% of current in-force salary for termination without cause and 100% of current in force salary for termination following change in control for Mr. Delcarson. Represents 50% of current in-force salary for Mr. Caporale.
(2) The amount of the bonus paid depends on the triggering event and the amount of bonus previously paid at the time of the triggering event.
(3) In the event of a change in control or upon termination without cause, all unvested options vest immediately.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have a long term incentive plan or arrangement of compensation with any individual in the group of officers and directors.

Equity Awards

Option Grants to Executive Officers in 2007

No options were granted to our current or former Chief Executive Officer, former President and Chief Operating Officer, or to our current or former Chief Financial Officer in fiscal year 2007. In March 2008, we granted an option to purchase 1,000,000 shares of our common stock to Steven R. Delcarson, our newly appointed Chief Executive Officer and President, at an exercise price of $2.25 per share. Vesting of the options shall be triggered on the achievement of five business milestones: (a) sales, (b) production, (c) raising additional capital, (d) research and development, and (e) corporate governance, development of supplier and channel partner relationship, and achievement of the Company’s vision. Upon achievement of each of the aforementioned five milestones, 20% of the options (200,000 options per milestone) shall vest pursuant to the following schedule: 50% at achievement of the milestone (i.e. 100,000 options); 25% at the expiration of twelve (12) months following achievement of the milestone (i.e. 50,000 options); and 25% at the expiration of twenty-four (24) months following achievement of milestones (i.e. the remaining 50,000 options). Notwithstanding the foregoing, all options will vest 100% in the event of a termination of Mr.Delcarson’s employment by the Company without cause.

The option shall terminate upon the first event to occur: (i) the expiration of ten (10) years from the date the option was granted; or (ii) the expiration of three (3) months from the date of termination of employment for a reason other than Mr. Delcarson’s death, disability or retirement; or (iii) the expiration of twelve (12) months from the date of the termination of Mr. Delcarson’s employment by reason of disability; or (iv) the expiration of twelve (12) months from the date of the Mr. Delcarson’s death, if such death occurs while he is in the employ or service of the Company.

In March 2008, we granted an option to purchase 200,000 shares of our common stock to Mr. Caporale, our newly appointed Chief Financial Officer, at an exercise price of $2.25 per share. Vesting of the options shall be triggered on the achievement of four business milestones: (a) raising additional capital, (b) timely submission of SEC reports, and (c) specific performance criteria to be agreed, and (4) corporate governance criteria to be agreed. Upon achievement of each of the aforementioned milestones, 25% of the options (50,000 options per milestone) shall vest pursuant to the following schedule: 50% at achievement of the milestone (i.e. 25,000 options); 25% at the expiration of twelve (12) months following achievement of the milestone (i.e. 12,500 options); and 25% at the expiration of twenty-four (24) months following achievement of milestones (i.e. the remaining 12,500 options). Notwithstanding the foregoing, all options will vest 100% in the event of a termination of Mr.Caporale’s employment by the Company without cause.

The option shall terminate upon the first event to occur: (i) the expiration of ten (10) years from the date the option was granted; or (ii) the expiration of three (3) months from the date of termination of employment for a reason other than Mr. Caporale’s death, disability or retirement; or (iii) the expiration of twelve (12) months from the date of the termination of Mr. Caporale’s employment by reason of disability; or (iv) the expiration of twelve (12) months from the date of the Mr. Caporale’s death, if such death occurs while he is in the employ or service of the Company.

Compensation of Directors

Presently, we compensate incoming directors through stock options. Incoming directors receive 60,000 stock options that vest in three equal installments on the anniversary of the option grant. We do not pay cash to our directors for attending any meetings or for any other services. We reimburse our directors for any travel costs they incur as directors.

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended December 31, 2007.

	DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (10)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John Ward (1)	—	—	—	—	—	—	—
Alan Finklestein (2)	—	—	—	—	—	—	—
George Hoover (3)	—	—	71,216	—	—	—	71,216
Donald Joyce (4)	—	—	78,164	—	—	—	78,164
Scott Ogilvie (5)	—	—	111,704	—	—	—	111,704
W. Robert Ramsdell (6)	—	—	12,830	—	—	—	12,380
Donald Killian, III (7)	—	—	61,334	—	—	—	61,334
Robert Sutcliffe (8)	—	—	33,798	—	—	—	33,798
Richard J. Nathan (9)	—	—	—	—	—	—	—
Harry L. Tredennick III (9)	—	—	—	—	—	—	—

(1)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 500,000, respectively.
(2)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 350,000, respectively.
(3)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 90,000, respectively.
(4)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 91,500, respectively.
(5)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 63,000, respectively.
(6)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 68,511, respectively.
(7)
The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 0, respectively. Mr. Killian resigned from the Board of Directors effective July 23, 2007

(8)
The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 0, respectively. Mr. Sutcliffe resigned from the Board of Directors effective April 26, 2007.

(9)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 0, respectively.
(10)	The value of the option award was computed in accordance with FAS 123R.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each of our named executive officers outstanding as of December 31, 2007.

OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Steven R. Delcarson	—	—	—	—	—	—	—	—	—
John A. Ward, III (1)	250,000	—	—	$1.00	10/15/2015	—	—	—	—
John A. Ward, III (1)	250,000	—	—	$1.00	11/20/2013	—	—	—	—
Alan Finkelstein (2)	250,000	—	—	$1.00	12/31/2010	—	—	—	—
Alan Finkelstein (2)	100,000	—	—	$1.00	12/31/2010	—	—	—	—
Charles M. Caporale	—	—	—	—	—	—	—	—	—
Bennet P. Tchaikovsky (3)	150,000	—	—	$1.00	7/5/2014	—	—	—	—

(1) All of Mr. Ward’s options were fully vested by the Board when he resigned as an officer as of September 21, 2007.
(2) All of Mr. Finklestein’s options were fully vested by the Board when he resigned as an officer as of December 14, 2007.
(3)All of Mr. Tchaikovsky’s options were fully vested by the Board when he resigned as an officer as of October 29, 2007.

Option Exercises and Stock Vested

There were no option exercises and no stock awards vested in the year ending December 31, 2007 for any of our named executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information at to shares of common stock beneficially owned as of April 30, 2008 by:

•	each director;
•	each executive officer;
•	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and
•	all directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws. As of April 30, 2008, there were 28,535,256 shares of common stock issued and outstanding. With respect to the table below, we have based our calculation of the percentage of beneficial ownership of 28,535,256 shares of common stock outstanding.

In computing the number of shares of common stock beneficially owned by a person and the percent ownership of that person, we deemed outstanding shares of common stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of April 30, 2008. We did not deem these shares outstanding for purposes of computing the percent ownership of any other person.

Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

NAME OF DIRECTOR, OFFICER AND BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF COMMON STOCK
Named Executive Officers and Directors:
John A. Ward, III (1)	520,000	1.8%
Alan Finkelstein (2)	3,134,572	11.0%
Charles M. Caporale (3)	25,000	*
Donald Joyce (4)	51,500	*
Scott V. Ogilvie (5)	23,000	*
Steven R. Delcarson (6)	100,000	*
W. Robert Ramsdell	337,500	1.2%
Bennet Tchaikovsky (7)	176,250	*
nCryptone, S.A. (8)	3,555,256	12.5%
Five Percent Stockholders of Common Stock:
Bradley Ross (9)	1,736,022	6.1%
All Officers and Directors as a Group (7 persons) (10)	712,000	2.5%

* Less than one percent beneficially owned.

(1) Includes options to purchase 500,000 shares vested and exercisable within 60 days of April 30, 2008.
(2) Includes options to purchase 350,000 shares vested and exercisable within 60 days of April 30, 2008.
(3) Includes options to purchase 25,000 shares, vested and exercisable within 60 days of April 30, 2008.
(4) Includes options to purchase 51,500 shares vested and exercisable within 60 days of April 30, 2008.
(5) Includes options to purchase 23,000 shares vested and exercisable within 60 days of April 30, 2008.
(6) Includes options to purchase 100,000 shares vested and exercisable within 60 days of April 30, 2008.
(7) Includes options to purchase 150,000 shares vested and exercisable within 60 days of April 30, 2008.
(8) nCryptone SA is a wholly owned subsidiary of Prosodie SA. The shares were issued to nCryptone, S.A. in the acquisition of selected assets relating to the DisplayCard on June 28, 2006.
(9) Includes 10,000 shares held by Mr. Ross’s daughter, Raquel Ross, of which Mr. Ross disclaims beneficial ownership. Mr. Ross’s business address is c/o Bemel & Ross, 11601 Wilshire Blvd., #2160, Los Angeles, California 90025.
(10) Includes options to purchase 474,500 shares vested and exercisable within 60 days of April 30, 2008.

Change of Control

To our knowledge, there are no present arrangements or pledges of securities of our company that may result in a change in control of InCard.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

Described below are certain transactions or series of transactions since the beginning of fiscal year 2006 between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds $80,687, which represents one percent of the average of our total assets at year-end for the last three completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

PRIVATE PLACEMENTS OF SECURITIES

From January 1, 2006 through April 10, 2007, we issued the following securities in private placements to various investors, including the related parties detailed in the table below:

• 3,785,500 shares of common stock at a per share price of $3.00 per share for an aggregate purchase price of $11,356,500 and warrants to purchase 113,565 shares of common stock at a per share exercise price of $3.30 on May 30, 2006.

• 4,500,000 shares of common stock valued at a per share price of $4.387 for an aggregate purchase price of $19,741,500 to nCryptone, S.A in exchange for rights to the DisplayCard relating to the acquisition that closed on June 28, 2006.

Since January 1, 2006, the following executive officers, directors and beneficial holders of more than five percent of our voting securities and their immediate family members purchased securities in the two above offerings in the amounts set forth below.

Name	Common	Common Warrants
Donald W. Killian, III (1)	33,000	—
JMG Capital Partners, Ltd. (2)	1,317,000	450,000
JMG Triton Offshore Fund, Ltd. (3)	1,317,000	450,000

(1) On May 30, 2006, Donald W. Killian, III paid $99,000 and received 33,000 shares of common stock. Mr. Killian is no longer a director of the Company.

(2) Jonathan Glaser is the natural person with voting and investment control over securities held by JMG Capital Partners, Ltd. which, on May 30, 2006, paid $1,251,000 and received 417,000 shares of common stock.

(3) Jonathan Glaser is the natural person with voting and investment control over securities held by JMG Triton Offshore Fund, Ltd. which, on May 30, 2006, paid $1,251,000 and received 417,000 shares of common stock.

CONSULTING SERVICES

We paid Forest Finkelstein $85,000 in 2006 and $85,000 in 2007 for services rendered to us. Forest Finkelstein is the son of Alan Finkelstein. Our arrangement with Forest Finkelstein terminated in December 2007.

LEGAL SERVICES

Since our inception, the law firm of Blakely Sokoloff Taylor & Zafman, LLP (BSTZ) acted as our outside legal counsel on intellectual property matters. George Hoover, a former director of InCard, serves as a partner of BSTZ. Aggregate fees billed to us by BSTZ for legal services rendered during fiscal years 2007 and 2006 were $49,003 and $259,182, respectively. As of December 31, 2007 we owed BSTZ $14,521 for services rendered to us. This amount is included in our Accounts Payable related parties on December 31, 2007. The balance payable to BSTZ is non-interest bearing and is payable on demand.

OPTION AGREEMENT TO PURCHASE A 51% OWNERSHIP INTEREST IN A SIGNIFICANT SUPPLIER OF THE COMPANY

In 2007, we entered into an option agreement with Forest Finkelstein, the adult son of Alan Finkelstein, our former director and Chief Strategic Officer, to purchase a 51% ownership interest (“Interest”) in one of our significant suppliers, which Interest is presently owned by Forrest Finkelstein. We did not exercise the option or complete the acquisition and the option has expired.

 INDEMNIFICATION

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. On March 19, 2007, our board of directors approved a form of indemnification agreement to be entered into with each of our directors and executive officers. The Indemnification Agreement provides, among other things, that, subject to the procedures set forth in the Indemnification Agreement: (i) we will indemnify the Indemnitee (as defined in the Indemnification Agreement) to the fullest extent permitted by law in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim (as defined in the Indemnification Agreement) by reason of (or arising in part out of) an Indemnifiable Event (as defined in the Indemnification Agreement); (ii) if requested by Indemnitee, and subject to certain exceptions, we will advance Expenses (as defined in the Indemnification Agreement) to the Indemnitee; (iii) if there is a Change of Control (as defined in the Indemnification Agreement), we will seek the advice of independent legal counsel with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advances under the Indemnification Agreement or any provision of our charter or bylaws; (iv) the rights of the Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have under our charter or bylaws or the Delaware General Corporation Law or otherwise; and (v) to the extent we maintain an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee will be covered to the maximum extent of the coverage available for our directors or officers. In addition, the Indemnification Agreement establishes guidelines as to the defense and settlement of claims by the parties, the relevant burden of proof, reliance as a safe harbor, the period of limitations and security.

On November 19, 2007, our board of directors approved and the Company entered into indemnification agreements (“Indemnification Agreement”) with Steven Delcarson, the Company’s Chief Executive Officer, and Charles Caporale, the Company’s Chief Financial Officer. The Indemnification Agreement provides, among other things, that, subject to the procedures set forth in the Indemnification Agreement: (i) the Company will indemnify the Indemnitee (as defined in the Indemnification Agreement) to the fullest extent permitted by law in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim (as defined in the Indemnification Agreement) by reason of (or arising in part out of) an Indemnifiable Event (as defined in the Indemnification Agreement); however, Indemnitee agrees that no indemnification of expenses shall be required with respect to (a) any settlement by Indemnitee effected without the Company’s prior written consent; (b) Indemnitee’s breach of any of the representations, warranties, covenants or agreements made by Indemnitee in any agreement with the Company; and (c) any conduct by Indemnitee which constitutes fraud, gross negligence, willful misconduct or malfeasance; (ii) if requested by Indemnitee, and subject to certain exceptions, the Company will advance Expenses (as defined in the Indemnification Agreement) to the Indemnitee; (iii) if there is a Change of Control (as defined in the Indemnification Agreement), the Company will seek the advice of independent legal counsel with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advances under the Indemnification Agreement or any provision of the Company’s charter or bylaws; (iv) the rights of the Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have under the Company’s charter or bylaws or the Delaware General Corporation Law or otherwise; and (v) to the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee will be covered to the maximum extent of the coverage available for any Company director or officer. In addition, the Indemnification Agreement establishes guidelines as to the defense and settlement of claims by the parties, the relevant burden of proof, reliance as a safe harbor, the period of limitations and security.

Review, Approval or Ratification of Transactions with Related Persons

The Company has not adopted policies or procedures for the review, approval or ratification of related party transactions. The Company intends to adopt such policies and procedures in the near future.

Director Independence

Our Board of Directors has determined that Dr. Joyce, Mr. Ramsdell, Mr. Nathan, Mr. Ogilvie, and Dr. Tredennick are independent under the Nasdaq Marketplace Rules.

DISLCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Delaware General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). We maintain directors' and officers' liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Our consolidated financial statements for the fiscal years ended December 31, 2007, December 31, 2006, and December 31, 2005 appearing in this prospectus and registration statement have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE .

There were no changes in or disagreements with our accountants on accounting and financial disclosure during the last two fiscal years or during the interim period from January 1, 2008 through the date of this prospectus.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Furthermore, we filed with the SEC a registration statement on Form S-1 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, Woolworth Building and 233 Broadway New York, New York. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is.

INNOVATIVE CARD TECHNOLOGIES, INC.

CONTENTS

DECEMBER 31, 2007AND DECEMBER 31, 2006

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1-2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	F-1-3

Consolidated Statements of Operations	F-1-4

Consolidated Statements of Shareholders’ Equity	F-1-5

Consolidated Statements of Cash Flows	F-1-6 - F-1-7

Notes to Consolidated Financial Statements	F-1-8 - F-1-19

F-1-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Innovative Card Technologies, Inc.
Los Angeles, California

We have audited the accompanying consolidated balance sheets of Innovative Card Technologies, Inc. and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Innovative Card Technologies, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that Innovative Card Technologies, Inc. will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses and has negative cash flows from operations.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, the Company has adopted the provisions of Statement of Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” on January 1, 2007.

We were not engaged to examine management’s assertion about the effectiveness of Innovative Card Technologies, Inc’s. internal control over financial reporting as of December 31, 2007 included in the accompanying Management’s annual report on internal control over financial reporting  and, accordingly, we do not express an opinion thereon.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 31, 2008

F-1-2

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$339,600	$8,270,096
Accounts receivable	13,077	14,836
Prepaids and other current assets	54,127	42,658
Deposits on raw materials held for production	605,662	1,199,453
Raw materials held for production	1,315,960	—
Work in progress inventory	886,259	1,098,553
Total current assets	3,214,685	10,625,596
Property and equipment, net of $218,902 and $234,742 accumulated depreciation	193,185	360,920
Deposits	177,747	71,244
Intangible assets, net of $954,047 and $363,667 accumulated amortization	2,075,953	3,666,343
Total assets	$5,661,570	$14,724,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,660,044	$468,517
Accounts payable - related parties	657,254	1,322,159
Warranty reserve	27,816
Deferred revenue	898,585	340,010
Total current liabilities	5,243,699	2,130,686

Commitments and Contingencies	—	—

STOCKHOLDERS’ EQUITY
Preferred stock $0.001 par value, 5,000,000 shares authorized, 0 and 0 shares issued and outstanding	—	—
Common stock $0.001 par value, 75,000,000 shares authorized, 28,433,116 and 28,372,308 shares issued and outstanding	28,433	28,372
Additional paid-in capital	28,456,621	26,298,606
Accumulated deficit	(28,067,183)	(13,733,561)
Total stockholders’ equity	417,871	12,593,417
Total liabilities and stockholders’ equity	$5,661,570	$14,724,103

The accompanying notes are an integral part of these financial statements.

F-1-3

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Year Ended	Year Ended
	December 31,	December 31,
	2007	2006

Revenues	$445,000	$35,382
Cost of Goods Sold	(276,620)	—
Gross Margin	168,380	35,382

Operating expenses

Administrative	8,389,987	4,000,117
Consulting Fees	641,884	419,978
Impairment	1,000,010
Unrecoverable payments to suppliers	1,546,428
Inventory write-offs and reserves	575,017	791,818
Professional Fees	1,157,781	917,882
Research and development	1,352,413	1,104,681

Total operating expenses	14,663,520	7,234,476

Loss from operations	(14,495,140)	(7,199,094)

Other income (expense)

Interest income	183,793	336,119
Interest expense	(21,475)	(1,239)

Total other income (expense)	162,318	334,880

Loss before provision for income taxes	(14,332,822)	(6,864,214)

Provision for income taxes	(800)	(2,400)

Net loss	$(14,333,622)	$(6,866,614)

Basic and diluted loss per share	$(0.50)	$(0.29)

Weighted-average common shares outstanding	28,420,141	23,535,792

The accompanying notes are an integral part of these financial statements.

F-1-4

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additonal Paid-in Capital	Accumulated Deficit	Total

Balance, December 31, 2005	—	$—	17,964,566	$17,965	$10,347,710	$(6,866,947)	$3,498,728
Exercise of warrants	—	—	400,100	400	437,225	—	437,625
Issuance of shares of Common Stock	—	—	3,785,500	3,785	11,352,715	—	11,356,500
Offering Costs	—	—	—	—	(1,027,318)	—	(1,027,318)
Issuance of shares of Common Stock in Connection with the acquisition of certain assets of nCryptone	—	—	4,500,000	4,500	3,463,905	—	3,468,405
Share-based compensation expense	—	—	—	—	472,598	—	472,598
Cashless exercise of warrants	—	—	1,722,142	1,722	(1,722)	—	—
Warrant compensation expense	—	—	—	—	1,253,493	—	1,253,493
Net loss	—	—	—	—	—	(6,866,614)	(6,866,614)
Balance, December 31, 2006	—	—	28,372,308	28,372	26,298,606	(13,733,561)	12,593,417

Exercise of warrants			32,000	32	39,968		40,000
Cashless exercise of options			28,808	29	(3,704)		(3,675)
Share-based compensation expense					2,121,751		2,121,751
Net loss						(14,333,622)	(14,333,622)

Balance, December 31, 2007		$—	28,433,116	$28,433	$28,456,621	$(28,067,183)	$417,871

The accompanying notes are an integral part of these financial statements.

F-1-5

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007	2006

Cash flows from operating activities
Net loss	$(14,333,622)	$(6,866,614)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	779,466	488,390
Stock compensation expense	2,121,751	472,598
Warrant compensation expense	—	809,000
Impairment charge	1,000,010
(Increase) decrease in Accounts receivable	1,759	18,291
(Increase) decrease in Prepaid expenses and other current assets	(11,469)	(30,885)
(Increase) decrease in Deposits on raw materials held for production	593,791	(701,472)
(Increase) decrease in Raw materials held for production	(1,315,960)	172,497
(Increase) decrease in Work in Progress Inventory	212,294	(1,098,553)
(Increase) decrease in Deposit	(106,503)	(71,244)
Increase (decrease) in Accounts payable and accrued expenses	3,191,527	207,356
Increase (decrease) in warranty reserve	27,816

Increase (decrease) in Accounts payable - related parties	(664,905)	307,149
Increase (decrease) in Deferred revenue	558,575	302,867
Net cash used in operating activities	(7,945,470)	(5,990,620)
Cash flows from investing activities
Purchase of Property and Equipment	(21,351)	(218,786)
Net cash used in investing activities	21,351	(218,786)
Cash flows from financing activities

Proceeds from exercise of warrants	36,325	437,625
Proceeds from 5/30/06 Common Stock offering	—	11,356,500
Offering costs- 5/30/06 Common Stock offering	—	(582,825)
Payments on capital lease	—	(9,330)
Net cash provided by financing activities	36,325	11,201,970
Net increase (decrease) in cash and cash equivalents	(7,930,496)	4,992,564
Cash and cash equivalents, beginning of year	8,270,096	3,277,532
Cash and cash equivalents, end of period	$339,600	$8,270,096

The accompanying notes are an integral part of these financial statements

F-1-6

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Supplemental disclosures of cash flow

	For the Years Ended December 31,
	2007	2006

Interest paid	$21,475	$1,239

Income tax paid	$—	$—

Supplemental schedule of non-cash investing and financing activities

During the year ended December 31, 2006:

On May 30, 2006, the Company issued warrants to purchase 113,565 shares of common stock at an exercise price of $3.30 to T.R Winston in conjunction with the Company’s May 30, 2006 financing and recognized $444,493 in offering costs relating to the issuance of these warrants.

On June 28, 2006 the Company exchanged 4,500,000 shares of its common stock for certain assets of nCryptone. The assets acquired were intangible assets of $3,030,000, accounts receivable of $14,830, fixed assets of $25,619, and deposits on raw materials inventory of $397,956.

On June 28, 2006, the Company entered into an agreement with nCryptone whereby for $1,000,010, the Company could acquire a license to nCryptone’s buzzer patent that is payable within one year of June 28, 2006.  $595,365 of the debt remains outstanding as of December 31, 2007.  The Company wrote down the value of the buzzer patent during the year ended December 31, 2007.

On July 17, 2006, warrant holders cashlessly exercised 2,150,000 warrants resulting in the issuance of 1,722,142 shares of Common Stock.

During the year ended December 31, 2007:

On January 12, 2007 employees cashlessly exercised 35,002 stock options resulting in the issuance of 28,808 shares of common stock.

The accompanying notes are an integral part of these financial statements.

F-1-7

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

BASIS OF PRESENTATION

The accompanying consolidated financial statements of Innovative Card Technologies, Inc. (“ICTI”) include the amounts of its wholly-owned subsidiary, PSA Co. (“PSAC”) which was incorporated in the State of Delaware on August 27, 2003.

The Company has a history of recurring losses from operations and has an accumulated deficit of $28,067,183 as of December 31, 2007. As of March 15, 2008, the Company had available cash and cash equivalents totaling $425,860.   Sales of the ICT DisplayCard, the Company’s main product, are not expected to generate adequate revenue until the second half of 2008.  Until that time, the Company will require additional cash funding to purchase inventory, meet selling, general and administrative expenses and to continue research and development efforts associated with the ICT DisplayCard.  As a result, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business and this does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.   The Company is actively seeking additional funding to finance its continuing operations.  There can be no assurances that funds will be available to the Company when needed or, if available, that such funds would be available under favorable terms.  In the event that the Company cannot obtain additional funds in the near future, the Company may seek protection under bankruptcy laws.

COMPANY OVERVIEW

The Company develops and markets secure powered cards for payment, identification, physical and logical access applications. Our main product, the ICT DisplayCard, integrates the security of a one-time password token directly into a card the size of a standard credit or debit card. A token is a portable physical device, typically in a key-fob form factor, that generates the one-time password (also referred to as a one-time passcode). At the push of a button on the back of the ICT DisplayCard, a one-time passcode (OTP) is shown on the card’s integrated display. During a transaction, this number is entered into a user interface with other information (such as the user’s static PIN and login name). This information is relayed to a backend system for multi-factor authentication. InCard does not provide the backend authentication server, but rather will integrate the ICT DisplayCard into authentication systems provided by other companies including distributors and other resellers of the ICT DisplayCard. The ICT DisplayCard’s OTP authentication works like tokens issued by VASCO, RSA, and ActivIdentity, but in a more convenient, wallet-sized card form factor.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Innovative Card Technologies and  its wholly owned subsidiary, PSA Co.  All significant inter-company accounts and transactions are eliminated in consolidation.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 104, or SAB 104. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable and collectibility is reasonably assured.   Revenue is not recognized on product sales transacted on a test or pilot basis.  The Company recognizes certain long-term contracts using the completed-contract method in accordance to SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type of Contracts.”

COMPREHENSIVE INCOME

The Company utilizes Statement of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income.” This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company’s financial statements since the Company did not have any changes in equity from non-owner sources.

INVENTORY

The Company values its inventory at the lower of cost (first-in, first-out) or market. The Company uses estimates and judgments regarding the valuation of inventory to properly value inventory. Inventory adjustments are made for the difference between the cost of the inventory and the estimated market value and charged to operations in the period in which the facts that give rise to the adjustments become known.

INTANGIBLE ASSETS AND LONG-LIVED ASSETS

The cost incurred to acquire intangible assets, which are active and relate to products with a definitive life cycle, are amortized over the estimated useful life of three to five years. The Company assesses the carrying value of long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company assesses the impairment of identifiable intangibles and long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered important that could trigger an impairment review include, but are not limited to, the following: a significant underperformance to expected historical or projected future operating results, a significant change in the manner of the use of the acquired asset or the strategy for the overall business, or a significant negative industry or economic trend. Based on anticipated future income and cash flows and other factors relevant in the opinion of the Company’s management, the buzzer patent was completely impaired during the year ended December 31, 2007.

F-1-8

CASH AND CASH EQUIVALENTS

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

MAJOR SUPPLIERS

The Company obtains the battery, a key component for the Company’s power inlay technology, from a single source, Solicore, Inc., on a purchase order basis. The Company believes that alternative sources for this component in the event of a disruption or discontinuation in supply would not be available on a timely basis, which could disrupt Company operations, delay production for up to twelve months and impair the Company’s ability to manufacture and sell products.

The Company obtains the display, a key component for the Company’s ICT DisplayCard, from a single source, SmartDisplayer, pursuant to the Company’s agreement with SmartDisplayer. On November 10, 2007, the Company was required to make a deposit on a purchase order to maintain its exclusivity. The Company was unable to make the deposit and therefore does not have exclusivity with SmartDisplayer.  The Company has a purchase commitment with SmartDisplayer to purchase inventory through July 2008 worth $1,181,020. The Company believes that alternative sources for this component in the event of a disruption or discontinuation in supply would not be available on a timely basis, which could disrupt Company operations relating to the ICT DisplayCard, delay production of the ICT DisplayCard for up to twelve months and impair the Company’s ability to manufacture and sell the ICT DisplayCard.

The Company assembles its ICT DisplayCard using a single source, NagraID, pursuant to a written agreement. Included in this agreement is a provision that gives the Company exclusivity until June 2008 subject to meeting certain requirements. The Company believes that alternative sources for this component in the event of a disruption or discontinuation in supply would not be available on a timely basis, which could disrupt Company operations relating to the ICT DisplayCard, delay production of the ICT DisplayCard for up to twelve months and impair the Company’s ability to manufacture and sell the ICT DisplayCard.

MAJOR CUSTOMERS

One customer accounted for all of the Company’s revenues in 2007.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. The Company provides for depreciation and amortization using the double-declining method over estimated useful lives of five to seven years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments include cash and cash equivalents, prepaid expenses and other current assets, due from related parties, accounts payable and accrued expenses, advances payable, and deferred revenue. The book value of all financial instruments are representative of their fair values.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred.

LOSS PER SHARE

The Company utilizes SFAS No. 128, “Earnings per Share.” Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

Since their effect would have been anti-dilutive, common stock equivalents of 4,614,598 warrants and 2,253,009 stock options were excluded from the calculation of diluted loss per share for the year ended December 31, 2007. Since their effect would have been anti-dilutive, common stock equivalents of 4,646,598 warrants and 2,351,000 stock options were excluded from the calculation of diluted loss per share for the year ended December 31, 2006.

INCOME TAXES

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Also, the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No.48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN 48”), effective January 1, 2007. As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of uncertain tax positions in accordance with recognition standards established by FIN 48. As a result of this review, the Company concluded that at this time there are no uncertain tax positions other than an uncertain tax position relating to the limitations imposed on tax loss carryforwards by Internal Revenue Code Section 382. As a result of applying the provisions of FIN 48, there was no cumulative effect on retained earnings.

In 2007, the Company adopted SFAS No. 48, “Accounting for Uncertainty in Income Taxes” and identified an uncertain tax position relating to the limitation imposed on tax loss carryforwards by Internal Revenue Code Section 382.

F-1-9

STOCK INCENTIVE PLAN

The Company accounts for its stock incentive plan under SFAS No. 123R, “Share-Based Payments”, which it adopted in 2006, using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued a revision to FASB Statement No. 123, “Share-Based Payment,” “SFAS No. 123(R)”. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This Statement establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company has adopted this statement for the year ended December 31, 2006.

ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000.  At times, cash balances are in excess of the insured limit.

RECLASSIFICATION

Certain amounts included in the prior year financial statements have been reclassified to conform with the current year presentation. Such reclassification did not have any effect on the reported net loss.

F-1-10

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS 140”). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The adoption of  this new Standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”). SFAS 156 addresses the accounting for recognized servicing assets and servicing liabilities related to certain transfers of the servicer’s financial assets and for acquisitions or assumptions of obligations to service financial assets that do not relate to the financial assets of the servicer and its related parties. SFAS 156 requires that all recognized servicing assets and servicing liabilities are initially measured at fair value, and subsequently measured at either fair value or by applying an amortization method for each class of recognized servicing assets and servicing liabilities. SFAS 156 is effective in fiscal years beginning after September 15, 2006. The adoption of SFAS 156 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This new standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN No. 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN No. 48. The cumulative effect of applying the provisions of FIN No. 48 should be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that fiscal year. The provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. Earlier application is permitted as long as the enterprise has not yet issued financial statements, including interim financial statements, in the period of adoption. The adoption of FIN No. 48 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently determining the effect, if any, the adoption of SFAS No. 157 will have on the Company’s financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of implementing SFAS 159 on our consolidated financial statements, however the Company anticipates that SFAS 159 will not have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007 the FASB issued SFAS 160 “Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”.  This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This Statement changes the way the consolidated income statement is presented. It requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. This Statement establishes disclosure requirements in the consolidated financial statements, which will enable users to clearly distinguish between the interests of the parent’s owners and the interests of the non-controlling owners of a subsidiary. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008; earlier adoption is prohibited. Management anticipates that the adoption of this standard will have no impact to the Company’s financial position, results of operations, or cash flows.

In March 2008 the FASB issued SFAS 161 “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”.  This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008; earlier adoption is encouraged.  Management has not yet determined what impact the adoption of this statement will have on the Company’s financial position, results of operations, or cash flows.

In December 2007, the FASB issued No. 141 (revised 2007), “Business Combinations”, which replaces SFAS No. 141. SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired and the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. This Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination.  This Statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Management anticipates that the adoption of this statement will have no impact to the Company’s financial position, results of operations, or cash flows.

F-1-11

NOTE 3 - DEPOSITS FOR RAW MATERIALS HELD FOR PRODUCTION

	December 31, 2007	December 31, 2006

Deposits on raw materials held for production (display & manufacturing component)	$605,662	$1,199,453
TOTAL	$605,662	$1,119,453

These deposits for raw materials are held by two vendors, are not refundable and are made pursuant to agreements as discussed in Note 2 under Major Suppliers.

NOTE 4 - RAW MATERIALS AND WORK IN PROGRESS INVENTORY HELD FOR PRODUCTION

Raw materials and work in progress inventory held for production at December 31, 2007 and 2006 consisted of the following and are stated at the lower cost or market, net of inventory reserves of $99,335 and $0, respectively:
	2007	2006

Raw materials held for production	$1,315,960	$—
Work in progress inventory	886,259	1,098,553
TOTAL	$2,202,219	$1,098,553

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2007 and 2006 consisted of the following:

	2007	2006

Computer equipment	$96,451	$55,672
Office equipment	8,168	8,168
Furniture and fixtures	24,386	19,878
Production equipment, capital lease	—	32,598
Leasehold improvements	5,608	5,610
Production equipment	277,474	473,736
	412,087	595,662
Less accumulated depreciation and amortization	(218,902)	(234,742)
TOTAL	$193,185	$360,920

Depreciation and amortization expense was $779,466 and $488,390 for the years ended December 31, 2007 and 2006, respectively.

F-1-12

NOTE 6 - INTANGIBLE ASSETS

Upon review of the report received from the third party valuation firm that assisted the Company with the valuation of the intangible assets acquired from nCryptone in 2006, the Company allocated the purchase price by assigning a value of $3,030,000 to intangible assets and $1,000,010 to a patent license fee. The $1,000,010 patent license fee, which was being amortized over the remaining life of the patent (12 years through November 2018), was fully impaired during the year ended December 31, 2007.. The total purchase price allocation of the DisplayCard assets of nCryptone is summarized as follows:
Common Stock:	$3,468,405

Total Purchase Price:	$3,468,405

The Company’s allocation of the purchase price is summarized as follows:
Assets:
Intangible Assets	$3,030,000
Accounts Receivable	14,830
Equipment	25,619
Inventory	397,956
Total Assets	$3,468,405

$2,900,000 of acquired intangibles has been assigned to developed technologies and $130,000 has been assigned to a non-competition agreement, which are subject to periodic amortization over the estimated useful lives of five and three years, respectively.

Amortization expense for 2007 was $590,380. Estimated amortization expense for each of the ensuing years through December 31, 2012 is, respectively, $623,333, $601,667, $580,000, $290,000 and $0.

NOTE 7 - PROVISION FOR INCOME TAXES

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and the tax bases of assets and liabilities at the applicable tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The provision for income taxes consisted of the following:
	Years Ended December 31,
	2007	2006
Current provision:
Federal	—	—
State	$800	$2,400
Total Current Provision	$800	$2,400
Deferred provision (benefit)
Federal		—
State		—
Total deferred portion (benefit)		—
Total provision for income taxes	$800	$2,400

Reconciliations between the statutory federal income tax rate and the Company’s effective income tax rate were as follows:

	Years Ended December 31,
	2007	2006
Federal income tax at statutory rates	34%	34%
State income taxes, net of federal benefit	6%	6%
Change in valuation allowance	(43)%	(40)%
Other	3%	0%
Effective income tax rate	0%	0%

Deferred tax assets and liabilities are measured based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. The significant components of the Company’s net deferred tax assets and (liabilities) consisted of the following:
	December 31,
	2007	2006
Benefits from NOL carryforwards	$7,699,234	$3,472,511
Tax credit carryforward	170,422	61,788
Differences in financial statement and tax accounting for:
Stock compensation	1,457,994	549,037
Accruals	285,149	10,358
Inventory	42,555	260,140
Deferred Revenue	384,954	145,660
Depreciation and amortization	844,056	237,830
State income tax	(741,259)	(331,068)
Total Deferred tax assets (gross)	10,143,105	4,406,526
Less Valuation allowance	(10,143,105)	(4,406,526)
Total Deferred Tax assets, net	$—	$—

F-1-13

A valuation allowance has been established due to the uncertainty of realizing certain net operating loss (NOL) carryforwards and the other deferred tax assets. The Company had NOL carryforwards at December 31, 2007 and 2006  of approximately $18.6 million and $8.1 million respectively for federal income tax purposes and an aggregate of $18.6 million and $8.2 million respectively of state income tax purposes. The Company also has Federal research tax credit carryforward of $138,536 and $31,886 for the years ended December 31, 2007 and 2006 respectively. The Company’s Federal and State NOL carryforwards will be available to offset taxes through December 31, 2019 and 2024, respectively.

The Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statemen No. 109” (“FIN 48”), effective january 1, 2007. As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of uncertain tax positions in accordance with recognition standards established by FIN 48. As a result of this review, the Company concluded that at this time there are no uncertain tax positions other than an uncertain tax position relating to the limitations imposed on tax loss carryforwards by Internal Revenue Code Section 382. As a result of applying the provisions of FIN 48, there was no cumulative effect on retained earnings.

Utilization of the NOLs may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state and foreign limitations. These ownership changes may limit the amount of NOLs that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups.

The Company has not finalized its study to assess whether an ownership change has occurred that would materially impact the utilization of NOLs. The work performed to date does not indicate a material limitation of any NOLs, however there may be additional ownership changes in the future, and any future change at its current market capitalization would severely limit the annual use of these NOLs going forward. Such limitation could also result in expiration of a portion of the NOLs before utilization. Further, until the study is completed and any limitations known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit under FIN 48. Due to the existence of the valuation allowance, future changes in the Company’s unrecognized benefits will not impact its effective tax rate. Any NOLs that expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

LEASE

Until September 30, 2006, the Company subleased its office space under a non-cancelable operating lease agreement from a stockholder. The lease required minimum monthly payments of $2,568, and required the Company to pay 15.03% of any additional rents and/or charges of any kind due from Bemel & Ross. Since May 2005, the lease became a month to month tenancy cancelable by either party with thirty days notice. The additional rents and/or charges that may be due consist of direct costs passed through the master landlord to Bemel & Ross. The direct costs are based on operating costs during the calendar year ending December 31, 2003, or the base year. Thereafter, if the direct costs in a subsequent year exceed the direct costs in the base year, the master landlord bills Bemel & Ross its proportionate share of the excess of direct costs, which may include tax costs related to real estate and/or costs and expenses incurred by the master landlord in connection with common areas of the building, the parking structure or the cost of operating the building. Through September 30, 2006, Bemel & Ross has charged the Company for additional rents and/or charges in the amount of $2,165.  The Company terminated this lease on September 30, 2006.

On September 14, 2006, the Company entered into a sublease for 6,500 square feet of office space with Bergman & Dacey, Inc. which commenced on October 1, 2006 and expires on July 31, 2009. The Company paid a security deposit of $71,244. The lease requires monthly payments of $16,789 plus 32.5% of triple net costs charged to Bergman & Dacey, such as common area operating expenses, taxes and insurance. The rent increases 3% on October 1st of each year.  Total minimum lease payments will be $208,924 and $160,051 in calendar years  2008 and 2009, respectively.

Rent expense was $252,530 and $77,524 for the years ended December 31, 2007 and 2006, respectively.

PATENT AND TRADEMARK LICENSE AGREEMENTS

The Company has entered into various Patent and Trademark License Agreements with financial institutions granting a limited, non-exclusive right and license to make, distribute, market, sell, and use credit cards or debit cards containing a magnifying lens (the “Licensed Products”). These agreements are as follows:

•
An agreement dated July 9, 2001, providing for royalties to the Company at the rate of $1.20 per LensCard issued to a customer. Royalties will be due and payable quarterly within 30 days after the last day of each calendar quarter. The Company receives sales reports within thirty days following the end of a calendar quarter from the customer. The agreement terminated July 9, 2006.

•
An agreement dated January 16, 2002 and expiring on March 31, 2004, providing for royalties to the Company at the rate of $1.50 per LensCard issued to a customer. Royalties were due and payable quarterly within 30 days after the last day of each calendar quarter. The Company receives sales reports within thirty days following the end of a calendar quarter from this customer. On April 1, 2004, the agreement was extended requiring a $12,500 payment by the customer with the Company receiving a royalty of $0.25 per licensed product and $0.50 for each additional LensCard sold thereafter. The revised agreement is effective until April 1, 2008.

F-1-14

EMPLOYMENT AGREEMENT

The Company entered into an Employment Agreement with Alan Finkelstein, its former Director and former President; the initial term of three years began January 1, 1998 and has, since January 1, 2000, renewed for successive one year terms.  The agreement was terminated in December 2007.

LITIGATION

To date, the Company has never been a party to and has never been involved with any litigation. However, in the future, the Company, like any other business or individual, may become subject to litigation some of which the Company can control and other litigation that the Company cannot control. If the Company were to become involved in any litigation, management would have to assess whether or not such litigation would likely have a material adverse effect on the Company’s consolidated financial condition or results of operations.

NOTE 9 - STOCKHOLDER’S EQUITY

PREFERRED STOCK

The Company has 5,000,000 authorized shares of $0.001 par value preferred stock. The preferred stock may be issued in series, from time to time, with such designations, rights, preferences, and limitations as the Board of Directors may determine by resolution.

COMMON STOCK

During the year ended December 31, 2006, the Company completed the following:

On May 30, 2006, the Company issued 3,785,500 shares of common stock at a price of $3.00 per share to accredited investors pursuant to a private placement for total gross proceeds of $11,356,500.  The Company paid offering costs of $582,825 and a warrant to purchase 113,565 shares of our common stock at an exercise price of $3.30 per share valued at $444,493 that expires on May 30, 2011.

On June 28, 2006 the Company exchanged 4,500,000 shares of its common stock for certain assets of nCryptone. The assets acquired were intangible assets of $3,030,000, accounts receivable of $14,830, fixed assets of $25,619, and deposits on raw materials inventory of $397,956.

WARRANTS

The following summarizes the warrant transactions:

	Warrants Outstanding	Weighted-Average Exercise Price

Outstanding,
December 31, 2005	6,833,133	$1.16
Granted	363,565	$3.51
Exercised	(2,550,100)	$1.00
Outstanding,
December 31, 2006	4,646,598	$1.43
Granted
Exercised	(32,000)	$1.25

Outstanding, December 31, 2007	4,614,598	$1.43

Exercisable, December 31, 2007	4,614,598	$1.43

F-1-15

No warrants were granted during the year ended December 31, 2007.  The weighted-average fair value of the warrants granted during the twelve months ended December 31, 2006 for which the exercise price equals the market price on the grant date was $3.45, and the weighted-average exercise price was $3.51. No warrants were granted during the twelve months ended December 31, 2006 for which the exercise price was less than or greater than the market price on the grant date. The weighted-average remaining contractual life of the 4,614,598 warrants with a weighted average exercise price of $1.43 as of December 31, 2007 is 33 months.

2004 STOCK INCENTIVE PLAN

The Company’s Board of Directors and stockholders approved the 2004 Stock Incentive Plan in August 2004. The 2004 Stock Incentive Plan provides for the grant of incentive stock options to the Company’s employees, and for the grant of non-statutory stock options, restricted stock, stock appreciation rights and performance shares to the Company’s employees, directors and consultants.

The Company reserved a total of 2,351,000 shares of its common stock for issuance pursuant to the 2004 Stock Incentive Plan. The board of directors, or a committee of the board, administers the 2004 Stock Incentive Plan. Stock options are generally granted with terms of up to ten years and vest over a period of five years under the 2004 Stock Incentive Plan. The administrator determines the exercise price of options granted under the 2004 Stock Incentive Plan, but the exercise price must not be less than 85% of the fair market value of the Company’s common stock on the date of grant. In the event the participant owns 10% or more of the voting power of all classes of the Company’s stock, the exercise price must not be less than 110% of the fair market value per share of the Company’s common stock on the date of grant. With respect to all incentive stock options, the exercise price must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding stock or the outstanding stock of any parent or subsidiary of the Company, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options; however, no option will have a term in excess of 10 years from the date of grant.

The 2004 Stock Incentive Plan was terminated concurrent with the approval of the 2007 Equity Incentive Plan in December 2007.  No further grants will be made from the 2004 Stock Incentive Plan.  The termination does not affect the rights of holders of options previously granted and outstanding under the 2004 Stock Incentive Plan.

A summary of stock option activity and weighted average exercise prices for the years ended December 31, 2007 and 2006 is as follows:
	2007		2006
ALL OPTIONS		WEIGHTED AVERAGE EXERCISE PRICE		WEIGHTED AVERAGE EXERCISE PRICE
Outstanding at beginning of period	2,351,000	$2.10	1,585,000	$1.00
Options granted	—	—	$766,000	$4.39
Options forfeited	(131,500)	$4.60	—	—
Options expired	—	—	—	—
Options exercised	(35,002)	$1.00	—	—

Outstanding at end of period	2,184,498	$1.97	2,351,000	$2.10

Exercisable at end of period	1,557,349	$1.34	835,000	$1.06

	2007		2006
ALL OPTIONS		WEIGHTED AVERAGE EXERCISE PRICE		WEIGHTED AVERAGE EXERCISE PRICE
Non- vested at beginning of period	1,516,000	$2.68	1,075,000	$1.00
Options granted	—	—	766,000	$4.39
Options forfeited	(119,049)	$4.90	—	—
Options expired	—	—	—	—
Options exercised	(769,802)	$1.63	(325,000)	$1.14

Non- vested at end of period	627,149	$3.55	1,516,000	$2.68

F-1-16

No options were granted during the year ended December 31, 2007.  The weighted average grant-date fair value of options granted during the year ended December 31, 2006 was $4.84.

In 2007, as part of the separation agreements with three former officers and directors, the Company modified existing option grants by vesting all of the options that at the date of termination were unvested and would normally be forfeited at termination.  In addition, the Company extended the exercise period beyond 90 days (the standard exercise period for terminated officers/directors).  The modifications resulted in a charge of $727,670 in the 2007 income statement.  The amount was calculated using the stock price of the Company’s common stock on the date of modification, a risk-free interest rate of 4.55% and volatility of 118%.

The weighted average remaining contractual lives of the options outstanding and options exercisable were as follows:
	Options outstanding	Options exercisable

December 31, 2006	8.12 years	7.18 years
December 31, 2007	7.05 years	6.66years

2007 EQUITY INCENTIVE PLAN

The Company’s Board of Directors approved the 2007 Equity Incentive Plan in September 2007 and stockholders approved the 2007 Equity Incentive Plan in December 2007. The 2007 Equity Incentive Plan provides for the grant of incentive stock options to the Company’s employees, and for the grant of non-statutory stock options, restricted stock, stock appreciation rights, performance units and performance shares to the Company’s employees, directors and consultants.

The Company reserved a total of 4,000,000 shares of its common stock for issuance pursuant to the 2007 Equity Incentive Plan. A committee of the board of directors administers the 2007 Equity Incentive Plan. Stock options are generally granted with terms of up to ten years and vest over a period of five years under the 2007 Equity Incentive Plan. The administrator determines the exercise price of options granted under the 2007 Equity Incentive Plan, but the exercise price must not be less than 85% of the fair market value of the Company’s common stock on the date of grant. In the event the participant owns 10% or more of the voting power of all classes of the Company’s stock, the exercise price must not be less than 110% of the fair market value per share of the Company’s common stock on the date of grant. With respect to all incentive stock options, the exercise price must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding stock or the outstanding stock of any parent or subsidiary of the Company, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options; however, no option will have a term in excess of 10 years from the date of grant.

Without further stockholder approval, the 2007 Equity Incentive Plan may not issue incentive stock options after September 2017.

A summary of stock option activity and weighted average exercise prices for the years ended December 31, 2007 is as follows:

2007
ALL OPTIONS		WEIGHTED AVERAGE EXERCISE PRICE
Outstanding at beginning of period	—	—
Options granted	68,511	$2.76
Options forfeited	—	—
Options expired	—	—
Options exercised	—	—

Outstanding at end of period	68,511	$2.76

Exercisable at end of period	—	—

2007
NON VESTED OPTIONS		WEIGHTED AVERAGE EXERCISE PRICE
Non- vested at beginning of period	—	—
Options granted	68,511	$2.76
Options forfeited	—	—
Options expired	—	—
Options vested	—	—

Non- vested at end of period	68,511	$2.76

The weighted average remaining contractual lives of the options outstanding at December 31, 2007 was 9.83 years.

The Company recorded $2,121,751 and $472,598 of compensation expense for employee stock options during the years ending December 31, 2007 and 2006 respectively, which is included in the administrative expense category. At December 31, 2007 and 2006, there was a total of $4,650,764 and $3,328,840, respectively, of unrecognized compensation costs related to the non-vested share-based compensation arrangements under the 2004 and 2007 Plans. The cost is expected to be recognized over a weighted average period of 1.7 years. The total fair value of options vested during the years ended December 31, 2007 and 2006 was $1,255,092 and $371,500 respectively. The aggregate intrinsic value of total outstanding options and total exercisable options was $3,392,007 and $2,194,497, respectively, as of December 31, 2007.

Since January 1, 2006, the Company is recognizing the cost of all employee stock options on a straight-line attribution basis over their respective vesting periods, net of estimated forfeitures. The Company has selected the modified prospective method of transition; accordingly, prior periods have not been restated. Prior to the adoptions of SFAS No. 123(R), the Company applied APB Opinion No. 25 and related Interpretations in accounting for its stock-based compensation plans; all employee stock options were granted at or above the grant date market price; and accordingly, no compensation cost was recognized for fixed stock option grants in prior periods.

F-1-17

The Black Scholes assumptions used are listed below:
	2007	2006

Risk free interest rate	4.55%	4.97%
Dividends	—	—
Volatility factor	200%	200%
Expected life	10 years	10 years
Annual forfeiture rate	0%	0%

NOTE 11 - RELATED PARTY TRANSACTIONS

ACCOUNTS PAYABLE - RELATED PARTIES

Accounts payable – related parties at December 31, 2007 is comprised of $657,254 due to nCryptone, SA, $600,000 of which is due in January 2009, and $14,521 due to Blakely, Sokoloff, Taylor & Zafman, LLP (BSTZ), a law firm in which former director George Hoover is a partner, for legal services related to our intellectual property.  Accounts payable - related parties at December 31, 2006 consisted of amounts due for legal, expense reimbursement, and for a licensing fee and were $1,322,159.  As of December 31, 2006, $61,173 is owed to BSTZ and $1,260,987 is owed to nCryptone, S.A., respectively.

CONSULTING AGREEMENTS

In connection with his resignation as Chief Financial Officer in October 2007, Bennet Tchaikovsky and the Company entered into three separate agreements: an Indemnification Agreement, a Consulting Agreement, and a Separation Agreement. Beginning October 29, 2007 and ending on June 29, 2008, Mr. Tchaikovsky will be paid $12,270 per month plus certain other reimbursements for assisting us with transitioning our new Chief Financial Officer. However, if Mr. Tchaikovsky obtains full-time employment during the term of the Consulting Agreement, the Consulting Agreement will automatically terminate and no further payments will be due from the Company to Mr. Tchaikovsky.  The Company entered into a Separation Agreement with Mr. Tchaikovsky whereby Mr. Tchaikovsky fully released the Company in consideration for Mr. Tchaikovsky becoming vested in his remaining 60,000 unvested options and waiving the termination period for all of his options.

The Company was a party to a Consulting Agreement with Forest Finkelstein, the son of Alan Finklestein during the years ended December 31, 2007, 2006 and 2005.  The agreement was cancelled in December 2007.  The Company paid Mr. Finklestein $85,000 and $85,000 , respectively, during the years ended December 31, 2007 and 2006.

F-1-18

LEGAL SERVICES

The Company receives legal services from Blakely, Sokoloff, Taylor and Zafman, LLP, a law firm in which George Hoover, a former director of the Company, is a partner. During the years ended December 31, 2007 and 2006, the Company paid  $95,654 and $175,822 respectively, to this entity for legal services rendered.

NOTE 13 - SUBSEQUENT EVENTS

On January 8, 2008, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 13 institutional and accredited investors (the “Purchasers”). Pursuant to the terms of the Purchase Agreement, the Purchasers purchased $3.5 million of the Company’s 8% Senior Secured Convertible Debenture (“Debenture”). The Debenture: (i) bears interest at 8% per year, paid quarterly in cash or registered common stock, at the Company’s discretion; (ii) has a maturity of January 8, 2011, (iii) is convertible at the holder’s option into shares of common stock at $2.50 per share, (iv) is secured by all of the Company’s and its subsidiary’s assets including inventory, receivables, unencumbered equipment and intellectual property under the terms of a Security Agreement, and (v) has a forced conversion feature which allows the Company to force the conversion of the Debenture if the Company’s common stock trades above $5.00 for 20 consecutive trading days and certain other conditions are met. The Company also issued to the Purchasers five-year common stock purchase warrants to purchase 700,000 shares of common stock at an exercise price of $2.75 per share (the “Warrants”). The Company expects to use the net proceeds of the financing for working capital requirements and to pay down certain obligations. The Debenture also contains customary events of default provisions. As part of the transaction, the Company agreed to: (i) cut our monthly burn rate to $600,000 (ii) be compliant with NASDAQ listing requirements; and (iii) obtain shareholder approval prior to effectuating a reverse stock split.

Both the conversion price under the Debenture and the exercise price under the Warrants are subject to “full-ratchet” price protection in the event of stock issuances below their respective conversion or exercise prices, except for specified exempted issuances including grants of stock options and stock issuances to officers, directors, employees and consultants.

The Company agreed to grant registration rights to the investors, by filing a registration statement covering the shares of common stock issuable upon the conversion of the Debenture, exercise of the Warrants, and issuable as interest payments, within 30 days of the closing, and obtaining effectiveness of the registration statement within 90 days after the closing. An amendment to the registration rights agreement gives the Company until June 7, 2008 to file the initial registration statement.

On March 27, 2008, the Company entered into employment agreements with Steven R. Delcarson, its chief executive officer and president, and Charles M. Caporale, its chief financial officer.  The material terms of Mr. Delcarson’s agreement are as follows:  The term is for one year but may be extended for additional one year terms.   Mr. Delcarson’s annual base compensation of $300,000 per year was increased to $335,000 per year.  He is eligible for a bonus up to the amount of his base compensation upon the attainment of certain milestones.  Mr. Delcarson was granted 1,000,000 options priced at the closing price on the date of grant which shall vest pursuant to a schedule associated with the achievement of certain milestones. In the event of a termination by the Company without cause or a change in control of the Company, all options issued would vest upon the occurrence of such event.  The terms of Mr. Caporale’s agreement are essentially the same as those for Mr. Delcarson except that Mr. Caporale’s annual salary of $180,000 was increased to $200,000 and the number of options granted was 200,000.

F-1-19

INNOVATIVE CARD TECHNOLOGIES, INC.

CONTENTS

DECEMBER 31, 2006 AND DECEMBER 31, 2005

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2-2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	F-2-3

Consolidated Statements of Operations	F-2-4

Consolidated Statements of Shareholders' Equity (Deficit)	F-2-5

Consolidated Statements of Cash Flows	F-2-6 - F-2-7

Notes to Consolidated Financial Statements	F-2-8 - F-2-19

F-2-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Innovative Card Technologies, Inc.
Los Angeles, California

We have audited the accompanying consolidated balance sheets of Innovative Card Technologies, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Innovative Card Technologies, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 2, 2007

F-2-2

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,270,096	$3,277,532
Accounts receivable	14,836	18,297
Prepaids and other current assets	42,658	11,773
Deposits on raw materials held for production	1,199,453	100,000
Raw materials held for production	—	172,497
Work in progress inventory	1,098,553	—
Total current assets	10,625,596	3,580,099
PROPERTY AND EQUIPMENT, NET	360,920	241,264
RENT DEPOSITS	71,244	—
INTANGIBLE ASSETS, NET	3,666,343	—
Total assets	$14,724,103	$3,821,363

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$460,162	$252,806
Accounts payable - related parties	1,322,159	15,000
Short term portion of capital lease	8,355	9,331
Deferred revenue	340,010	37,143
Total current liabilities	2,130,686	314,280
LONG TERM LIABILITIES
Long term portion of capital lease	—	8,355
Total liabilities	2,130,686	322,635
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Preferred stock $0.001 par value, 5,000,000 shares authorized, 0 and 0 shares issued and outstanding	—	—
Common stock $0.001 par value, 50,000,000 shares authorized, 28,372,308 and 17,964,566 shares issued and outstanding	28,372	17,965
Additional paid-in capital	26,298,606	10,347,710
Accumulated deficit	(13,733,561)	(6,866,947)
Total stockholders’ equity	12,593,417	3,498,728
Total liabilities and stockholders’ equity	$14,724,103	$3,821,363

The accompanying notes are an integral part of these financial statements.

F-2-3

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31,	December 31,
	2006	2005

Revenues	$35,382	$21,460
Cost of Goods Sold	—	9,865
Gross Margin	35,382	11,595

Operating expenses

Administrative	4,335,095	1,178,398
Consulting Fees	85,000	85,000
Professional Fees	917,882	445,913
Research and development	1,896,499	827,354

Total operating expenses	7,234,476	2,536,665

Loss from operations	(7,199,094)	(2,525,070)

Other income (expense)

Interest income	336,119	6,055
Interest expense	(1,239)	(43,593)

Total other income (expense)	334,880	(37,538)

Loss before provision for income taxes	(6,864,214)	(2,562,608)

Provision for income taxes	(2,400)	(2,400)

Net loss	$(6,866,614)	$(2,565,008)

Basic and diluted loss per share	$(0.29)	$(0.23)

Weighed-average common shares outstanding	23,535,792	11,341,702

The accompanying notes are an integral part of these financial statements.

F-2-4

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additonal Paid-in Capital	Accumulated Deficit	Total

Balance, December 31, 2004	2,843,500	$2,844	8,050,000	$8,050	$3,673,715	$(4,301,939)	$(617,330)
Conversion of Series A Preferred
Stock to Common Stock, May 5, 2005	(2,843,500)	(2,844)	2,843,500	2,844	—	—	—
Issuance of units whereby each unit represents one share of common stock and ½ share of a detachable warrant			7,071,066	7,071	7,063,995	—	7,071,066
Offering costs	—	—	—	—	(390,000)	—	(390,000)
Net loss	—	—	—	—	—	(2,565,008)	(2,565,008)
Balance, December 31, 2005	—	—	17,964,566	17,965	10,347,710	(6,866,947)	3,498,728
Exercise of warrants	—	—	400,100	400	437,225	—	437,625
Issuance of shares of Common Stock	—	—	3,785,500	3,785	11,352,715	—	11,356,500
Offering Costs	—	—	—	—	(1,027,318)	—	(1,027,318)
Issuance of shares of Common Stock in Connection with the acquisition of certain assets of nCryptone	—	—	4,500,000	4,500	3,463,905	—	3,468,405
Stock compensation expense	—	—	—	—	472,598	—	472,598
Cashless exercise of warrants	—	—	1,722,142	1,722	(1,722)	—	—
Warrant compensation expense	—	—	—	—	1,253,493	—	1,253,493
Net loss	—	—	—	—	—	(6,866,614)	(6,866,614)
Balance, December 31, 2006	—	$—	28,372,308	$28,372	$26,298,606	$(13,733,561)	$12,593,417

The accompanying notes are an integral part of these financial statements.

F-2-5

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2006	2005

Cash flows from operating activities
Net loss	$(6,866,614)	$(2,565,008)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	488,390	78,009
Stock compensation expense	472,598	—
Warrant compensation expense	809,000	—
(Increase) decrease in Accounts receivable	18,291	(14,982)
(Increase) decrease in Prepaid expenses and other current assets	(30,885)	29,658
(Increase) decrease in Deposits on raw materials held for production	(701,472)	(100,000)
(Increase) decrease in Raw materials held for production	172,497	(172,497)
(Increase) decrease in Work in Progress Inventory	(1,098,553)	—
(Increase) decrease in Rental Deposit	(71,244)	—
Increase (decrease) in Accounts payable and accrued expenses	207,356	176,302
Increase (decrease) in Accounts payable - related parties	307,149	(233,980)
Increase (decrease) in Deferred revenue	302,867	(3,343)
Net cash used in operating activities	(5,990,620)	(2,805,841)
Cash flows from investing activities
Purchase of Property and Equipment	(218,786)	(276,833)
Net cash used in investing activities	(218,786)	(276,833)
Cash flows from financing activities
Repayment of notes payable	—	(648,270)
Proceeds from exercise of warrants	437,625	—
Repayment of demand notes payable related parties	—	(317,000)
Repayment of demand notes payable	—	(50,000)
Proceeds from notes payable related parties	—	650,000
Proceeds from demand notes payable	—	50,000
Proceeds from 10/19/05 Common Stock offering	—	6,517,500
Offering costs- 10/19/05 Common Stock offering	—	(390,000)
Proceeds from 5/30/06 Common Stock offering	11,356,500	—
Offering costs- 5/30/06 Common Stock offering	(582,825)	—
Interest payable- related parties	—	23,944
Interest paid on demand notes payable related parties	—	(9,128)
Interest payable on demand notes payable	—	542
Interest paid	—	(542)
Payments on capital lease	(9,330)	(8,627)
Net cash provided by financing activities	11,201,970	5,818,419
Net increase in cash and cash equivalents	4,992,564	2,735,748
Cash and cash equivalents, beginning of year	3,277,532	541,784
Cash and cash equivalents, end of period	$8,270,096	$3,277,532

The accompanying notes are an integral part of these financial statements

F-2-6

INNOVATIVE CARD TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Supplemental disclosures of cash flow

	For the Years Ended December 31,
	2006	2005

Interest paid	$1,239	$28,833

Income tax paid	$—	$—

Supplemental schedule of non-cash investing and financing activities

During the year ended December 31, 2005,

o 2,843,500 shares of preferred stock with a par value of $0.001 was converted into 2,843,500 shares of common stock with a par value of $0.001.

o $347,816 of demand notes payable related parties, that included interest, was converted into 347,816 shares of common stock with a par value of $0.001 and 173,908 warrants to purchase common stock at $1.25 per share.

o $125,000 of accounts payable related parties was converted to 125,000 shares of common stock with a par value of $0.001 and 62,500 warrants to purchase common stock at $1.25 per share.

o $92,850 of accounts payable and accrued expenses was converted to 80,750 shares of common stock with a par value of $0.001 and 40,375 warrants to purchase common stock at $1.25 per share.

During the year ended December 31, 2006

On April 12, 2006, the Company issued warrants to purchase 150,000 shares of common stock at an exercise price of $3.25 per share to SRG, LLC in conjunction with the retention of SRG, LLC to perform investor relations services for the Company whereby the Company recognized $450,000 in administrative costs relating to the issuance of these warrants.

On May 19, 2006, the Company issued warrants to purchase 100,000 shares of common stock at an exercise price of $4.13 per share to Crystal Research Associates, LLC in conjunction with the retention of Crystal Research Associates, LLC to perform investor relations services for the Company whereby the Company recognized $359,000 in administrative costs relating to the issuance of these warrants.

On May 30, 2006, the Company issued warrants to purchase 113,565 shares of common stock at an exercise price of $3.30 to T.R Winston in conjunction with the Company’s May 30, 2006 financing and recognized $444,493 in offering costs relating to the issuance of these warrants.

On June 28, 2006 the Company exchanged 4,500,000 shares of its common stock for certain assets of nCryptone. The assets acquired were intangible assets of $3,030,000, accounts receivable of $14,830, fixed assets of $25,619, and deposits on raw materials inventory of $397,956.

On June 28, 2006, the Company entered into an agreement with nCryptone whereby for $1,000,010, the Company could acquire a license to nCryptone's buzzer patent that is payable within one year of June 28, 2006.

On July 17, 2006, warrant holders cashlessly exercised 2,150,000 warrants resulting in the issuance of 1,722,142 shares of Common Stock.

The accompanying notes are an integral part of these financial statements.

F-2-7

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

GENERAL

The accompanying consolidated financial statements of Innovative Card Technologies, Inc. ("ICTI") include the amounts of its wholly-owned subsidiary, PSA Co. and LensCard US, LLC ("LensCard US"), formerly Universal Magnifier, LLC, organized under the laws of the State of Delaware on January 7, 1999 and LensCard International Limited ("LensCard International"), formerly Universal Magnifier International Limited ("UMIL"), incorporated as an International Business Company under the laws of the British Virgin Islands on August 21, 1995. On January 7, 1999, LensCard US merged with Universal Magnifier LLC ("UMUS"), a California limited liability company founded in January, 1998, for the purpose of changing the place of organization of UMUS.

LensCard Corporation ("LCC") was incorporated in the State of Delaware on November 22, 2002 and had no financial activity from that date until January 1, 2004. PSACo., Inc. ("PSAC") was incorporated in the State of Delaware on August 27, 2003.

COMPANY OVERVIEW

The Company researches, develops and markets technology-based card enhancements primarily for the enterprise and on-line banking markets that are designed to enable issuers to increase acquisition rates of customers and improve security. It commenced sales of its first product, the LensCard, or a card embedded with a small magnifying lens, in 1998. Since 2002, its core focus has been and continues to be on research and development and marketing of its power inlay technology that is designed to bring power-based applications, including light, sound and display screens, to cards. Power inlay technology consists of a battery, circuit, and switch that can power applications on credit cards and other information-bearing plastic cards. It has devoted a significant majority of its efforts to completing the development of its power inlay technology, initiating marketing and raising the financing required to do so and funding its expenses. It has generated limited revenues that derive from licensing agreements of its LensCard product, most of which have terminated.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Innovative Card Technologies, its wholly owned subsidiary, PSA Co., Lens Card US, LLC and Lens Card International, (the "Company"). All significant inter-company accounts and transactions are eliminated in consolidation.

REVENUE RECOGNITION

The Company recognize revenues in accordance with SEC Staff Accounting Bulletin No. 104, or SAB 104. Revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable and collectibility is reasonably assured. The Company recognize certain long-term contracts using the complete-contract method in accordance to SOP 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type of Contracts.”

COMPREHENSIVE INCOME

The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any changes in equity from non-owner sources.

INVENTORY

The Company values its inventory at the lower of cost (first-in, first-out) or market. Under certain market conditions, the Company uses estimates and judgments regarding the valuation of inventory to properly value inventory. Inventory adjustments are made for the difference between the cost of the inventory and the estimated market value and charged to operation in the period in which the facts that give rise to the adjustments become known.

INTANGIBLE ASSETS AND LONG-LIVED ASSETS

The cost incurred to acquire intangible assets, which are active and relate to products with a definitive life cycle, are amortized over the estimated useful life of three to five years. The Company assesses the carrying value of long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company assesses the impairment of identifiable intangibles and long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered important that could trigger an impairment review include, but are not limited to, the following: a significant underperformance to expected historical or projected future operating results, a significant change in the manner of the use of the acquired asset or the strategy for the overall business, or a significant negative industry or economic trend. Based on anticipated future income and cash flows and other factors relevant in the opinion of the Company’s management, there has been no impairment.

F-2-8

CASH AND CASH EQUIVALENTS

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

MAJOR SUPPLIERS

The Company obtains the battery, a key component for the Company’s power inlay technology, from a single source, Solicore, Inc., on a purchase order basis. The Company believes that alternative sources for this component in the event of a disruption or discontinuation in supply would not be available on a timely basis, which could disrupt Company operations, delay production for up to nine months and impair the Company’s ability to manufacture and sell products.

The Company obtains the display, a key component for the Company’s ICT DisplayCard, from a single source, SmartDisplayer, pursuant to the Company’s agreement with SmartDisplayer. The Company believes that alternative sources for this component in the event of a disruption or discontinuation in supply would not be available on a timely basis, which could disrupt Company operations relating to the ICT DisplayCard, delay production of the ICT DisplayCard for up to twelve months and impair the Company’s ability to manufacture and sell the ICT DisplayCard.

The Company assembles its ICT DisplayCard using a single source, NagraID pursuant to a written agreement. The Company believes that alternative sources for this component in the event of a disruption or discontinuation in supply would not be available on a timely basis, which could disrupt Company operations relating to the ICT DisplayCard, delay production of the ICT DisplayCard for up to twelve months and impair the Company’s ability to manufacture and sell the ICT DisplayCard.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. The Company provides for depreciation and amortization using the double-declining method over estimated useful lives of five to seven years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents, prepaid expenses and other current assets, due from related parties, accounts payable and accrued expenses, advances payable, and deferred revenue. The book value of all other financial instruments are representative of their fair values.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred.

LOSS PER SHARE

The Company utilizes SFAS No. 128, “Earnings per Share.” Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

Since their effect would have been anti-dilutive, common stock equivalents of 4,646,598 warrants and 2,351,000 stock options were excluded from the calculation of diluted loss per share for the year ended December 31, 2006. Since their effect would have been anti-dilutive, common stock equivalents of 6,833,133 warrants and 1,585,000 stock options were excluded from the calculation of diluted loss per share for the year ended December 31, 2005.

INCOME TAXES

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

F-2-9

STOCK INCENTIVE PLAN

The Company accounts for its stock incentive plan under SFAS No. 123R, "Share-Based Payments" using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. At times, cash balances are in excess of the insured limit.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATION

Certain amounts included in the prior year financial statements have been reclassified to conform with the current year presentation. Such reclassification did not have any effect on the reported net loss.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board (“FASB”) issued a revision to FASB Statement No. 123, ”Share-Based Payment,” “SFAS No. 123(R)”. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This Statement establishes standards for the accounting for transactions in which an entity exchanges it equity instructions for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company has adopted this statement for the year ended December 31, 2006. The Company recorded $472,598 of compensation expense for employee stock options during the year ended December 31, 2006.

In May 2005, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 154, "Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board ("APB") Opinion No. 20, "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provision, those provisions should be followed.

Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.

The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

F-2-10

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" ("SFAS 155"), which amends SFAS No. 133, "Accounting for Derivatives Instruments and Hedging Activities" ("SFAS 133") and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 140"). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”). SFAS 156 addresses the accounting for recognized servicing assets and servicing liabilities related to certain transfers of the servicer’s financial assets and for acquisitions or assumptions of obligations to service financial assets that do not relate to the financial assets of the servicer and its related parties. SFAS 156 requires that all recognized servicing assets and servicing liabilities are initially measured at fair value, and subsequently measured at either fair value or by applying an amortization method for each class of recognized servicing assets and servicing liabilities. SFAS 156 is effective in fiscal years beginning after September 15, 2006. The adoption of SFAS 156 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This new standard also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN No. 48 are to be applied to all tax positions upon initial adoption of this standard. Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized upon adoption of FIN No. 48. The cumulative effect of applying the provisions of FIN No. 48 should be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that fiscal year. The provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. Earlier application is permitted as long as the enterprise has not yet issued financial statements, including interim financial statements, in the period of adoption. The Company believes that the adoption of FIN No. 48 will not have a material impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently determining the effect, if any, the adoption of SFAS No. 157 will have on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plan - an amendment of FASB Statement No. 87, 88, 106 and 132(R). SFAS No. 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and recognize changes in the funded status in the year in which the changes occur. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company believes that the adoption of SFAS No. 158 will not have a material impact on the Company’s financial position, results of operations or cash flows.

 In September 2006, the SEC issued SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of implementing SFAS 159 on our consolidated financial statements, however the Company anticipates that SFAS 159 will not have a material impact on the Company’s financial position, results of operations or cash flows.

F-2-11

NOTE 3 - DEPOSITS FOR RAW MATERIALS HELD FOR PRODUCTION

	December 31, 2006	December 31, 2005

Deposits on raw materials held for production (display & manufacturing component)	$1,199,453	$100,000
TOTAL	$1,199,453	$100,000

These deposits for raw materials are held by two vendors.

NOTE 4 - RAW MATERIALS AND WORK IN PROGRESS INVENTORY HELD FOR PRODUCTION

Raw materials and work in progress inventory held for production at December 31, 2006 and 2005 consisted of the following and is stated at the lower cost or market:

	2006	2005

Raw materials held for production (battery component)	$—	$172,497
Work in progress inventory	1,098,553	—
TOTAL	$1,098,553	$172,497

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2006 and 2005 consisted of the following:

	2006	2005

Computer equipment	$55,672	$16,939
Office equipment	8,168	8,168
Furniture and fixtures	19,878	18,270
Production equipment, capital lease	32,598	32,598
Leasehold improvements	5,610	5,610
Production equipment	473,736	269,698
	595,662	351,283
Less accumulated depreciation and amortization	(234,742)	(110,019)
TOTAL	$360,920	$241,264

Depreciation and amortization expense was $124,723 and $78,009, for the years ended December 31, 2006 and 2005, respectively.

NOTE 6 - INTANGIBLE ASSET

Initially, upon the completion of the acquisition of nCryptone on June 28, 2006, the Company allocated the purchase price in accordance with the signed agreement with nCryptone assigning a temporary value of $19,303,095 to intangible assets and $1,000,010 to a patent license fee, pending further evaluation by the Company and the results of a report to be issued by a third party valuation firm. The Company’s preliminary allocation of the purchase price is summarized as follows:

Assets:
Intangible Assets	$19,303,095
Accounts Receivable	14,830
Equipment	25,619
Inventory	397,956
Total Assets	$19,741,500

F-2-12

Upon review of the report received from the third party valuation firm that assisted the Company with the valuation of the intangible assets and the patent license fee and other factors, the Company allocated the purchase price by assigning a value of $3,030,000 to intangible assets and $1,000,010 to a patent license fee. The $1,000,010 patent license fee will be amortized over the remaining life of the patent (12 years through November 2018). The total purchase price allocation of the DisplayCard assets of nCryptone is summarized as follows:

Common Stock:	$3,468,405

Total Purchase Price:	$3,468,405

The Company’s allocation of the purchase price is summarized as follows:

Assets:
Intangible Assets	$3,030,000
Accounts Receivable	14,830
Equipment	25,619
Inventory	397,956
Total Assets	$3,468,405

$2,900,000 of acquired intangibles has been assigned to developed technologies and $130,000 has been assigned to a non-competition agreement, which are subject to periodic amortization over the estimated useful life of five and three years, respectively.

Amortization expense for 2006 was $363,667. Estimated amortization expense for each of the ensuing years through December 31, 2011 is, respectively, $703,871, $703,871, $682,204, $660,538 and $370,538.

NOTE 7 - PROVISION FOR INCOME TAXES

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and the tax bases of assets and liabilities at the applicable tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The provision for income taxes consisted of the following:
	Years Ended December 31,
	2006	2005
Current provision:
Federal	—	—
State	$2,400	$2,400
Total Current Provision	$2,400	$2,400
Deferred provision (benefit)
Federal	—	—
State	—	—
Total deferred portion (benefit)	—	—
Total provision for income taxes	$2,400	$2,400

Reconciliations between the statutory federal income tax rate and the Company’s effective income tax rate were as follows:

	Years Ended December 31,
	2006	2005
Federal income tax at statutory rates	34%	34%
State income taxes, net of federal benefit	6%	6%
Change in valuation allowance	(40%)	(41%)
Other	0%	1%
Effective income tax rate	0%	0%

Deferred tax assets and liabilities are measured based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. The significant components of the Company’s net deferred tax assets and (liabilities) consisted of the following:

	December 31,
	2006	2005
Benefits from NOL carryforwards	$3,472,511	$1,684,177
Tax credit carryforward	$61,788	$61,788
Differences in financial statement and tax accounting for:
Stock compensation	$549,037	$—
Accrued vacation	$10,358	$—
Inventory	$260,140	$—
Deferred Revenue	$145,660	$15,989
Depreciation and amortization	$237,830	$—
State income tax	$(331,068)	$(118,115)
Total Deferred tax assets (gross)	$4,406,526	$1,643,799
Less Valuation allowance	$(4,406,526)	$(1,643,799)
Total Deferred Tax assets, net	$—	$—

F-2-13

A valuation allowance has been established due to the uncertainty of realizing certain net operating loss (NOL) carryforwards and the other deferred tax assets. The Company had NOL carryforwards at December 31, 2006 of approximately $8.1 million for federal income tax purposes and an aggregate of $8.2 million of state income tax purposes. The company also has Federal research tax credit carryforward of $61.788. The Company’s Federal and State NOL carryforwards will be available to offset taxes through December 31, 2026 and 2012, respectively.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

LEASE

Until September 30, 2006, the Company subleased its office space under a non-cancelable operating lease agreement from a stockholder. The lease required minimum monthly payments of $2,568, and required the Company to pay 15.03% of any additional rents and/or charges of any kind due from Bemel & Ross. Since May 2005, the lease became a month to month tenancy cancelable by either party with thirty days notice. The additional rents and/or charges that may be due consist of direct costs passed through the master landlord to Bemel & Ross. The direct costs are based on operating costs during the calendar year ending December 31, 2003, or the base year. Thereafter, if the direct costs in a subsequent year exceed the direct costs in the base year, the master landlord bills Bemel & Ross its proportionate share of the excess of direct costs, which may include tax costs related to real estate and/or costs and expenses incurred by the master landlord in connection with common areas of the building, the parking structure or the cost of operating the building. Through September 30, 2006, Bemel & Ross has charged the Company for additional rents and/or charges in the amount of $2,165. Future minimum lease payments under this operating lease agreement at September 30, 2006 are $0. The company terminated this lease on September 30, 2006.

On September 14, 2006, the Company entered into a sublease for 6,500 square feet of office space with Bergman & Dacey, Inc. which commenced on October 1, 2006 and expires on July 31, 2009. The Company paid a security deposit of $71,244. The lease requires monthly payments of $16,789 plus 32.5% of triple net costs charged to Bergman & Dacey, such as common area operating expenses, taxes and insurance. The rent increases 3% on October 1st of each year. Minimum lease payments will be $202,974, $209,063 and $124,677 in calendar years 2007, 2008 and 2009, respectively.

Rent expense was $77,524 and $37,040 for the years ended December 31, 2006 and 2005, respectively.

REVENUE SHARING AGREEMENTS

The Company entered into an agreement with its wholly owned subsidiary, PSACo., Inc., a Delaware corporation, whereby if the Company receives payments from royalty rights related to the LensCard that the Company would be obligated to make payments related to these rights to PSACo, the Company’s wholly owned subsidiary. As of December 31, 2006 and 2005, annual sales have not been sufficient to require any payments pursuant to the above agreements to PSACo. Any future payments that may be required will be recorded as a reduction of revenue.

PATENT AND TRADEMARK LICENSE AGREEMENTS

The Company has entered into various Patent and Trademark License Agreements with financial institutions granting a limited, non-exclusive right and license to make, distribute, market, sell, and use credit cards or debit cards containing a magnifying lens (the "Licensed Products"). These agreements are as follows:

•
An agreement dated July 9, 2001, providing for royalties to the Company at the rate of $1.20 per LensCard issued to a customer. Royalties will be due and payable quarterly within 30 days after the last day of each calendar quarter. The Company receives sales reports within thirty days following the end of a calendar quarter from the customer. The agreement terminated July 9, 2006.

•
An agreement dated January 16, 2002 and expiring on March 31, 2004, providing for royalties to the Company at the rate of $1.50 per LensCard issued to a customer. Royalties were due and payable quarterly within 30 days after the last day of each calendar quarter. The Company receives sales reports within thirty days following the end of a calendar quarter from this customer. On April 1, 2004, the agreement was extended requiring a $12,500 payment by the customer with the Company receiving a royalty of $0.25 per licensed product and $0.50 for each additional LensCard sold thereafter. The revised agreement is effective until April 1, 2008.

F-2-14

EMPLOYMENT AGREEMENT

The Company entered into an Employment Agreement with Alan Finkelstein, its Director and President; the initial term of three years, began January 1, 1998 and has since January 1, 2000 renewed for successive one year terms. As of December 31, 2006, the termination date is December 31, 2007. However, the agreement automatically renews if not terminated by December 31, 2007. Mr. Finkelstein earns $16,667 as a monthly salary.

LITIGATION

To date, the Company has never been a party to and has never been involved with any litigation. However, in the future, the Company, like any other business or individual, may become subject to litigation some of which the Company can control and other litigation that the Company cannot control. If the Company were to become involved in any litigation, management would have to assess whether or not such litigation would likely have a material adverse effect on the Company’s consolidated financial condition or results of operations.

NOTE 9 - STOCKHOLDER’S EQUITY

PREFERRED STOCK

The Company has 5,000,000 authorized shares of $0.001 par value preferred stock. The preferred stock may be issued in series, from time to time, with such designations, rights, preferences, and limitations as the Board of Directors may determine by resolution.

From April 7, 2004 through October 18, 2004, investors purchased 2,568,500 shares of convertible series A preferred stock ("Preferred Stock") for $2,568,500, which includes the conversion of $340,000 worth of convertible promissory notes into 340,000 shares of Series A Preferred Stock that were issued on April 7, 2004. Not included in the $2,568,500 is the conversion of unsecured advances owed to certain stockholders totaling $275,000 into 275,000 shares of Preferred Stock. Each share of Preferred Stock has a $.001 par value, a non-cumulative dividend of $0.06 per share when and if declared by the board of directors, liquidation preference and was convertible into one share of common stock at $1 per share. Each share of Preferred Stock was automatically converted into shares of common stock upon either (i) a majority of the outstanding shares of Preferred Stock, voting as a separate class, approves the conversion; or (ii) some or all of the common shares underlying the Preferred Stock are covered by an effective registration statement filed with the SEC. On May 5, 2005, the SEC declared the registration statement that covered, in part, common stock underlying the Preferred Stock effective thereby converting all 2,843,500 outstanding shares of Preferred Stock into common stock.

COMMON STOCK

During the year ended December 31, 2005, the Company completed the following:

On October 19, 2005, the Company issued 7,071,066 shares of common stock and 4,433,133 warrants to purchase common stock at a price of $1.00 per share to a number of investors pursuant to a private placement for total gross proceeds of $6,517,500 and the conversion of $571,066 of indebtedness.

During the year ended December 31, 2006, the Company completed the following:

On May 30, 2006, the Company issued 3,785,500 shares of common stock at a price of $3.00 per share to accredited investors pursuant to a private placement for total gross proceeds of $11,356,500 and a warrant to purchase 113,565 shares of our common stock at an exercise price of $3.30 per share that expire on May 30, 2011.

On June 28, 2006 the Company exchanged 4,500,000 shares of its common stock for certain assets of nCryptone. The assets acquired were intangible assets of $3,030,000, accounts receivable of $14,830, fixed assets of $25,619, and deposits on raw materials inventory of $397,956.

WARRANTS

The following summarizes the warrant transactions:

	Warrants Outstanding	Weighted-Average Exercise Price

Outstanding,
December 31, 2004	2,400,000	$1.00
Granted	4,433,133	$1.25

Outstanding,
December 31, 2005	6,833,133	$1.16
Granted	363,565	$3.51
Exercised	(2,550,100)	$1.00

Outstanding, December 31, 2006	4,646,598	$1.43

Exercisable, December 31, 2006	4,646,598	$1.43

F-2-15

The weighted-average fair value of the warrants granted during the twelve months ended December 31, 2006 for which the exercise price equals the market price on the grant date was $3.45, and the weighted-average exercise price was $3.51. No warrants were granted during the twelve months ended December 31, 2006 for which the exercise price was less than or greater than the market price on the grant date. The weighted-average remaining contractual life of the 4,646,598 warrants with a weighted average exercise price of $1.43 as of December 31, 2006 is 45 months.

2004 STOCK INCENTIVE PLAN

The Company's Board of Directors and stockholders approved the 2004 Stock Incentive Plan in August 2004. The 2004 Stock Incentive Plan provides for the grant of incentive stock options to the Company's employees, and for the grant of non-statutory stock options, restricted stock, stock appreciation rights and performance shares to the Company's employees, directors and consultants.

The Company reserved a total of 2,351,000 shares of its common stock for issuance pursuant to the 2004 Stock Incentive Plan. The board of directors, or a committee of the board, administers the 2004 Stock Incentive Plan. Stock options are generally granted with terms of up to ten years and vest over a period of five years under the 2004 Stock Incentive Plan. The administrator determines the exercise price of options granted under the 2004 Stock Incentive Plan, but the exercise price must not be less than 85% of the fair market value of the Company's common stock on the date of grant. In the event the participant owns 10% or more of the voting power of all classes of the Company's stock, the exercise price must not be less than 110% of the fair market value per share of the Company's common stock on the date of grant. With respect to all incentive stock options, the exercise price must at least be equal to the fair market value of the Company's common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns 10% of the voting power of all classes of the Company's outstanding stock or the outstanding stock of any parent or subsidiary of the Company, the term must not exceed five years an the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options; however, no option will have a term in excess of 10 years from the date of grant.

The 2004 Stock Incentive Plan will automatically terminate on August 5, 2014, unless it terminates sooner because all shares available under the Plan have been issued or all outstanding options terminate in connection with a change of control. In addition, the Board of Directors has the authority to amend the 2004 Stock Incentive Plan provided this action does not impair the rights of any participant.

A summary of stock option activity and weighted average exercise prices for the years ended December 31, 2006 and 2005 is as follows:

ALL OPTIONS	2006		2005
		WEIGHTED AVERAGE EXERCISE PRICE		WEIGHTED AVERAGE EXERCISE PRICE
Outstanding at beginning of period	1,585,000	$1.00	1,275,000	—
Options granted	766,000	$4.39	350,000	$1.00
Options forfeited	—	—	(40,000)	$1.00
Options expired	—	—	—	—
Options exercised	—	—	—	—

Outstanding at end of period	2,351,000	$2.10	1,585,000	$1.00

Exercisable at end of period	835,000	$1.06	510,000	$1.00

NON VESTED OPTIONS	2006		2005
		WEIGHTED AVERAGE EXERCISE PRICE		WEIGHTED AVERAGE EXERCISE PRICE
Non- vested at beginning of period	1,075,000	$1.00	990,000	—
Options granted	766,000	$4.39	350,000	$1.00
Options forfeited	—	—	(40,000)	$1.00
Options expired	—	—	—	—
Options vested	(325,000)	$1.14	(225,000)	$1.00

Non- vested at end of period	1,516,000	$2.68	1,075,000	$1.00

F-2-16

The weighted average grant-date fair value of options granted during years ended December 31, 2006 and 2005 was $4.39, and $1.00, respectively.

The weighted average remaining contractual lives of the options outstanding and options exercisable were as follows:

	Options outstanding	Options exercisable

December 31, 2005	8.37 years	8.37 years
December 31, 2006	8.12 years	7.18 years

The Company recorded $472,598 of compensation expense for employee stock options during the year ending December 31, 2006, which is included in the general and administrative expense category. At December 31, 2006, there was a total of $3,328,840 of unrecognized compensation costs related to the non-vested share-based compensation arrangements under the 2004 Plan. The cost is expected to be recognized over a weighted average period of 2.67 years. The total fair value of shares vested during the year ended December 31, 2006 was approximately $371,500. The aggregate intrinsic value of total outstanding options and total exercisable options was $5,666,500 and $2,792,500, respectively as of December 31, 2006.

Since January 1, 2006, the Company is recognizing the cost of all employee stock options on a straight-line attribution basis over their respective vesting periods, net of estimated forfeitures. The Company has selected the modified prospective method of transition; accordingly, prior periods have not been restated. Prior to the adoptions of SFAS No. 123(R), the Company applied APB Opinion No. 25 and related Interpretations in accounting for its stock-based compensation plans; all employee stock options were granted at or above the grant date market price; and accordingly, no compensation cost was recognized for fixed stock option grants in prior periods.

F-2-17

If the fair value method had been applied, the Company's net loss and earnings per share would have been reduced to the pro forma amounts as follows:

Year Ended December 31, 2005

Net loss:
As reported	$(2,565,008)

Less: Total share-Based employee Compensation expense Determined under fair value method for employee stock options, net of tax	(250,858)

Pro forma net loss	$(2,815,866)

Basic and diluted loss per Share:

As reported	$(0.23)
Pro Forma	$(0.25)

The Black Scholes assumptions used are listed below:

	2006	2005

Risk free interest rate	4.97%	2.34%
Dividends	—	—
Volatility factor	200%	200%
Expected life	10 years	10 years
Annual forfeiture rate	0%	0%

NOTE 11 - RELATED PARTY TRANSACTIONS

ACCOUNTS PAYABLE - RELATED PARTIES

Accounts payable - related parties at December 31, 2006 consisted of amounts due for legal, expense reimbursement, and for a licensing fee and were $1,322,159. As of December 31, 2006, $61,173 is owed to Blakely, Sokoloff, Taylor & Zafman, LLP (BSTZ), a law firm in which, George Hoover, a director of the Company, is a partner and $1,260,987 is owed to nCryptone, S.A., respectively. The amount is currently due to BSTZ and Alan Finkelstein while the amount due to nCryptone S.A. is not payable until June 27, 2007.

CONSULTING AGREEMENTS

The Company was a party to a Consulting Agreements with Forest Finkelstein, the son of Alan Finklestein and during the years ended December 31, 2006 and 2005 the Company paid $85,000 and $213,333, respectively.

DEMAND NOTES PAYABLE - RELATED PARTIES

In March 2005, the Company obtained loans in the form of secured demand promissory notes totaling $500,000 from Bristol Investment Fund, Ltd. and Union Finance International, Corp; Union Finance International Corp. loaned the Company $333,000 while Bristol Investment Fund, Ltd. loaned the Company $167,000. The notes were secured by the Company's assets, excluding assets subject to liens, leases, encumbrances, defenses or other claims. The notes were payable on the demand of the respective lender. There was no further borrowing capacity under either of the notes. On October 11, 2005, Union Finance International Corp. transferred its $333,000 loan plus interest to BSR Investments, Ltd. On October 19, 2005, BSR Investments, Ltd. voluntarily converted the loan plus interest totaling $347,816 into 347,816 shares of common stock and 173,908 warrants to purchase common stock at $1.25. On October 20, 2005 the loan, including interest, amounting to $174,504 obtained from Bristol Investment Fund, Ltd. was repaid. As of December 31, 2005, the Company owed Bristol Investment Fund, Ltd. and BSR Investments, Ltd. $0 relating to these secured demand promissory notes.

On August 31, 2005, the Company obtained a loan in the form of a secured demand promissory note of $150,000 from Bradley Ross. The note was secured by the Company's assets, excluding assets subject to liens, leases, encumbrances, defenses or other claims. The note was payable on the demand of Bradley Ross. On October 19, 2005 the Company repaid the principal amounts owed to Bradley Ross. As of December 31, 2005, the Company owed Bradley Ross $0 relating to this secured demand promissory note.

F-2-18

LEGAL SERVICES

The Company receives legal services from Blakely, Sokoloff, Taylor and Zafman, LLP, a law firm in which George Hoover, a director of the Company, is a partner. During the years ended December 31, 2006 and December 31, 2005, the Company paid $205,059 and $175,822 respectively, to this entity for legal services rendered.

NOTE 13 - SUBSEQUENT EVENTS (UNAUDITED)

On January 12, 2007 two employees cashlessly exercised a total of 35,000 stock options resulting in the issuance of 28,808 shares.

On January 26, 2007, two warrant holders exercised a total of 15,500 warrants resulting in the issuance of 15,500 shares of common stock for proceeds of $19,375.

On February 6, 2007, a warrant holder exercised 4,000 warrants resulting in the issuance of 4,000 shares of common stock for proceeds of $5,000.

Subsequent to year end, the Company entered into an option agreement with a related party whereby the Company may, but is not obligated to, purchase 51% ownership in a significant supplier of the Company.

F-2-19

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:
Nature of Expense:	Amount
SEC Registration Fee	$9,291	10**
Printing Fees	7,500
Accounting fees and expenses	$25,000	*
Legal fees and expenses	$25,000	*
Miscellaneous	$2,500	*
Total	69,291	10*
*Estimated

** Total registration fees previously paid on (i) August 31, 2006 with respect to Registration Statement 333-137032 ($2,892.14); (ii) July 12, 2006 with respect to Registration Statement 333-135715 ($1,973.36); (iii) November 8, 2005 with respect to Registration Statement 333-129564 ($2,741.31); and (iv) October 19, 2004 with respect to Registration Statement 333-119814 ($1,684.29).

Item 14.	Indemnification of Directors and Officers

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Delaware General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). We maintain directors' and officers' liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities

The following information is given with regard to unregistered securities sold during the preceding three years, including the dates and amounts of securities sold, the persons to whom we sold the securities, the consideration received in connection with such sales and, if the securities were issued or sold other than for cash, the description of the transaction and the type and amount of consideration received.  In connection with each of the following, we relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

•
On April 15, 2008, we entered into a Securities Purchase Agreement with EMC Corporation (“EMC”) (the “Agreement”). Pursuant to the terms of the agreement, EMC purchased $5 million of Registrant’s 8% Senior Secured Convertible Debenture (“Debenture”). The Debenture: (i) bears interest at 8% per year, paid quarterly in cash or, subject to certain conditions, registered shares of our common stock; (ii) has a maturity of April 15, 2011, (iii) is convertible at EMC’s option into shares of our common stock at $2.48 per share, (iv) is secured by all of our and our subsidiaries’ assets, including inventory, receivables, unencumbered equipment and intellectual property, and (v) has a forced conversion feature which allows the Registrant to force the conversion of the Debenture if our common stock trades above $5.00 for 20 consecutive trading days. Such a forced conversion may be limited by contractual restrictions on the amount of our common stock which EMC may own and certain other conditions. We also agreed to issue EMC five-year Common Stock Purchase Warrants to purchase 1,008,064 shares of our common stock assuming at an exercise price of $2.728 per share. We expect to use the net proceeds of the financing for our working capital requirements and to pay down certain obligations. The Debenture also contains customary events of default provisions. As part of the transaction, we agreed to: (i) maintain our monthly burn rate at $600,000 or below, (ii) be compliant with NASDAQ listing requirements; and (iii) obtain shareholder approval prior to effectuating a reverse stock split and for the issuance of additional shares of our common stock.

We agreed to grant registration rights to EMC, by filing a registration statement covering the shares of common stock issuable upon the conversion of the Senior Secured Convertible Debenture, exercise of the Common Stock Purchase Warrant, and issuable by the Registrant as interest payments by June 7, 2008, and to obtain effectiveness of that registration statement by August 7, 2008. Our officers, directors, and 10% shareholders also executed agreements prohibiting the sales of our common stock by them until October 31, 2008. In connection with the transaction, we also secured voting agreements from our officers, directors and 10% shareholders approving the transaction in the event that we are required to seek such approval pursuant to the rules of the NASDAQ.

•
On March 27, 2008, we issued to our CEO an option to purchase 1,000,000 common shares at $2.25 per share as compensation for serving on the board and any relevant committees thereof. The option vests over a period of twelve months upon the occurrence of certain milestones and has duration of 10 years. For a more detailed description of the option and the vesting conditions, please refer to our Current Report filed with the SEC on Form 8-K on April 2, 2008.

•
On March 27, 2008, we issued to our CFO an option to purchase 200,000 common shares at $2.25 per share as compensation for serving on the board and any relevant committees thereof. The option vests over a period of twelve months upon the occurrence of certain milestones and has duration of 10 years. For a more detailed description of the option and the vesting conditions, please refer to our Current Report filed with the SEC on Form 8-K on April 2, 2008.

•
On February 25, 2008, we issued one of our directors an option to purchase 63,333 common shares at $1.95 per share as compensation for serving on the board and any relevant committees thereof. The option has a vesting period of three years (vesting 1/3 per year), and a duration of 10 years. In the event the director resigns or is removed, the holder has 90 days to exercise of the option.

•
On January 8, 2008, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 13 institutional and accredited investors (“Purchasers”). Pursuant to the terms of the Purchase Agreement, agreement, the Purchasers purchased $3.5 million of our 8% Senior Secured Convertible Debenture (“Debenture”). The Debenture: (i) bears interest at 8% per year, paid quarterly in cash or registered common stock, at our discretion; (ii) has a maturity of January 8, 2011, (iii) is convertible at the investor’s option into shares of our common stock at $2.50 per share, (iv) is secured by all of our and our subsidiaries assets including inventory, receivables, unencumbered equipment and intellectual property under the terms of a Security Agreement, and (v) has a forced conversion feature which allows us to force the conversion of the Debenture if our common stock trades above $5.00 for 20 consecutive trading days and certain other conditions are met. We also issued to the Purchasers warrants to purchase 700,000 shares of our common stock at an exercise price of $2.75 per share.

We agreed to grant registration rights to the investors, by filing a registration statement covering the shares of common stock issuable upon the conversion of the Debenture, exercise of the Warrants, and issuable as interest payments, within 30 days of the closing, and obtaining effectiveness of the registration statement within 90 days after the closing. These dates will each be extended by 30 days in the event we are able to secure equity financing in excess of $6 million prior to the filing date. Our officers, directors, and 10% shareholders also agreed to execute lock-up letter agreements prohibiting sales of our common stock by them until July 30, 2008. In connection with the transaction, we also secured voting agreements from our officers, directors and 10% shareholders approving the transaction in the event that we are required to seek such approval pursuant to the rules of the NASDAQ.

•
On November 2, 2007, we issued one of our directors an option to purchase 68,511 common shares at $2.76 per share as compensation for serving on the board and any relevant committees thereof. The option has a vesting period of three years (vesting 1/3 per year), and a duration of 10 years. In the event the director resigns or is removed, the holder has 90 days to exercise of the option.

•
On June 28, 2006, the Company purchased from nCryptone all intellectual property relating to the DisplayCard under the July 25, 2005 joint development agreement with nCryptone, all nCryptone intellectual property relating to the DisplayCard, all tangible assets relating to the DisplayCard and assumed certain accounts payable directly allocable to the DisplayCard. The purchase price was 4,500,000 shares of common stock (valued at $19,741,500) and an agreement to pay $1 million within one year from closing for a license relating to nCryptone's buzzer patent for use in our SoundCard.

•
On May 30, 2006, we completed a private equity financing pursuant to which we raised gross proceeds of $11,356,500. The transaction was a common stock offering, resulting in the placement of an aggregate 3,785,500 shares of restricted common stock. Eighteen investors participated in the transaction. The financing was arranged by TR Winston & Company, a fund manager, which received a net commission of 5% of the total gross proceeds and a warrant to purchase 113,565 shares of the Company’s common stock at an exercise price of $3.30 per share that expires on May 30, 2011.

•
On March 1, 2006, we issued 50,000 shares of common stock to Tyler Runnels, an accredited investor, upon the exercise of a warrant to purchase 40,000 shares of common stock, exercisable at $1.00 per share. We $50,000 as a result of this warrant exercise. This transaction was in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended. The shares were issued to individuals qualified as an “accredited investor,” as that term is defined in the Securities Act of 1933.

•
On October 19, 2005, we completed a private equity financing pursuant to which we raised gross proceeds of $6,500,000 and converted $571,066 of indebtedness. The transaction was a unit offering, pursuant to which each investor or debt holder received a unit comprised of one share of restricted common stock and warrants convertible into 0.50 shares of restricted common stock, resulting in the placement of an aggregate 7,071,066 shares of restricted common stock and warrants convertible into an additional 3,535,533 shares of restricted common stock. The warrants have an exercise price of $1.25 per share and expire on October 19, 2010. Twenty-five investors participated in the transaction. The financing was arranged by TR Winston & Company, a fund manager, which received a net commission of 6% of the total gross proceeds and a warrant to purchase 780,000 shares of our common stock at an exercise price of $1.25 per share that expires on October 19, 2010. Additionally, we issued a warrant to purchase 117,600 shares of our common stock at an exercise price of $1.25 per share that expires on October 19, 2010 to C.E. Unterberg, Towbin, LLC pursuant to a letter agreement we had previously entered into with C.E. Unterberg, Towbin, LLC.

•
On October 19, 2005, we converted debt owed to Alan Finkelstein, our Chief Executive Officer at the time, Bennet Price-Lientz Tchaikovsky, our Chief Financial Officer at the time, and George Hoover, one of our directors at the time, as consideration for prior services rendered to us in the following amounts: 101,250 shares of restricted common stock and a warrant to purchase 50,625 shares of restricted common stock at an exercise price of $1.25 per share, which expires on October 19, 2010; 52,500 shares of restricted common stock and a warrant to purchase 26,250 shares of restricted common stock at an exercise price of $1.25 per share, which expires on October 19, 2010; and 50,000 shares of restricted common stock and a warrant to purchase 25,000 shares of restricted common stock at an exercise price of $1.25 per share, which expires on October 19, 2010. Additionally, on October 19, 2005, we converted the entire amount of principal and interest due of $347,816 to BSR Investments, Ltd. into 347,816 shares of common stock and 173,908 warrants to purchase common shares at $1.25 per share that expires on October 19, 2010, $10,000 in accounts payable due to Auriemma Consulting Group, Inc. that resulted in the issuance of 10,000 shares of common stock and a warrant to purchase 5,000 shares of common stock at an exercise price of $1.25 per share that expires on October 19, 2010, and a gross amount of $14,000 due to two employees resulting in the issuance 9,500 shares of common stock and warrants to purchase 4,750 shares of common stock at an exercise price of $1.25 per share that expires on October 19, 2010.

Item 16.	Exhibits

Exhibit Footnote	Exhibit Number	Description of Document
(1)	2.1	Exchange agreement by and among InCard, LensCard US, LLC, Alan Finkelstein, Forest Finkelstein, Bradley Ross and Luc Berthoud, dated April 1, 2004
(1)	2.2	Exchange agreement by and among InCard, Alan Finkelstein, Bradley Ross and Michael Paradise, dated April 1, 2004
(1)	2.3	Exchange agreement between InCard and its wholly-owned subsidiary, PSACo, Inc., dated April 1, 2004
(1)	2.4	Merger agreement between InCard and LensCard International Limited, dated April 6, 2004

(1)	3.1	Amended and Restated Certificate of Incorporation
(2)	3.2	Certificate of Amendment to Certificate of Incorporation
(1)	3.3	Amended and Restated Bylaws
	5.1	Opinion of Sichenzia Ross Friedman Ference LLP (to be filed by amendment.)
(1)	10.1	2004 Stock Incentive Plan
(3)	10.2	2007 Equity Incentive Plan
(1)	10.3	Sublease agreement between InCard and Bemel & Ross for premises at 11601 Wilshire Blvd., #2160, Los Angeles, California 90025, dated January 5, 2003
(1)	10.4	Guaranty of lease between Alan Finkelstein and Bemel & Ross, dated January 5, 2003
(4)	10.5	Form of amended and restated common stock purchase warrant
(1)	10.6	Shares for debt agreement between InCard and Alan Finkelstein, dated June 22, 2004
(1)	10.7	Shares for debt agreement between InCard and Bradley Ross, dated June 22, 2004
(1)	10.8	Promissory note (loan no. 00003) between InCard and City National Bank, dated May 24, 2004
(1)	10.9	Promissory note (loan no. 00004) between InCard and City National Bank, dated May 24, 2004
(1)	10.10	Promissory note (loan no. 00005) between InCard and City National Bank, dated May 24, 2004
(1)	10.11	Promissory note (loan no. 00006) between InCard and City National Bank, dated May 24 ,2004
(1)	10.12	Commercial guaranty between Alan Finkelstein and City National Bank dated May 24, 2004
(1)	10.13	Commercial guaranty between Bradley Ross and City National Bank dated May 24, 2004
(1)	10.14	Commercial guaranty between Luc Berthoud and City National Bank dated May 24, 2004
(1)	10.15	Strategic Alliance Agreement between InCard and Visa International Service Association dated May 26, 2004
(1)	10.16	Secured Demand Promissory Note between InCard and Union Finance International Corp. dated March 31, 2005
(1)	10.17	Secured Demand Promissory Note between InCard and Bristol Investment Fund, Ltd. dated March 30, 2005
(1)	10.18	Capital Lease Agreement between InCard and CNC Associates, Inc. dated November 30, 2004
(1)	10.19	Guaranty between Alan Finkelstein and CNC Associates, Inc. dated November 30, 2004
(1)	10.20	Security Agreement between InCard and Union Finance International Corp. dated March 31, 2005
(1)	10.21	Security Agreement between InCard and Bristol Investment Fund, Ltd. dated March 30, 2005
(1)	10.22	Secured Demand Promissory Note between InCard and Bradley Ross dated August 31, 2005
(1)	10.23	Secured Demand Promissory Note between InCard and Rodger Bemel dated August 31, 2005
(1)	10.24	Joint Development Agreement between InCard and nCryptone dated July 25, 2005
(1)	10.25	Agreement between InCard and SmartDisplayer Technology, Inc. dated July 25, 2005
(5)	10.26	Form of Warrant pursuant to private placement dated October 19, 2005
(5)	10.27	Registration Rights Agreement by and between InCard and each investor pursuant to the private placement dated October 19, 2005
(5)	10.28	Side Letter Agreement between InCard, T.R. Winston & Company and investors pursuant to the private placement dated October 19, 2005
(6)	10.29	Letter of Intent by and between VASCO Data Security, nCryptone and InCard, dated October 28, 2005.
(7)	10.30	Form of Warrant to TR Winston dated as of May 30, 2006.
(7)	10.31	Form of Securities Purchase Agreement dated May 30, 2006.
(7)	10.32	Form of Registration Rights Agreement dated May 30, 2006.
(8)	10.33	Asset Agreement dated June 28, 2006 by and between InCard and NCryptone, SA and its shareholders.
(8)	10.34	Registration Rights Agreement dated June 28, 2006 by and between InCard and NCrytone, SA
(8)	10.35	License Agreement dated June 28, 2006 by and between InCard as licensor and NCryptone, SA as licensee
(8)	10.36	License Agreement dated June 28, 2006 by and between NCryptone, SA as licensor and InCard as licensee.
(9)	10.37	Sublease between InCard as sublessee and Bergman and Dacey, Inc. as sublessor.
(10)	10.38	Form of Idemnification Agreement, dated March 19, 2007
(11)	10.39	Form of Idemnification Agreement, dated November 19, 2007
(12)	10.41	Form of Securities Purchase Agreement, dated January 8, 2008
(12)	10.42	Form of 8% Senior Secured Convertible Debenture issued January 8, 2008
(12)	10.43	Form of Common Stock Purchase Warrant issued January 8, 2008
(12)	10.44	Form of Registration Rights Agreement, dated as of January 8, 2008
(12)	10.45	Form of Security Agreement, dated as of January 8, 2008
(12)	10.46	Form of Subsidiary Guarantee, dated as of January 8, 2008
(12)	10.47	Form of Voting Agreement, dated as of January 8, 2008.
(12)	10.48	Form of Lock-Up Agreement, dated as of January 8, 2008
(13)	10.49	Form of Securities Purchase Agreement, dated April 15, 2008
(13)	10.50	Form of 8% Senior Secured Convertible Debenture, dated April 15, 2008
(13)	10.51	Form of Common Stock Purchase Warrant, dated April 15, 2008
(13)	10.52	Form of Registration Rights Agreement, dated April 15,2008

(13)	10.53	Form of Security Agreement, dated April 15, 2008
(13)	10.54	Form of Subsidiary Guarantee, dated April 15, 2008
(13)	10.55	Form of Lock-Up Agreement, dated April 15, 2008
(14)	10.56	Executive Employment Agreement, dated September 21, 2007, by and between InCard and Steven R. Delcarson
(14)	10.57	Executive Employment Agreement, dated October 29, 2007, by and between InCard and Charles M. Caporale

(1)	21.1	Subsidiaries of InCard
*	23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP
	23.2	Consent of Sichenzia Ross Friedman Ference LLP (to be filed by amendment.)
**	24.1	Power of Attorney

(1)	Filed as an exhibit to our Registration Statement on Form SB-2 (No. 333-119814), as amended, and incorporated herein by reference.

(2)	Filed as an exhibit to our Current Report on Form 8-K (No. 001-33353) filed January 2, 2008 and incorporated herein by reference.

(3)	Filed with our Proxy Statement on Form 14A filed on November 26, 2007 and incorporated herein by reference.

(4)	Filed as an exhibit to our Current Report on Form 8-K (No. 000-51260) filed September 7, 2005 and incorporated herein by reference.

(5)	Filed as an exhibit to our Current Report on Form 8-K (No. 000-51260) filed October 25, 2005, and incorporated herein by reference.

(6)	Filed as an exhibit to our Current Report on Form 8-K (No. 000-51260) filed November 18, 2005, and incorporated herein by reference.

(7)	Filed as an exhibit to our Current Report on Form 8-K (No. 000-51260) filed May 31, 2006 and incorporated herein by reference

(8)	Filed as an exhibit to our Registration Statement on Form SB-2 (No. 333-135715), filed on July 12, 2006, and incorporated herein by reference.

(9)	Filed as an exhibit to our Quarterly Report on Form 10-QSB (No. 000-51260) filed on November 13, 2006 and incorporated herein by reference.

(10)	Filed as an exhibit to our Current Report on Form 8-K (No. 001-33353) filed March 23, 2007 and incorporated herein by reference.

(11)	Filed as an exhibit to our Current Report on Form 8-K (No. 001-33353) filed November 29, 2007 and incorporated herein by reference.

(12)	Filed as an exhibit to the Company’s Current Report on Form 8-K (No. 001-33353), filed on January 9, 2008, and incorporated herein by reference.

(13)	Filed as an exhibit to the Company’s Current Report on Form 8-K (No. 001-33353), filed on April 16, 2008, and incorporated herein by reference.

(14)	Filed as an exhibit to the Company’s Current Report on Form 8-K (No. 001-33353), filed on April 2, 2008, and incorporated herein by reference.

*	Filed herewith

**	Included on signature page herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For the purpose of determining liability of the registrant under the Securites Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to the Rule 424;

2. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized,in Los Angeles, California on May 9, 2008.

INNOVATIVE CARD TECHNOLOGIES, INC.

/s/ Charles M. Caporale	/s/ Steven Delcarson
Charles M. Caporale	Steven R. Delcarson
Chief Financial Officer (Principal Financial and Accounting Officer)	President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Charles Caporale and Steven Delcarson, and each or any one of them, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Steven R. Delcarson	President and Chief Executive Officer	May 9, 2008
STEVEN R. DELCARSON	(Principal Executive Officer)

/s/ Charles M. Caporale	Chief Financial Officer	May 9, 2008
CHARLES M. CAPORALE	(Principal Financial and Accounting Officer)

/s/ Donald Joyce	Director and Chairman of the Board	May 9, 2008
DONALD JOYCE

/s/ W. Robtert Ramsdell	Director	May 9, 2008
W. ROBERT RAMSDELL

	Director	May 9, 2008
SCOTT V. OGILVIE

	Director	May 9, 2008
RICHARD J. NATHAN

/s/ Harry L. Tredennick III	Director	May 9, 2008
HARRY L. TREDENNICK III

Exhibit Index
Exhibit Footnote	Exhibit Number	Description of Document
(1)	2.1	Exchange agreement by and among InCard, LensCard US, LLC, Alan Finkelstein, Forest Finkelstein, Bradley Ross and Luc Berthoud, dated April 1, 2004
(1)	2.2	Exchange agreement by and among InCard, Alan Finkelstein, Bradley Ross and Michael Paradise, dated April 1, 2004
(1)	2.3	Exchange agreement between InCard and its wholly-owned subsidiary, PSACo, Inc., dated April 1, 2004
(1)	2.4	Merger agreement between InCard and LensCard International Limited, dated April 6, 2004
(1)	3.1	Amended and Restated Certificate of Incorporation
(2)	3.2	Certificate of Amendment to Certificate of Incorporation
(1)	3.3	Amended and Restated Bylaws
	5.1	Opinion of Sichenzia Ross Friedman Ference LLP (to be filed by amendment.)
(1)	10.1	2004 Stock Incentive Plan
(3)	10.2	2007 Equity Incentive Plan
(1)	10.3	Sublease agreement between InCard and Bemel & Ross for premises at 11601 Wilshire Blvd., #2160, Los Angeles, California 90025, dated January 5, 2003
(1)	10.4	Guaranty of lease between Alan Finkelstein and Bemel & Ross, dated January 5, 2003
(4)	10.5	Form of amended and restated common stock purchase warrant
(1)	10.6	Shares for debt agreement between InCard and Alan Finkelstein, dated June 22, 2004
(1)	10.7	Shares for debt agreement between InCard and Bradley Ross, dated June 22, 2004
(1)	10.8	Promissory note (loan no. 00003) between InCard and City National Bank, dated May 24, 2004
(1)	10.9	Promissory note (loan no. 00004) between InCard and City National Bank, dated May 24, 2004
(1)	10.10	Promissory note (loan no. 00005) between InCard and City National Bank, dated May 24, 2004
(1)	10.11	Promissory note (loan no. 00006) between InCard and City National Bank, dated May 24 ,2004
(1)	10.12	Commercial guaranty between Alan Finkelstein and City National Bank dated May 24, 2004
(1)	10.13	Commercial guaranty between Bradley Ross and City National Bank dated May 24, 2004
(1)	10.14	Commercial guaranty between Luc Berthoud and City National Bank dated May 24, 2004
(1)	10.15	Strategic Alliance Agreement between InCard and Visa International Service Association dated May 26, 2004
(1)	10.16	Secured Demand Promissory Note between InCard and Union Finance International Corp. dated March 31, 2005
(1)	10.17	Secured Demand Promissory Note between InCard and Bristol Investment Fund, Ltd. dated March 30, 2005
(1)	10.18	Capital Lease Agreement between InCard and CNC Associates, Inc. dated November 30, 2004
(1)	10.19	Guaranty between Alan Finkelstein and CNC Associates, Inc. dated November 30, 2004
(1)	10.20	Security Agreement between InCard and Union Finance International Corp. dated March 31, 2005
(1)	10.21	Security Agreement between InCard and Bristol Investment Fund, Ltd. dated March 30, 2005
(1)	10.22	Secured Demand Promissory Note between InCard and Bradley Ross dated August 31, 2005
(1)	10.23	Secured Demand Promissory Note between InCard and Rodger Bemel dated August 31, 2005
(1)	10.24	Joint Development Agreement between InCard and nCryptone dated July 25, 2005
(1)	10.25	Agreement between InCard and SmartDisplayer Technology, Inc. dated July 25, 2005
(5)	10.26	Form of Warrant pursuant to private placement dated October 19, 2005
(5)	10.27	Registration Rights Agreement by and between InCard and each investor pursuant to the private placement dated October 19, 2005
(5)	10.28	Side Letter Agreement between InCard, T.R. Winston & Company and investors pursuant to the private placement dated October 19, 2005
(6)	10.29	Letter of Intent by and between VASCO Data Security, nCryptone and InCard, dated October 28, 2005.
(7)	10.30	Form of Warrant to TR Winston dated as of May 30, 2006.
(7)	10.31	Form of Securities Purchase Agreement dated May 30, 2006.
(7)	10.32	Form of Registration Rights Agreement dated May 30, 2006.
(8)	10.33	Asset Agreement dated June 28, 2006 by and between InCard and NCryptone, SA and its shareholders.
(8)	10.34	Registration Rights Agreement dated June 28, 2006 by and between InCard and NCrytone, SA
(8)	10.35	License Agreement dated June 28, 2006 by and between InCard as licensor and NCryptone, SA as licensee
(8)	10.36	License Agreement dated June 28, 2006 by and between NCryptone, SA as licensor and InCard as licensee.
(9)	10.37	Sublease between InCard as sublessee and Bergman and Dacey, Inc. as sublessor.
(10)	10.38	Form of Idemnification Agreement, dated March 19, 2007
(11)	10.39	Form of Idemnification Agreement, dated November 19, 2007
(12)	10.41	Form of Securities Purchase Agreement, dated January 8, 2008

(12)	10.42	Form of 8% Senior Secured Convertible Debenture issued January 8, 2008
(12)	10.43	Form of Common Stock Purchase Warrant issued January 8, 2008
(12)	10.44	Form of Registration Rights Agreement, dated as of January 8, 2008
(12)	10.45	Form of Security Agreement, dated as of January 8, 2008
(12)	10.46	Form of Subsidiary Guarantee, dated as of January 8, 2008
(12)	10.47	Form of Voting Agreement, dated as of January 8, 2008.
(12)	10.48	Form of Lock-Up Agreement, dated as of January 8, 2008
(13)	10.49	Form of Securities Purchase Agreement, dated April 15, 2008
(13)	10.50	Form of 8% Senior Secured Convertible Debenture, dated April 15, 2008
(13)	10.51	Form of Common Stock Purchase Warrant, dated April 15, 2008
(13)	10.52	Form of Registration Rights Agreement, dated April 15,2008
(13)	10.53	Form of Security Agreement, dated April 15, 2008
(13)	10.54	Form of Subsidiary Guarantee, dated April 15, 2008
(13)	10.55	Form of Lock-Up Agreement, dated April 15, 2008
(14)	10.56	Executive Employment Agreement, dated September 21, 2007, by and between InCard and Steven R. Delcarson
(14)	10.57	Executive Employment Agreement, dated October 29, 2007, by and between InCard and Charles M. Caporale

(1)	21.1	Subsidiaries of InCard
*	23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP
	23.2	Consent of Sichenzia Ross Friedman Ference LLP (to be filed by amendment.)
**	24.1	Power of Attorney

(1)	Filed as an exhibit to our Registration Statement on Form SB-2 (No. 333-119814), as amended, and incorporated herein by reference.

(2)	Filed as an exhibit to our Current Report on Form 8-K (No. 001-33353) filed January 2, 2008 and incorporated herein by reference.

(3)	Filed with our Proxy Statement on Form 14A filed on November 26, 2007 and incorporated herein by reference.

(4)	Filed as an exhibit to our Current Report on Form 8-K (No. 000-51260) filed September 7, 2005 and incorporated herein by reference.

(5)	Filed as an exhibit to our Current Report on Form 8-K (No. 000-51260) filed October 25, 2005, and incorporated herein by reference.

(6)	Filed as an exhibit to our Current Report on Form 8-K (No. 000-51260) filed November 18, 2005, and incorporated herein by reference.

(7)	Filed as an exhibit to our Current Report on Form 8-K (No. 000-51260) filed May 31, 2006 and incorporated herein by reference

(8)	Filed as an exhibit to our Registration Statement on Form SB-2 (No. 333-135715), filed on July 12, 2006, and incorporated herein by reference.

(9)	Filed as an exhibit to our Quarterly Report on Form 10-QSB (No. 000-51260) filed on November 13, 2006 and incorporated herein by reference.

(10)	Filed as an exhibit to our Current Report on Form 8-K (No. 001-33353) filed March 23, 2007 and incorporated herein by reference.

(11)	Filed as an exhibit to our Current Report on Form 8-K (No. 001-33353) filed November 29, 2007 and incorporated herein by reference.

(12)	Filed as an exhibit to the Company’s Current Report on Form 8-K (No. 001-33353), filed on January 9, 2008, and incorporated herein by reference.

(13)	Filed as an exhibit to the Company’s Current Report on Form 8-K (No. 001-33353), filed on April 16, 2008, and incorporated herein by reference.

(14)	Filed as an exhibit to the Company’s Current Report on Form 8-K (No. 001-33353), filed on April 2, 2008, and incorporated herein by reference.

*	Filed herewith

**	Included on signature page herewith.